UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Arena Pharmaceuticals, Inc.
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April 29, 2020
Dear Fellow Stockholders:
On behalf of Arena Pharmaceuticals, Inc. and its Board of Directors, we are pleased to invite you to attend our 2020 Annual Meeting of Stockholders. The 2020 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., or 2020 Annual Meeting, will be held on Friday, June 12, 2020, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. Details regarding admission to the meeting and the business to be conducted are more fully described in the Notice of Annual Meeting of Stockholders and proxy statement.
Whether or not you attend the 2020 Annual Meeting, it is important that your shares be represented and voted. For those who are unable to attend, there are four ways that you can cast your ballot without attending the meeting: by telephone, by Internet, by scanning or by returning your signed and completed proxy card.
As you can imagine, we continue to carefully oversee the rapidly unfolding global COVID-19 or coronavirus outbreak and, above all else, to take precautions to ensure the safety of our patients, employees, investors, and community. These precautions include planning for the possibility that the 2020 Annual Meeting may be held solely by means of remote communication if we decide an in-person meeting would pose a public health risk. If we decide to take this step, we will announce the decision to do so in advance in a press release and details on how to participate will be available at http://invest.arenapharm.com/ as soon as practicable before the 2020 Annual Meeting.
On behalf of Arena Pharmaceuticals and its Board of Directors, I would like to express our appreciation for your support and continued interest in Arena.
Sincerely,

Amit D. Munshi
Director, President, and Chief Executive Officer

Notice of Annual Meeting of Stockholders
Date:	June 12, 2020
Place:	6154 Nancy Ridge Drive San Diego, CA 92121
April 29, 2020		By Telephone By Internet By Mail By Scanning
To the Stockholders of Arena Pharmaceuticals, Inc.:
The 2020 Annual Meeting of Stockholders of Arena Pharmaceuticals, Inc., a Delaware corporation, will be held on Friday, June 12, 2020, at 9:00 a.m. (Pacific Time), at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121, for the following purposes, which are more fully described in the proxy statement accompanying this notice:

1.
To elect the eight nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this notice (Proposal 2);
3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock (Proposal 3);
4.	To approve the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan (Proposal 4);
5.	To ratify the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2020 (Proposal 5); and
6.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.
The record date for the 2020 Annual Meeting is April 20, 2020. Only stockholders of record at the close of business on April 20, 2020, are entitled to notice of and to vote at the Annual Meeting and at any adjournment or postponement thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to Be Held on June 12, 2020, at 9:00 a.m. (Pacific Time) at 6154 Nancy Ridge Drive,
San Diego, California 92121.

The proxy statement and annual report to stockholders
are available on our investor relations home page of our website at http://invest.arenapharm.com/.

Whether or not you expect to attend the meeting in person, we urge you to submit your proxy on the Internet or by telephone or, if applicable, complete, sign, date and return the enclosed proxy card or proxy mailed to you at your earliest convenience, in order to ensure your representation at the meeting. Promptly submitting your vote will save us the expense and work of additional solicitation. If you received a printed copy of these materials by mail, you may return your proxy card in the enclosed envelope, which does not require postage if mailed in the United States. You may also vote on the Internet or by telephone pursuant to the instructions that accompanied your proxy card or were included in the Internet Notice. Sending in your proxy card or voting on the Internet or by telephone will not prevent you from voting at the meeting if you desire to do so, as your proxy may be cancelled at your option. Please note, however, that if your shares are held of record by a bank, broker or other agent and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
As part of our precautions regarding the coronavirus or COVID-19 outbreak, we are planning for the possibility that the 2020 Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release and details on how to participate will be available at http://invest.arenapharm.com/ as soon as practicable before the 2020 Annual Meeting.
By Order of our Board of Directors

 Joan Schmidt
Executive Vice President, General Counsel and Secretary

2020 PROXY STATEMENT	i

ii	2020 PROXY STATEMENT

PROXY STATEMENT SUMMARY
This Proxy Statement Summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, so please read the entire proxy statement carefully before voting. On or about April 29, 2020, we intend to send to beneficial owners of our common stock a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our

2020 proxy statement and annual report and vote online. In addition, on or about April 29, 2020, we intend to send a printed copy of our proxy materials to certain of our stockholders of record as of April 20, 2020, which is the record date, or Record Date, for our 2020 Annual Meeting of Stockholders, or 2020 Annual Meeting.

Matters to be Voted Upon
The following table summarizes the proposals to be voted upon at the 2020 Annual Meeting to be held on June 12, 2020, and the voting recommendations of our Board of Directors (sometimes referred to as the “Board”) with respect to each proposal.
Proposals		Required Approval	Board Recommendation	Page Reference
1.	Election of Directors	Majority of votes cast	For each nominee	Page 2
2.	Advisory Approval of Executive Compensation	Majority of votes cast	For	Page 16
3.	Increase in Number of Authorized Shares of Common Stock	Majority of shares outstanding	For	Page 42
4.	Approval of the 2020 Long-Term Incentive Plan	Majority of votes cast	For	Page 44
5.	Ratification of Independent Auditors	Majority of votes cast	For	Page 55
Corporate Governance Highlights
We believe our Board of Directors is engaged, independent, and includes a diversity of backgrounds, experience, and viewpoints. It is our policy that at least two-thirds of our Board members be independent directors, and 100% of Compensation Committee members are independent directors. Director tenure varies from less than two years to more than 15 years. Each of our directors brings a wealth of experience, insight, and skills. For more information on our director candidates and the role of our Board, please see Proposal 1, beginning on page 2 of this proxy statement, and the pages immediately following Proposal 1.
During 2019 we launched a Corporate Environmental, Social and Governance (ESG) initiative, overseen at the Board level by our Corporate Governance and Nominating Committee. For more information on our ESG initiative, please see page 13 of this proxy statement.
Our Pay for Performance philosophy links our executives’ compensation with the achievement of our business objectives. For example, 92% of our CEO’s 2019 total compensation as reported in the Summary Compensation Table was comprised of equity grants that would only provide value if our stock price increases, which help align the grantee’s interests with those of stockholders, and non-equity incentive plan compensation, which is driven by achievement of corporate goals. Similarly, an average of 85% of our other named executive officers’ 2019 total compensation as reported in the Summary Compensation Table was comprised of equity grants and non-equity incentive plan compensation. For more information on our Pay for Performance philosophy and practices, please see the section of this proxy statement titled “Compensation Discussion and Analysis,” beginning on page 21.
Questions and Answers About These Proxy Materials
Questions and answers about these proxy materials begin on page 56 of this proxy statement.
2020 PROXY STATEMENT	1

ELECTION OF DIRECTORS (PROPOSAL 1)
Nominees and Election Process
Our Board of Directors currently consists of nine directors. The eight persons named in the table below are nominees for director at the 2020 Annual Meeting to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Our Bylaws provide that the authorized number of directors shall be determined by a resolution of our Board of Directors. Our Board of Directors has determined by resolution to reduce the authorized number of directors to eight as of the election of the directors at our 2020 Annual Meeting. Proxies may not be voted for a greater number of persons than the number of nominees named in this proxy statement. Randall E. Woods will not continue as a director after our 2020 Annual Meeting, and we would like to thank Mr. Woods for his service on our Board of Directors.
All of the nominees for director at the 2020 Annual Meeting were elected at our 2019 Annual Meeting of Stockholders. All of the nominees were recommended by the Corporate Governance and Nominating Committee for election to our Board of Directors at the 2020 Annual Meeting. Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the annual meeting and entitled to vote. However, if the number of votes “FOR” any of the eight nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his/her resignation as a director, and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Abstentions and broker non-votes will have no effect on the outcome. Unless otherwise instructed to withhold a vote for a particular nominee or all of the nominees, the proxy holders will vote the proxies received by them for the nominees named below. In the event that any of these nominees is unavailable to serve as a director at the time of the 2020 Annual Meeting, the proxies will be voted for any substitute nominee who shall be designated by our Board of Directors, unless our Board reduces the number of directors. We have no reason to believe that any nominee will be unavailable to serve.
Following is information regarding the nominees for director at the 2020 Annual Meeting. Such information includes biographical and other information about the nominees, including information concerning the specific experience, qualifications, attributes or skills that led our Board of Directors and the Corporate Governance and Nominating Committee to conclude that the nominees should serve as our directors.
Name	Positions and Offices Held	Year First Elected or Appointed Director	Age
Tina S. Nova, Ph.D.	Director, Chair of the Board	2004	66
Jayson Dallas, M.D.	Director	2017	52
Oliver Fetzer, Ph.D.	Director	2017	55
Kieran T. Gallahue	Director	2018	56
Jennifer Jarrett	Director	2017	49
Amit D. Munshi	Director, President and Chief Executive Officer	2016	52
Garry A. Neil, M.D.	Director	2017	66
Manmeet S. Soni	Director	2018	42
Business Experience of Nominees
Biographical information for each of the nominees is set forth below, together with a summary of the key qualifications and experience that led our Board and the Corporate Governance and Nominating Committee to the conclusion that each of the nominees should be nominated for reelection at the 2020 Annual Meeting.
2	2020 PROXY STATEMENT

Tina S. Nova, Ph.D. DIRECTOR SINCE: 2004 AGE: 66
BIOGRAPHICAL INFORMATION

Tina S. Nova, Ph.D.has served as a member of our Board of Directors since September 2004 and as its Chair since June 2016. Dr. Nova previously served as the Board’s lead independent director from June 2015 to June 2016. Dr. Nova has served as President and Chief Executive Officer of Decipher Biosciences, Inc., a molecular diagnostics company focused in prostate cancer, since August 2018. Dr. Nova served as President and Chief Executive Officer of Molecular Stethoscope, Inc, a molecular diagnostics company, from September 2015 to August 2018. Dr. Nova served as Senior Vice President and General Manager of Illumina Inc.’s oncology business unit from July 2014 to August 2015. Dr. Nova was a co-founder of Genoptix, Inc., a medical laboratory diagnostics company, and served as its President from 2000 to April 2014. Dr. Nova also served as the Chief Executive Officer of Genoptix and as a member of its board of directors from 2000 until Novartis AG acquired Genoptix in March 2011. Dr. Nova was a co-founder of Nanogen, Inc., a provider of molecular diagnostic tests, and she served as its Chief Operating Officer and President from 1994 to 2000. Dr. Nova served as Chief Operating Officer of Selective Genetics, a biotechnology company, from 1992 to 1994, and in various director-level positions with Ligand Pharmaceuticals Incorporated, a drug discovery and development company, from 1988 to 1992, most recently as Executive Director of New Leads Discovery. Dr. Nova has also held various research and management positions with Hybritech, Inc., a former subsidiary of Eli Lilly & Company, a pharmaceutical company. Dr. Nova serves as a member of the board of directors of Veracyte, Inc., a diagnostics company. Dr. Nova holds a B.S. in Biological Sciences from the University of California, Irvine and a Ph.D. in Biochemistry from the University of California, Riverside.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Nova’s extensive leadership, business and scientific expertise, including her background of founding, financing, developing and operating companies in the healthcare industry, including her background as the President and Chief Executive Officer of a publicly held company in the healthcare industry, her experience in successfully developing, launching and commercializing medical products, and her service on other boards give her the qualifications, attributes and skills to serve as one of our directors.

Jayson Dallas, M.D. DIRECTOR SINCE: 2017 AGE: 52
BIOGRAPHICAL INFORMATION

Jayson Dallas, M.D.has served on our Board of Directors since February 2017. Dr. Dallas has served as President and Chief Executive Officer of Aimmune Therapeutics, Inc., a biopharmaceutical company developing treatments for potentially life-threatening food allergies, since June 2018. Prior to joining Aimmune, he served as the first Chief Commercial Officer and Executive Vice President of Ultragenyx Pharmaceutical, Inc., a publicly held biopharmaceutical company focused on the development of novel products for rare and ultra-rare diseases, since August 2015. Prior to Ultragenyx, Dr. Dallas served as General Manager of Roche, a healthcare company, in the United Kingdom from January 2013 to July 2015. Before joining Roche, he held two positions at Genentech, a pharmaceutical company in South San Francisco, as Head of Global Oncology Launch Excellence and Biosimilar Strategy and Head of Global Product Strategy for Immunology and Ophthalmology, from May 2010 to December 2012. Earlier in his career, Dr. Dallas worked at Novartis and Pfizer / Pharmacia in the United States and previously at Roche in Switzerland. Dr. Dallas holds an M.D. from the University of the Witwatersrand, Johannesburg, South Africa and an M.B.A. from Ashridge Business School in the United Kingdom.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Dallas’s years of global experience at the intersection of drug development, medical and commercial planning, and business operations for leading biopharmaceutical and healthcare companies give him the qualifications, attributes and skills to serve as one of our directors.

2020 PROXY STATEMENT	3

Oliver Fetzer, Ph.D. DIRECTOR SINCE: 2017 AGE: 55
BIOGRAPHICAL INFORMATION

Oliver Fetzer, Ph.D.has served on our Board of Directors since February 2017. Dr. Fetzer has served as the Chief Executive Officer of Synthetic Genomics, Inc., a private synthetic biology company commercializing genomic technologies, since November 2014. Prior to Synthetic Genomics, Dr. Fetzer was President and Chief Executive Officer of Cerulean Pharma Inc., a pharmaceutical company that developed nanoparticle drug conjugate oncology therapeutics, from April 2009 to October 2014. Prior to Cerulean Pharma, Dr. Fetzer served in a variety of positions at Cubist Pharmaceuticals, Inc., including Senior Vice President, Corporate Development and Research & Development; Senior Vice President, Corporate Development and Chief Business Officer; and Senior Vice President, Business Development. Dr. Fetzer began his career in 1993 in various positions of increasing responsibility at the Boston Consulting Group, Inc. (BCG), a global leading management consulting firm, including Consultant, Project Leader, Principal, Partner and Managing Director. Dr. Fetzer served on the boards of Auxilium Pharmaceuticals, Inc. from 2005 to 2015 and of Cerulean Pharma, Inc. from 2009 to 2014, and has served on the board of Tecan Group AG, a publicly traded provider of laboratory instruments and solutions in biopharmaceuticals, forensics and clinical diagnostics, since 2011. Dr. Fetzer received a B.S. in Biochemistry from the College of Charleston, a Ph.D. in Pharmaceutical Sciences from the Medical University of South Carolina, and an M.B.A. from Carnegie Mellon University.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Fetzer’s experience with transactions, operations and leadership from pre-clinical to late stage development in the biopharmaceutical industry, in addition to his management consulting and prior publicly held company board service, give him the qualifications, attributes and skills to serve as one of our directors.

Kieran T. Gallahue DIRECTOR SINCE: 2018 AGE: 56
BIOGRAPHICAL INFORMATION

Kieran T. Gallahue has served as a member of our Board of Directors since July 2018. Mr. Gallahue served as Chairman and Chief Executive Officer of CareFusion Corporation, a medical products company, from 2011 until its acquisition by Becton, Dickinson and Company in 2015 for over $12 billion. He previously served as President, CEO and a director of ResMed Inc., a medical device firm serving the sleep disordered breathing and respiratory markets, and also held a variety of senior-level positions at Nanogen, Inc., Instrumentation Laboratory, Procter & Gamble Co., and General Electric Co. Mr. Gallahue is currently a member of the board of directors of three medical device companies, Edwards Lifesciences Corporation, Intersect ENT, Inc. and Envista Holdings Corporation. He previously served on the board of directors of Volcano Corporation, a developer of products for interventional cardiology and image guided therapy, from 2007 until its acquisition by Royal Philips in 2015. Mr. Gallahue also served on the Executive Committee of the Advanced Medical Technology Association, a trade association representing 80% of medical technology firms in the United States. He holds a bachelor’s degree in Economics from Rutgers University and an M.B.A. from Harvard Business School.

KEY QUALIFICATIONS AND EXPERIENCE

Mr. Gallahue’s extensive leadership and business expertise, including his background serving as the President and Chief Executive Officer of companies in the healthcare industry and his service on other boards, give him the qualifications, attributes and skills to serve as one of our directors.

4	2020 PROXY STATEMENT

Jennifer Jarrett DIRECTOR SINCE: 2017 AGE: 49
BIOGRAPHICAL INFORMATION

Jennifer Jarrett has served on our Board of Directors since June 2017. Ms. Jarrett currently serves as Vice President of Corporate Development and Capital Markets of Uber Technologies, Inc., a transportation and technology company, a position she has held since January 2019. Prior to joining Uber, Ms. Jarrett was Chief Operating Officer and Chief Financial Officer of Arcus Biosciences, Inc., a biotechnology company developing next generation cancer immunotherapies, from June 2018 to January 2019, and before that served as Chief Business Officer and Chief Financial Officer of Arcus from March 2017 to June 2018. Prior to Arcus, Ms. Jarrett was Chief Financial Officer of Medivation, Inc. from April 2016 until its acquisition by Pfizer Inc. in September 2016. Before Medivation, Ms. Jarrett spent 20 years in investment banking, most recently at Citigroup Inc., where she ran the firm’s west coast life sciences investment banking practice from July 2010 to April 2016, and prior to that at Credit Suisse AG and Donaldson, Lufkin & Jenrette Inc. In 2014, she was named one of the Most Influential Women in Bay Area Business by the San Francisco Business Times. Ms. Jarrett currently serves on the boards of Arcus Biosciences, Inc. and Syndax Pharmaceuticals, Inc. and previously served on the board of Audentes Therapeutics, Inc. until its acquisition by Astellas Pharma Inc. in January 2020. Ms. Jarrett received a B.A. in economics from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.

KEY QUALIFICATIONS AND EXPERIENCE

Ms. Jarrett’s extensive experience and leadership, including in investment banking and in serving as a chief financial officer and chief business officer in the biopharmaceutical industry, give her the qualifications, attributes and skills to serve as one of our directors.

Amit D. Munshi DIRECTOR SINCE: 2016 AGE: 52
BIOGRAPHICAL INFORMATION

Amit D. Munshi has served as a member of our Board of Directors since June 2016 and as our President and Chief Executive Officer since May 2016. Previously, Mr. Munshi served as President and Chief Executive Officer and as a director of Epirus Biopharmaceuticals, Inc. from July 2014 to May 2016, and before that served as President and Chief Executive Officer and as a director of Percivia LLC, a biotechnology company (sold to Johnson & Johnson). Prior to Epirus and Percivia, Mr. Munshi was a co-founder and served as Chief Business Officer of Kythera Biopharmaceuticals, Inc., from 2005 to 2010 (sold $2.1B to Allergan plc) and held multiple leadership positions at Amgen Inc. from 1997 to 2005, including General Manager, Nephrology Europe. In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Munshi holds a B.S. in Economics and a B.A. in History from the University of California, Riverside, and an M.B.A. from the Peter F. Drucker School of Management at Claremont Graduate University. Mr. Munshi has more than 28 years of global biopharmaceutical industry experience in executive management, business development, product development and portfolio management. Mr. Munshi currently serves on the boards of OneBioPharma, Inc., Pulmatrix, Inc. and Enterprise Therapeutics Ltd, and also serves as an advisor and lecturer at the Peter F. Drucker School of Management at the Claremont Graduate School.

KEY QUALIFICATIONS AND EXPERIENCE

The Board believes that it is important to have the Company’s Chief Executive Officer serve on the Board as he is closest to our company’s day-to-day operations. Mr. Munshi’s vast executive management and business experience in the global biopharmaceutical industry and in-depth knowledge of product development gives him the qualifications, attributes and skills to serve as one of our directors.

2020 PROXY STATEMENT	5

Garry Neil, M.D. DIRECTOR SINCE: 2017 AGE: 66
BIOGRAPHICAL INFORMATION

Garry Neil, M.D.has served on our Board of Directors since February 2017. Dr. Neil serves as the Chief Scientific Officer of Aevi Genomic Medicine, Inc., a publicly held biotechnology company focused on translating genetic discoveries into novel therapies to improve the lives of children and adults with pediatric onset life altering diseases, a position he has held since September 2013. Prior to joining Aevi Genomic Medicine, Dr. Neil was a Partner at Apple Tree Partners, a life science private equity firm, from September 2012 to September 2013, and held a number of senior positions in the pharmaceutical industry, including most recently Corporate VP of Science & Technology at Johnson & Johnson from November 2007 to August 2012. Prior to these roles, Dr. Neil served as Group President at Johnson & Johnson Pharmaceutical Research and Development, VP of R&D at Merck KGaA/EMD Pharmaceuticals, and VP of Clinical Research at AstraZeneca plc and Astra Merck Incorporated. Dr. Neil holds a B.S. from the University of Saskatchewan and an M.D. from the University of Saskatchewan College of Medicine. He completed postdoctoral clinical training in internal medicine and gastroenterology at the University of Toronto. Dr. Neil also completed a postdoctoral research fellowship at the Research Institute of Scripps Clinic. He has previously served on the board of GTx, Inc., a publicly traded biopharmaceutical company focused on cancer and other serious medical conditions. He is the Founding Chairman of TransCelerate Biopharma, Inc., a non-profit pharmaceuticals industry R&D consortium, and is a past member of the TransCelerate board. He also serves on the board of Reagan Udall Foundation and previously served on the board of Foundation for the National Institutes of Health (NIH) and on the Science Management Review Board of the NIH. Dr. Neil is also the past Chairman of the Pharmaceutical Research and Manufacturers Association (PhRMA) Science and Regulatory Executive Committee and the PhRMA Foundation Board.

KEY QUALIFICATIONS AND EXPERIENCE

Dr. Neil’s years of biopharmaceutical experience with emphasis on unique insight into gastrointestinal, or GI, drug development with vast network of global key opinion leaders, or KOLs, his medical degree and specialty training, as well as his global executive positions in research and development, clinical, and regulatory affairs, gives him the qualifications, attributes and skills to serve as one of our directors.

6	2020 PROXY STATEMENT

Manmeet S. Soni DIRECTOR SINCE: 2018 AGE: 42
BIOGRAPHICAL INFORMATION

Manmeet S. Soni has served as a member of our Board of Directors since December 2018. Mr. Soni has served as Chief Financial Officer and Executive Vice President of Reata Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company developing novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation, since August 2019. From May 2017 to August 2019, Mr. Soni served as Senior Vice President, Chief Financial Officer of Alnylam Pharmaceuticals, Inc. From March 2016 to February 2017, he was Executive Vice President, Chief Financial Officer and Treasurer of ARIAD Pharmaceuticals, Inc., a publicly held biopharmaceutical company, when ARIAD was acquired by Takeda Pharmaceutical Company Limited. Previously, Mr. Soni served as Chief Financial Officer of Pharmacyclics, Inc., a publicly held biopharmaceutical company, until its acquisition by AbbVie, Inc. in May 2015. He first joined Pharmacyclics in September 2012 as corporate controller and served in various increasingly senior roles prior to being appointed Chief Financial Officer and Treasurer in February 2014. Prior to joining Pharmacyclics, Mr. Soni worked at ZELTIQ Aesthetics Inc., a publicly held medical technology company, as well as PricewaterhouseCoopers, in the Life Science and Venture Capital Group and PricewaterhouseCoopers India, providing audit and assurance services. Mr. Soni currently serves as director of Pulse Biosciences, Inc. and Summit Therapeutics, Plc. He is a certified public accountant and completed his Chartered Accountancy from the Institute of Chartered Accountants of India.

KEY QUALIFICATIONS AND EXPERIENCE

Mr. Soni’s extensive leadership, business, financial and accounting expertise, including his background as the Chief Financial Officer of multiple publicly held biopharmaceutical companies, his experience at a large financial and accounting firm, and his service on other boards in our industry give him an important financial and accounting perspective and the qualifications, attributes and skills to serve as one of our directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH NAMED NOMINEE.	✔
2020 PROXY STATEMENT	7

Director Independence
Our common stock is listed on the Nasdaq Global Select Market, which requires that a majority of a listed company’s board of directors qualify as “independent” under the applicable Nasdaq listing standards. The board of directors must affirmatively make this determination. In addition, under our Corporate Governance Guidelines, it is our policy that at least two-thirds of the members of our Board of Directors be independent directors.
Our Board of Directors consults with its legal advisors to ensure that its independence determinations, including with respect to directors, director nominees and members of its committees, comply with all applicable securities and other laws and regulations regarding the definition of “independent,” including but not limited to those set forth in pertinent listing standards of Nasdaq, as in effect from time to time. Consistent with these considerations, our Board of Directors has reviewed relevant transactions and relationships between each non-employee director and Arena, other non-employee directors, our senior management and our independent auditors and has affirmatively determined that all of our non-employee directors are independent directors under the applicable Nasdaq listing standards.
Under our Corporate Governance Guidelines, directors who have been deemed “independent directors” by our Board of Directors will inform the Chair of the Board in writing if he or she believes there has been a change in his or her status as an independent director. The Chair of the Board, in turn, will advise the Corporate Governance and Nominating Committee of such potential change of status so that the committee, with the aid of the Chair of the Board, can determine whether the director continues to qualify as an independent director and whether to recommend to our full Board of Directors to ask for the resignation of such director.

Corporate Governance Guidelines
Our Board of Directors has adopted Corporate Governance Guidelines for the conduct and operation of our Board. The guidelines cover such topics as board composition and selection, the Board’s role, the responsibilities of the Chair of the Board, director orientation and education, director compensation, Board meetings, Board committees, Board access to management and use of outside advisors, succession planning, and the evaluation of the Board and our Chief Executive Officer.
Board Leadership Structure
We separate the roles of Chair of the Board and Chief Executive Officer. Our Board of Directors believes that there is no single, generally accepted approach to providing board leadership and that, given the dynamic and competitive environment in which we operate, the appropriate Board leadership structure may vary as circumstances change. As such, our Board of Directors periodically reviews its leadership structure to confirm that it is an appropriate structure for our company at such time.
On June 13, 2016, our Board appointed Dr. Nova, an independent director, the Chair of the Board. Our Board’s policy is one of the independent directors shall be appointed by a majority of the independent directors as the Chair to serve for a minimum of one year or until the earlier of when replaced by the independent directors or six years from appointment. Our Board’s policy provides that the Chief Executive Officer and Chair of the Board shall not be held by the same person. Our Chair’s responsibilities and authority include the following:
•	Serving as the chair of Board meetings, including during executive sessions of independent directors;
•	Establishing the schedule and agenda for Board meetings and approving information to be sent to our Board;
8	2020 PROXY STATEMENT

•	Presiding over any portion of Board meetings at which the performance of our Board is presented or discussed;
•	Establishing the agenda for meetings of the independent directors and presiding over such meetings;
•	Coordinating with the committee chairs, as needed, regarding meeting agendas, informational requirements and other matters, as appropriate;
•	Serving as the liaison between the Chief Executive Officer and the independent directors;
•	Being available for communications with stockholders, as appropriate and in accordance with our policy on stockholder communications with our Board; and
•	Performing such other duties as our Board may establish or delegate.
Our Board of Directors believes that this structure provides an efficient and effective leadership model for our company at this time. In considering its leadership structure, our Board of Directors has taken into account that it consists of a substantial majority of independent directors who are highly qualified and experienced, has a Chair with defined corporate governance responsibilities, the Board’s Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee are each comprised entirely of independent directors, and that it has regular interactions outside of Board and committee meetings with our management, including our Chief Executive Officer. Our Board of Directors believes that we have an appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis.
Board’s Role in Risk Oversight
Our management has the primary responsibility for identifying and managing our business risks, including by overseeing and implementing our enterprise risk management program. Our Board of Directors actively oversees potential risks and our risk management activities, including by discussing with management our risks and the management of such risks at meetings of the Board and its committees. Our Board of Directors also makes use of the independent understanding and knowledge of many of such risks possessed by our directors. Our Board of Directors regularly reviews our corporate strategy in light of the evolving nature of such risks and makes adjustments to that strategy when appropriate. Our Board of Directors also regularly considers risks facing us when it approves the annual budget, plan and corporate goals and throughout the year as it monitors developments and reviews our financial and other periodic reports.

2020 PROXY STATEMENT	9

Our Board of Directors also delegates risk oversight to each of its standing committees within their areas of responsibility, as well as to special committees it forms from time to time. The Audit Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our internal control over financial reporting, periodic filings with the SEC, investment policy, procedures relating to the receipt and treatment of complaints, and policies and procedures designed to ensure adherence to applicable laws and regulations. The Compensation Committee assists our Board of Directors in its risk oversight function with regard to, among other things, assessing risk created by current and proposed compensation policies and practices for all of our employees. The Corporate Governance and Nominating Committee assists our Board of Directors in its risk oversight function with regard to, among other things, our management succession plans, and our compliance-related policies and practices that are not within the purview of the Audit Committee or are referred to the committee by our Board.
We have assessed our compensation policies and practices on a company-wide basis to determine if such programs or practices create undesirable or unintentional risks of a material nature. Based on such assessment, we concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company.
Annual Performance Evaluations; Assessment of Charters; Director Education
Our Board of Directors, as well as each of its standing committees, conducts an annual self-evaluation, which includes a review of its performance and, in the case of each of the committees, an assessment of the adequacy and appropriateness of its charter. Our Board of Directors also reviews each of our directors. The Corporate Governance and Nominating Committee is responsible for overseeing this evaluation process, evaluating all standing committees and their charters and recommending to our Board of Directors any changes to our Board and the authority, charters, compositions and chairs of such committees.
Each director is expected to maintain the necessary level of expertise to perform his or her responsibilities as a director. Our Board of Directors regularly discusses recent developments in legal standards related to corporate governance, disclosure obligations or industry-specific issues. In addition, we may, from time to time and depending on the circumstances, pay for all or a portion of outside continuing education programs to assist our directors in maintaining such level of expertise. It is our Board of Directors’ policy for us to reimburse each director for attending one of such continuing education programs per year (and, when possible, for such cost to be shared if the director is a member of more than one board of directors).
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that applies to our directors and employees (including our principal executive officer and our principal financial and accounting officer), and we have posted the policy on our website www.arenapharm.com under “Investors – Corporate Governance.” To facilitate compliance with this policy, we periodically conduct a program of awareness, training and review. The Code of Business Conduct and Ethics complies with the applicable Nasdaq listing standards and SEC rules and regulations, and includes procedures for (i) the filing, receipt and treatment of complaints regarding suspected improper conduct by our employees, directors, collaborators, vendors and others associated with us and (ii) the confidential, anonymous submission by employees of concerns regarding any matter covered by the policy. In addition, we intend to promptly disclose on our website in the future (i) the date and nature of any amendment (other than technical, administrative or other non-substantive amendments) to the policy that applies to our principal executive officer, our principal financial and accounting officer, or persons performing similar functions and relates to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, and (ii) the nature of any waiver, including an implicit waiver, from a provision of the policy that is granted to one of these specified individuals that relates to one or more of the elements of the code of ethics definition enumerated in Item 406(b) of Regulation S-K, the name of such person who is granted the waiver and the date of the waiver.
Non-employee Director Meetings
Our independent directors meet in regularly scheduled executive sessions without management. These executive sessions occur in conjunction with regularly scheduled meetings of our Board of Directors and its standing committees and otherwise as needed.
Director Meeting Attendance
Our Board of Directors held five meetings during the fiscal year ended December 31, 2019. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of our Board of Directors and all committees of our Board on which such director served during the periods in which he or she served. In addition to regularly scheduled meetings, the directors participate in telephone interactions and other communications with each other and certain of our officers, as well as with our independent auditors and external advisors, counsel and consultants.
10	2020 PROXY STATEMENT

As stated in our Corporate Governance Guidelines, our directors are encouraged to attend our annual meetings of stockholders. All but one of our directors attended our 2019 Annual Meeting of Stockholders.
Director Tenure
Our Board of Directors considers, among other factors, the tenure of individual directors and the Board as a whole when evaluating director nominees, but it does not believe that fixed term limit is appropriate. Directors who have served on our Board of Directors for an extended period of time are able to provide continuity and valuable insight into our company, our operations and prospects based on their experience with, and understanding of, our history, policies and objectives. Our Board of Directors believes that, as an alternative to limiting the number of terms, it can ensure that our Board continues to evolve and adopt new ideas and viewpoints through the director nomination process and through periodic rotation of committee assignments.
Committees of the Board
The standing committees of our Board of Directors are the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Each of these committees is comprised entirely of “independent” directors under the applicable Nasdaq listing standards. The members and chairs of our Board of Directors’ committees are appointed by our Board and may change in the future. Our Board of Directors has no set policy for rotation of committee members or chairs, but it annually reviews committee composition and chair positions, seeking the appropriate blend of continuity and new perspectives on the committees. The authority and responsibility of each of these committees are summarized below, and more detailed descriptions of their functions are included in their written charters, which are available on our website at www.arenapharm.com.
Pursuant to their charters, each of the Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee is authorized to access, at our expense, such internal and external resources as the particular committee deems necessary or appropriate to fulfill its defined responsibilities. Each committee has sole authority to approve fees, costs and other terms of engagement of such outside resources.
The following chart provides membership as of December 31, 2019, and meeting information for 2019, for the Audit Committee, Compensation Committee and Corporate Governance and Nominating Committee.
Member	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Tina S. Nova, Ph.D.
Jayson Dallas, M.D.		•	C
Oliver Fetzer, Ph.D.		•	•
Kieran T. Gallahue	•
Jennifer Jarrett	•
Garry Neil, M.D.			•
Manmeet S. Soni	C
Randall E. Woods		C
Total meetings in 2019	5	6	3
• - Committee member
C - Committee chair
2020 PROXY STATEMENT	11

Audit Committee
The Audit Committee’s responsibilities include:
•	selecting and evaluating the performance of our independent auditors;
•	reviewing the scope of the audit to be conducted by our independent auditors, as well as the results of their audit, and approving audit and non-audit services to be provided by them;
•	reviewing and assessing our financial reporting activities and disclosure, including our financial results press releases and periodic reports, and the accounting standards and principles followed;
•	reviewing the scope, adequacy and effectiveness of our internal control over financial reporting;
•	reviewing management’s assessment of our compliance with our disclosure controls and procedures;
•	reviewing our public disclosure policies and procedures;
•	reviewing our guidelines and policies with respect to risk assessment and management, our tax strategy and our investment policy;
•	reviewing and approving related-party transactions;
•	overseeing our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints; and
•	reviewing threatened or pending litigation matters and investigating matters brought to the committee’s attention that are within the scope of its duties.
Our Board of Directors has determined that each of the Audit Committee members meets the independence and experience requirements included in the applicable Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Our Board of Directors has also determined that each of the committee members is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K.
The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.arenapharm.com. Mr. Soni is the Chair of the Audit Committee. The Audit Committee held five meetings in 2019. The Audit Committee’s report is set forth below under “Audit Committee Report.”
Compensation Committee
The Compensation Committee’s responsibilities include:
•	reviewing, modifying and approving our overall compensation strategy and policies;
•	assessing risk created by current and proposed compensation policies and practices for all of our employees;
•	reviewing and approving performance goals relevant to the compensation of our executive officers;
•	evaluating and recommending to our Board of Directors compensation plans and programs for us, as well as modifying or terminating existing plans and programs;
•	reviewing and approving compensation and benefits for our non-employee directors and executive officers, and making recommendations to our Board of Directors regarding these matters;
•	authorizing and approving equity grants under our equity compensation plans; and
•	overseeing preparation and review of the committee’s report and the compensation discussion and analysis included in our proxy statement.
Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.arenapharm.com. Mr. Woods is the Chair of the Compensation Committee. The Compensation Committee held six meetings in 2019. The Compensation Committee’s report is set forth below under “Compensation Committee Report.”
12	2020 PROXY STATEMENT

Corporate Governance and Nominating Committee
The Corporate Governance and Nominating Committee’s responsibilities include:
•	recommending guidelines to our Board of Directors for our corporate governance;
•	overseeing director orientation and continuing education;
•	establishing criteria for membership on our Board of Directors;
•	identifying, evaluating, reviewing and recommending to our Board of Directors qualified director candidates;
•	reviewing and assessing the performance of our Board of Directors and its standing committees;
•	reviewing and approving a management succession plan and related procedures;
•	making recommendations to our Board of Directors regarding the appointment of officers;
•	establishing the process for receiving and considering stockholder proposals and suggestions for director nominations;
•	overseeing our strategy, initiatives and policies concerning corporate social responsibility, including environmental, social and governance matters; and
•	overseeing compliance related policies and practices that are not within the purview of the Audit Committee or are referred by our Board of Directors.
The Corporate Governance and Nominating Committee uses many sources to identify potential director candidates, including the network of contacts among our directors, officers and other employees, and may engage outside consultants and search firms in this process. As set forth below under “Stockholder Director Recommendations,” the Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders.
The Corporate Governance and Nominating Committee believes that candidates for director should have certain minimum qualifications, including being able to understand basic financial statements. In considering candidates for director, the Corporate Governance and Nominating Committee will consider all relevant factors, which may include, among others, the candidate’s experience and accomplishments, the relevance of such experience to our business, the availability of the candidate to devote sufficient time and attention to our company, the candidate’s reputation for integrity and ethics and the candidate’s ability to exercise sound business judgment. Director candidates are reviewed in the context of the then-current composition of our Board of Directors, our requirements and the interests of our stockholders. In conducting this assessment, our Board of Directors considers skills, diversity and such other factors as it deems appropriate given the current needs of our Board of Directors and our company, to maintain a balance of knowledge, experience, perspective and capability. Our Board of Directors believes that its membership should reflect diversity in a broad sense that includes such things as differences of viewpoint, background, professional experience, expertise, education, skills, specialized knowledge, and other individual qualities and attributes. In the case of incumbent directors whose terms of office are set to expire, when determining whether such directors should be nominated for reelection, our Board of Directors reviews such directors’ overall service to us during their term, including the number of meetings attended, level of participation, quality of performance, and any relationships and transactions that might impair such directors’ independence. The Board will also consider the independence and other requirements of Nasdaq, the rules and regulations of the Securities and Exchange Commission and applicable law when selecting director candidates. The Corporate Governance and Nominating Committee retains the right to modify these qualifications from time to time.
The Corporate Governance and Nominating Committee recommended the nominations of each of the director nominees for election at the 2020 Annual Meeting.
Our Board of Directors has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on our website at www.arenapharm.com. Dr. Dallas is the Chair of the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee held three meetings in 2019.
Corporate Environmental, Social and Governance Initiative
At Arena we seek to build a sustainable, vibrant enterprise to develop best-in-disease medicines with optimized efficacy and safety for patients globally. We recognize that the sustainability of our company is inextricably linked to our ability to
2020 PROXY STATEMENT	13

understand and engage all our stakeholders in a consistent and in meaningful manner. Starting with our Board of Directors and our leadership team, we are committed to long-term value driven by the pillars of governance, social responsibility, and integrity across all we do, including employee engagement, clinical and regulatory operations, and eventual access to medicines for patients. Where necessary, we will act boldly to challenge convention within our industry where norms adversely affect the well-being of our critical stakeholders.
In order to protect and enhance value for our stakeholders, we have launched a corporate Environmental, Social & Governance (or ESG) Initiative, overseen by the Corporate Governance and Nominating Committee of our Board of Directors. This committee is responsible for overseeing ESG activities at the Board level, including significant strategies, activities and policies regarding sustainability, access to medicines, social impact and charitable activities, among other duties. These activities are managed day-to-day by a cross-functional ESG Working Team, with input from external stakeholders, and supported by respective subject matter experts. We expect that our efforts set the tone across our company.
Additional details regarding our ESG Initiative are included in our ESG Report for 2020, published on our website at http://invest.arenapharm.com/static-files/5aff52c3-5bc3-449b-8452-de379d23c0a5. The information posted on or accessible through our website is not incorporated into this proxy statement (see “No Incorporation by Reference” on page 61).
ESG Roles and Responsibilities

Oversees all policies and strategy

ESG oversight responsibility added to charter of Corporate Governance & Nominating Committee; this Committee oversees ESG initiatives at the Board level

The Executive Team updates the Corporate Governance & Nominating Committee on the progress of the ESG Working Team and oversees their work

ESG Working Team is responsible for execution of the strategy and recommendations on how to improve

Subject Matter Experts responsible for implementation of their respective areas

BOARD OF DIRECTORS
AUDIT COMMITTEE
CORPORATE GOVERNANCE & NOMINATING COMMITTEE
COMPENSATION COMMITTEE
EXECUTIVE TEAM
ESG WORKING TEAM
EXTERNAL STAKEHOLDERS
KEY INTERNAL STAKEHOLDERS / SUBJECT MATTER EXPERTS (SMES)

Board Oversight of Human Capital
In addition to the traditional areas of focus for the Compensation Committee, our Board of Directors recognizes the importance of our broader human capital philosophies, practices, and risk management to create value and support our mission. Our ability to attract and retain talented team members, and create a workplace they thrive, is an integral part of our competitive strategy driving long-term value and risk mitigation. To that end, our Compensation Committee, and other Committees of the Board of Directors, have an expanded interest and engage in periodic discussions on matters such as talent pipeline, turnover, workplace culture, inclusion and engagement, and workforce risk. In addition, certain human capital metrics have been and continue to be measured, reviewed and managed as part of our short-term incentive programs and therefore are discussed by the Compensation Committee in its regular meetings. To ensure the full Board has visibility into our human capital matters, the Chair of the Compensation Committee also provides regular updates to the full Board on the status of human capital initiatives and metrics.
14	2020 PROXY STATEMENT

Stockholder Director Recommendations
The Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A candidate must be highly qualified and be willing and expressly interested in serving on our Board of Directors. The Corporate Governance and Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum qualifications set forth above, based on whether or not the candidate was recommended by a stockholder. To be considered by the Corporate Governance and Nominating Committee, a stockholder recommendation for director candidates for an annual meeting of stockholders must be received by the committee by December 31 of the year before such annual meeting. A stockholder who wishes to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should forward the candidate’s name and information about the candidate’s qualifications to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. Submissions must include a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. This procedure does not affect the deadline for submitting other stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at an annual meeting. Additional information regarding submitting stockholder proposals is set forth in our Bylaws. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary.
Stockholder Communications with our Board of Directors
Our Board of Directors has a formal process by which stockholders may communicate with our Board or any of our directors or officers. Stockholders who wish to communicate with our Board of Directors or any of our directors or officers may do so by sending written communications addressed to such person or persons in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. All such communications will be compiled by our Corporate Secretary and submitted to the addressees on a periodic basis. If our Board of Directors modifies this process, we will post the revised process on our website.
Compensation Committee Interlocks and Insider Participation
Drs. Dallas and Fetzer and Mr. Woods served on the Compensation Committee during 2019. No director serving on the Compensation Committee during 2019 was, at any time during or before such fiscal year, one of our employees. None of our executive officers served during 2019 as a member of the board of directors or compensation committee of any other entity that had one or more of its executive officers serving as members of our Board of Directors or the Compensation Committee.
Certain Relationships and Related Transactions
Except for the compensation arrangements between us and our executive officers and directors described below under “Compensation Discussion and Analysis,” since January 1, 2019, we have not been a party to any transactions involving more than $120,000 and in which any director, nominee for director, executive officer, holder of more than 5% of our common stock or any immediate family member of the foregoing has a direct or indirect material interest, nor are any such transactions currently proposed.
Policies and Procedures for the Review and Approval of Transactions with Related Persons
The Audit Committee’s charter requires the Audit Committee to review and approve any related-person transactions. In considering related-person transactions, the Audit Committee considers the relevant available facts and circumstances, including, but not limited to, (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related party is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. In determining whether to approve, ratify or reject a related-person transaction, the Audit Committee evaluates whether, in light of known circumstances, the transaction is in, or is not inconsistent with, our best interests and those of our stockholders.
2020 PROXY STATEMENT	15

ADVISORY VOTE ON EXECUTIVE COMPENSATION (PROPOSAL 2)
At our 2017 Annual Meeting of Stockholders, the stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. Our Board of Directors has adopted a policy that is consistent with that preference. Therefore, the next say-on-pay vote is expected to be solicited at the 2021 Annual Meeting of Stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.
The compensation of our named executive officers subject to the vote is disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement. As discussed in those disclosures, we believe that our compensation policies and decisions are focused on pay-for-performance principles, aligned with our stockholders’ interests and consistent with current market practices. Compensation of our named executive officers is intended to enhance stockholder value by attracting, motivating and retaining qualified individuals to perform at the highest of professional levels and to contribute to our growth and success. Approximately 95% of the votes cast on the say-on-pay proposal at our 2019 Annual Meeting of Stockholders voted in support of the compensation paid to our named executive officers for 2018.
We urge stockholders to read the below “Compensation Discussion and Analysis” and the compensation tables and related narrative, which describe in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives. Our Board of Directors and the Compensation Committee believe that our compensation policies and practices are effective in implementing our compensation philosophy and in helping us achieve our strategic goals.
Accordingly, our Board of Directors is asking the stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:
“RESOLVED, that the compensation paid to Arena Pharmaceuticals, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
Because the vote is advisory, it is not binding on us or our Board of Directors. Nevertheless, the views expressed by our stockholders, whether through this vote or otherwise, are important to us and our Board of Directors and, accordingly, our Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.
Advisory approval of this proposal requires a majority of the votes cast by stockholders entitled to vote on the proposal voting “FOR” approval. Abstentions and broker non-votes will have no effect.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.	✔
16	2020 PROXY STATEMENT

Compensation and Other Information Concerning Executive Officers, Directors and Certain Stockholders
Security Ownership of Certain Beneficial Owners and Management
The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 31, 2020, by:
•	Each person, group or entity who is the beneficial owner of more than 5% of our common stock;
•	Each director and nominee for director;
•	Our Named Executive Officers (as defined below in “Compensation Discussion and Analysis”); and
•	All current directors and executive officers as a group.
Unless otherwise indicated in the footnotes below, the address for the beneficial owners listed in this table is in care of Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. This table is based on information supplied by our current and former executive officers, directors and principal stockholders and Schedules 13D, 13G and other filings made with the SEC on or before March 31, 2020. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that the stockholders named in this table have sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 50,296,714 shares of common stock outstanding on March 31, 2020, as adjusted as required by the rules promulgated by the SEC. This table includes shares issuable pursuant to stock options and other rights to purchase shares of our common stock exercisable within 60 days of March 31, 2020.
Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Total
Greater than 5% Stockholders
BlackRock, Inc.(1)	4,916,922	9.78%
Wellington Management Group, LLP(2)	4,675,863	9.30%
The Vanguard Group(3)	4,556,763	9.06%
Directors and Named Executive Officers
Amit D. Munshi(4)	823,081	1.61%
Kevin R. Lind(5)	263,021	*
Vincent E. Aurentz(6)	191,684	*
Preston S. Klassen, M.D., M.H.S.(7)	188,226	*
Robert Lisicki(8)	90,625	*
Tina S. Nova, Ph.D.(9)	58,159	*
Randall E. Woods(10)	54,659	*
Garry Neil, M.D.(11)	39,300	*
Jayson Dallas, M.D.(12)	37,775	*
Oliver Fetzer, Ph.D.(13)	37,775	*
Jennifer Jarrett(14)	34,924	*
Kieran T. Gallahue(15)	14,321	*
Manmeet S. Soni(16)	9,480	*
All current directors and executive officers as a group (14 persons)(17)	1,580,009	3.05%
*	Less than one percent
(1)
BlackRock, Inc., had sole voting power with respect to 4,821,688 shares and sole dispositive power with respect to 4,916,922 shares. The principal business office of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(2)
Wellington Management Group LLP had shared voting power with respect to 4,077,608 shares and shared dispositive power with respect to 4,675,863 shares. The principal business office of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.

(3)
The Vanguard Group had sole voting power with respect to 95,153 shares, sole dispositive power with respect to 4,461,373 shares, shared voting power with respect to 7,167 shares and shared dispositive power with respect to 95,390 shares. The principal business office of The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(4)	Includes 815,331 shares issuable to Mr. Munshi upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(5)	Includes 259,564 shares issuable to Mr. Lind upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(6)	Represents 191,684 shares issuable to Mr. Aurentz upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
2020 PROXY STATEMENT	17

(7)	Represents 184,235 shares issuable to Dr. Klassen upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(8)	Represents 90,625 shares issuable to Mr. Lisicki upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(9)	Includes 46,683 shares issuable to Dr. Nova upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(10)	Includes 43,083 shares issuable to Mr. Woods upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(11)	Represents 36,250 shares issuable to Dr. Neil upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(12)	Represents 36,250 shares issuable to Dr. Dallas upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(13)	Represents 36,250 shares issuable to Dr. Fetzer upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(14)	Represents 31,874 shares issuable to Ms. Jarrett upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(15)	Represents 10,693 shares issuable to Mr. Gallahue upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(16)	Represents 8,263 shares issuable to Mr. Soni upon the exercise of stock options that are exercisable within 60 days of March 31, 2020.
(17)	Includes 1,531,221 shares issuable upon the exercise of stock options held by our current directors and executive officers that are exercisable within 60 days of March 31, 2020.
Information About Our Executive Officers
Our executive officers are appointed by our Board of Directors and serve at the discretion of our Board. The following table sets forth information regarding our executive officers.
Name	Age	Position
Current executive officers
Amit D. Munshi	52	President and Chief Executive Officer
Laurie Stelzer	52	Executive Vice President and Chief Financial Officer (beginning March 16, 2020)
Vincent E. Aurentz	52	Executive Vice President and Chief Business Officer
Preston S. Klassen, M.D., M.H.S.	51	Executive Vice President and Head of Research and Development
Robert Lisicki	53	Executive Vice President and Chief Commercial Officer
Joan Schmidt	56	Executive Vice President, General Counsel and Secretary (beginning March 2, 2020)
Certain former executive officers
Kevin R. Lind	44	Executive Vice President and Chief Financial Officer (through March 15, 2020)
Executive Officers
Amit D. Munshi AGE: 52
EXPERIENCE
Amit D. Munshi – See “ELECTION OF DIRECTORS (PROPOSAL 1)” for biographical information regarding Mr. Munshi, our President and Chief Executive Officer, who is also a director nominated for reelection at the 2020 Annual Meeting.

Laurie Stelzer AGE: 52
EXPERIENCE
Laurie Stelzer has served as our Executive Vice President and Chief Financial Officer since March 2020. Previously, Ms. Stelzer spent the last five years as the Chief Financial Officer at Halozyme Therapeutics, Inc., leading the Finance, Information Technology, Business Development, Project Management and Site Operations organizations. Prior to joining Halozyme, Ms. Stelzer held senior management roles at Shire Plc (acquired by Takeda), including Senior Vice President of Finance, Division CFO for the Regenerative Medicine Division, and Head of Investor Relations. Previously she held positions of increasing responsibility during her fifteen-year career at Amgen, Inc., spanning the areas of Finance, Treasury, Global Accounting and International/Emerging Markets. Ms. Stelzer received her B.S. in Accounting from Arizona State University, and her M.B.A. from University of California, Los Angeles, Anderson School of Management. She currently serves on the board of directors for Surface Oncology, Inc.

18	2020 PROXY STATEMENT

Vincent E. Aurentz AGE: 52
EXPERIENCE

Vincent E. Aurentz has served as our Executive Vice President and Chief Business Officer since August 2016. Mr. Aurentz has over 30 years of experience in the biopharmaceutical industry. Previously, he was the Chief Business Officer of Epirus Biopharmaceuticals, Inc. from November 2015 to July 2016. Prior to that, Mr. Aurentz served as President and was a member of the Board of Directors of HemoShear Therapeutics, LLC from July 2013 to November 2015, where he oversaw the scientific platform, R&D activities, commercial and business development efforts including collaborations with global organizations such as Pfizer, Eli Lilly, Janssen R&D and Children’s National Health System. Prior to joining HemoShear, Mr. Aurentz was Executive Vice President and member of the Executive Management Board at Merck KGaA (Merck Serono S.A.) where he directed R&D programs, portfolio strategy and headed all deal activity and venture investments. Mr. Aurentz is a former Executive Vice President at Quintiles and a Co-founder and Managing Director of a venture capital and advisory business. He was a partner with CSC Healthcare, the life sciences strategic management consulting division of Computer Sciences Corporation, after starting his career and working for 8 years at Andersen Consulting (now Accenture). In July 2016, Epirus filed a voluntary Chapter 7 petition in the United States Bankruptcy Court for the District of Massachusetts. Mr. Aurentz received a B.S. in mathematics from Villanova University.

Preston S. Klassen, M.D., M.H.S. AGE: 51
EXPERIENCE

Preston S. Klassen, M.D., M.H.S., has served as our Executive Vice President and Head of Research and Development since August 2019. From March 2017 to July 2019 he served as Executive Vice President, Research and Development and Chief Medical Officer. Dr. Klassen has more than 20 years of experience in biopharmaceutical product development. Most recently, he was Chief Medical Officer of Laboratoris Sanifit S.L., a biotechnology company, and prior to that was Executive Vice President, Head of Global Development at Orexigen Therapeutics, Inc. Previously, Dr. Klassen held several positions of increasing responsibility at Amgen Inc., including Therapeutic Area Head for Nephrology. Prior to joining Amgen, he was a faculty member in the Division of Nephrology at Duke University Medical Center. Dr. Klassen received his medical degree from the University of Nebraska College of Medicine and completed his residency in internal medicine, fellowship in nephrology, and Master of Health Sciences degree at Duke University.

Robert Lisicki AGE: 53
EXPERIENCE

Robert Lisicki has served as our Executive Vice President and Chief Commercial Officer since November 2018. Prior to joining Arena, Mr. Lisicki most recently served as General Manager, Vice President Cardio-Metabolic and Inflammation at Regeneron Pharmaceuticals, Inc. Prior to joining Regeneron, he was Senior Vice President of Sales and Marketing and Chief Customer Officer at Daiichi Sankyo, Inc., a global pharmaceutical company, from August 2014 to April 2018. Prior to Daiichi Sankyo, Mr. Lisicki held several management positions at Amgen Inc., including Vice President and General Manager, responsible for a 700+ person sales force in the U.S. His U.S. leadership experiences included such market shaping products as Enbrel and Prolia. During his tenure he also covered several ex-U.S. regions, and worked as an International Franchise Lead running the development and international strategies and business plans across Amgen’s portfolio including Nephrology, Cardiology, Bone and Oncology. Prior to joining Amgen, Mr. Lisicki held various sales and marketing positions at Johnson & Johnson Corporation. Mr. Lisicki brings over 20 years of experience in biopharmaceutical management, sales and marketing to Arena. Mr. Lisicki holds a B.S. in Finance and Business Administration from the State University of New York at Albany.

Joan Schmidt AGE: 56
EXPERIENCE

Joan Schmidt, J.D., has served as our Executive Vice President and General Counsel since March 2020. From June 2018 to February 2020, Ms. Schmidt served as Executive Vice President, Chief Legal Officer and Secretary at DBV Technologies SA, a French, publicly traded, clinical-stage biopharmaceuticals company. From July 2015 to May 2018, Ms. Schmidt was Executive Vice President, Legal Affairs and Human Resources, and General Counsel at Biotronik, Inc., the US subsidiary of Biotronik AG, a privately held, global commercial-stage medical device company. Ms. Schmidt’s experience includes 20 years of increasing responsibility at Novo Nordisk in both the United States and Europe from May 1995 to May 2015, most recently as Corporate Vice President, Legal Affairs of Novo Nordisk A/S, a publicly traded, Fortune 100 company. Ms. Schmidt earned a J.D. from Pace University and a B.A. from the University of Connecticut.

2020 PROXY STATEMENT	19

Certain Former Executive Officers
Kevin R. Lind AGE: 44
EXPERIENCE

Kevin R. Lind serves as President and Chief Executive Officer of Arena Neuroscience, Inc. Previously, Mr. Lind served as our Executive Vice President and Chief Financial Officer from June 2016 until March 2020. Prior to joining the Company, Mr. Lind was a Principal focused on healthcare at TPG Special Situations Partners, a global investment firm, from January 2009 to June 2016. Mr. Lind was a member of the TPG Pharma Partners effort at TPG-Axon, a global investment firm, from 2006 to 2008. He served in various capacities as a healthcare investment banker at Lehman Brothers, Inc., a former global financial services firm, from 1998 to 2002 and 2004 to 2006. Mr. Lind received a B.S. from Stanford University in Biological Sciences and an M.B.A. from UCLA Anderson School of Management.

20	2020 PROXY STATEMENT

Compensation Discussion and Analysis
Our executive compensation programs are designed to attract, motivate and retain qualified and talented executives, incentivize them to achieve our business objectives, and reward them for superior short- and long-term performance. This Compensation Discussion and Analysis describes the key elements of our executive compensation program and compensation decisions for our named executive officers, or NEOs, for 2019. The Compensation Committee of the Board of Directors (the “Compensation Committee”), with input from its independent compensation consultant, oversees these programs and determined compensation for our NEOs.
Our 2019 NEOs are:
NEO	Position
Amit D. Munshi	President and Chief Executive Officer
Kevin R. Lind	Former Executive Vice President and Chief Financial Officer
Vincent E. Aurentz	Executive Vice President and Chief Business Officer
Preston S. Klassen, M.D., M.H.S.	Executive Vice President and Head of Research and Development
Robert Lisicki	Executive Vice President and Chief Commercial Officer
Executive Summary
We are a biopharmaceutical company focused on developing novel, transformational medicines with optimized pharmacology and pharmacokinetics for patients globally. Our proprietary, internally developed pipeline includes multiple potentially first- or best-in-class assets with broad clinical utility.
Business Highlights
Since 2016, our new leadership team has led the turnaround and transformation of Arena, refocusing on our pipeline, delivering on key milestones, divesting historical obligations that were not aligned with our business strategy, rebuilding the organization and stockholder base, and focusing on the financial strength of the Company. As a direct result of these efforts, Arena has seen its market capitalization grow, supported by strong institutional ownership, and has secured a robust financial foundation with approximately $1.1 billion in cash, cash equivalents and investments as of December 31, 2019.
This transformation took place under the leadership of Mr. Munshi, who was hired and appointed President and Chief Executive Officer effective May 11, 2016, and has since hired an entirely new executive team and brought new perspectives to our Board of Directors. The change in our focus required not only new leadership, but also a significant buildout of our drug development capabilities and other operations, with approximately 376 employees hired since May 11, 2016. During this period we have significantly advanced etrasimod, olorinab and APD418 in clinical development and negotiated an $800 million upfront payment for the global license agreement for ralinepag with United Therapeutics.
Arena is primed for and focused on the next stage of its evolution with multiple clinical stage assets deployed across 8 diseases and 3 therapeutic areas, with additional preclinical compounds in the pipeline, and multiple ongoing global trials that are expected to yield up to 8 Phase 2 and Phase 3 data readouts between 2020 and 2021 and generate up to 1 new Investigational New Drug application (IND) per year for the next 5 years.
Key 2019 achievements reflected strong scientific, clinical, and business performance, which we believe will create long-term value for our stockholders:
Etrasimod:
•	Delivered positive results from the open-label extension of the Phase 2 OASIS trial for moderately to severely active ulcerative colitis (UC).
•	Initiated ELEVATE UC 52, a global Phase 3 trial for moderately to severely active UC.
•	Initiated ADVISE, a Phase 2 trial for moderate-to-severe atopic dermatitis (AD).
•	Planned additional programs for etrasimod in eosinophilic esophagitis (EoE) and alopecia areata (AA), expanding our franchises in both gastroenterology and dermatology.
Olorinab:
•	Initiated CAPTIVATE, a Phase 2 trial for abdominal pain in irritable bowel syndrome (IBS).
2020 PROXY STATEMENT	21

APD418:
•	Submitted Investigational New Drug (IND) application in 2019; and in January 2020 we initiated Ph 1 and were granted Fast Track status by the U.S. Food and Drug Administration (FDA).
Ralinepag:
•
Completed a global license agreement for ralinepag with United Therapeutics in January 2019. Upon close, we received an $800 million upfront license payment. We are also eligible to receive up to $400 million in regulatory milestones, and tiered royalties.

The transformation of our business has created a significant amount of stockholder value. Our closing stock price (adjusted to give effect to our 2017 reverse stock split) has increased from $15.50 on May 11, 2016, the date Mr. Munshi’s appointment was effective, to $45.42 on December 31, 2019, reflecting a 193% Total Stockholder Return, or TSR, during that period, or an approximately threefold increase.
Compensation Practices and Governance Highlights
Pay for Performance
Significant link between the compensation of our NEOs and the achievement of our short- and long-term business objectives through annual cash incentives that are tied to key annual scientific, clinical, and business milestones and with long-term equity compensation that only rewards creation of stockholder value through stock options and performance-based RSUs tied to achieving considerably higher stock price goals that we believe can only be met if business objectives are achieved

Stockholder Alignment	Alignment of the interests of our NEOs with those of our stockholders through the use of long-term equity incentives that require stock price growth
Compensation Governance
100% independent directors on the Compensation Committee
Compensation Committee meets regularly in executive session without management present

Independent compensation consultant, Frederic W. Cook & Co., reports directly to the Compensation Committee

Conduct an annual risk assessment of our compensation policies and practices

Equity Plan and Award Features
Maximum seven-year term for stock options

Stock option exercise prices are set at the closing price of our common stock on the date of grant as reported on the Nasdaq Global Select Market (or, if there is no closing price on such date, on the last preceding date on which a closing price was reported)

No repricing of underwater stock options without prior stockholder approval
Performance-based equity awards

Change in Control Provisions	No excessive change in control payments Change in control payments contingent upon “double-trigger” No tax gross-ups on severance or change in control benefits
Post-termination/Retirement Benefits	No post-termination retirement or pension benefits
Prohibition on Hedging, Margin Loans and Pledging	Prohibit hedging, purchases on margin, and pledging of our common stock by all employees and directors
Clawback Policy	Maintain policy to seek repayment of incentive-based compensation in the event we experience certain accounting restatements
Stock Ownership Guidelines	Maintain stock ownership guidelines to promote executive and director stock ownership
2019 Say-on-pay Vote
At our 2019 Annual Meeting of Stockholders, approximately 95% of the votes cast on the say-on-pay proposal voted in support of the compensation paid to our named executive officers for 2018. While this vote was only advisory and not binding, the Compensation Committee considered the results of the vote in the context of our overall compensation philosophy, as well as our compensation philosophies, policies, decisions and performance. The Compensation Committee believes that the 2019 stockholder vote generally endorsed our compensation philosophy and the decisions made for 2018. After considering this
22	2020 PROXY STATEMENT

vote, the Compensation Committee decided not to make significant changes to its fundamental compensation philosophies and policies in 2019, and that it would continue to emphasize, and even further emphasize through the introduction of performance-based restricted stock units, or PRSUs, compensation that is “at-risk” and dependent on our business objectives and overall performance.
Compensation Philosophy, Objectives and Development
The primary principles of our compensation strategy include:
•	Compensation decisions are driven by a pay-for-performance philosophy; and
•	Compensation should reflect corporate and individual performance.
Our overall compensation philosophy and objective is to maintain a compensation program for our NEOs that helps us attract and retain highly qualified individuals and motive them to execute on our business strategy and positively contribute to our success by aligning their interests with those of our stockholders, which we believe will result in enhancing stockholder value. The compensation programs for our NEOs are designed to provide compensation opportunities that are tied to our overall corporate performance, as well as their individual performance. NEOs’ compensation includes three key elements: (i) base salary; (ii) performance-based annual cash incentives; and (iii) equity compensation. Our compensation strategy emphasizes at-risk compensation for each NEO by using both performance-based annual incentives and performance-based long-term equity awards in the form of stock options and PRSUs in 2019. Stock options are utilized because they only provide value if the stock price increases. Our stock options have a seven-year horizon before expiration, which generally aligns with a clinical development timeline.
In 2019, to further emphasize our performance-based compensation philosophy, we added PRSUs as a component of annual equity awards for our NEOs. The PRSUs are structured to provide value only if the stock price increases to three specified price targets that represent significant appreciation over the closing price on the date the PRSUs were granted and remains at or above such prices for a sustained period of time. The threshold price required for any PRSUs to vest ($60) represents nearly a 50% increase in our stock price from the grant date price, the target price ($67.50) represents approximately a 65% increase in our stock price from the grant date price and the stretch price ($75) represents approximately an 83% increase our stock price from the grant date price. The Compensation Committee believes that the combination of stock options and PRSUs further aligns the interests of NEOs with those of our stockholders because there is no ability to realize a gain on either type of equity award without increasing the stock price and, with respect to the PRSUs, without significant and sustained stock price increases.
Consistent with our pay-for-performance philosophy, and the long product development life cycles in the pharmaceuticals industry, the Compensation Committee links the compensation of our executive officers to performance by emphasizing equity compensation opportunities for long-term performance and cash incentives for near-term goal alignment. Consistent with this philosophy, the total compensation provided to our executive officers will vary from year to year and will vary between executive officers based on corporate performance, including performance against annual goals that are pre-established by the Compensation Committee, as well as individual performance. Our NEOs are also entitled to market-competitive health and welfare benefits, and, as described below, they may be entitled to receive additional benefits if certain criteria are met at termination of employment.
Program Development and Role of Compensation Committee, Compensation Consultant and Management
As part of the process for setting the compensation of our NEOs, our Chief Executive Officer, working with our Chief Human Resources Officer, provides the Compensation Committee with his performance assessments of the Company and of the individual NEOs and recommends to the Compensation Committee base salaries, target annual cash incentive (as percentage of base salary), annual cash incentive payouts (actual incentive paid based on performance against goals), and stock-based compensation for our NEOs other than the Chief Executive Officer. The Compensation Committee considers our Chief Executive Officer’s input and can accept, reject or modify these recommendations in its discretion. The Compensation Committee may consult with compensation consultants, legal counsel and other advisors in designing our compensation program, including in evaluating the competitiveness of individual compensation packages and in relation to our performance goals. The Compensation Committee also considers peer company data and factors such as the past, current and expected contributions of each NEO, our corporate performance and strategic focus, global economic conditions, the mix of compensation that would be most appropriate for each NEO, and such officer’s particular responsibilities, experience, level of accountability and decision authority.
The Compensation Committee meets in executive session without management. Various members of management may attend committee meetings, and they and other employees, as well as outside advisors or consultants, may be invited by the
2020 PROXY STATEMENT	23

Compensation Committee to make presentations, provide financial, competitive market, or other background information or advice. None of our NEOs was present during the Compensation Committee’s determinations regarding his/her own compensation.
The Compensation Committee has retained Frederic W. Cook & Co., Inc., or FW Cook, as its compensation consultant. FW Cook reports directly to the Compensation Committee and takes its direction from the Chair of the Compensation Committee, working with management on select issues under the Compensation Committee’s oversight. The Compensation Committee retained FW Cook in 2019 to provide data, context, and advice regarding executive officer compensation and our peer group, and to assist with compensation risk assessments.
Peer Groups Used in Program Development and Compensation Decisions
Our Compensation Committee generally does not target the amount of compensation for our NEOs relative to a peer group of companies, but it does consider peer data as context for purposes of assessing the competitiveness of the executive compensation program. An individual NEO may earn more or less than the peer group median depending on factors described below under the heading “2019 Compensation Decisions,” including the individual’s experience, role, and past and expected future performance.
2018 Peer Group
In the second quarter of 2018, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, market capitalization value, headcount, pipeline, location, and commercial stage. We refer to this peer group of 17 companies as the “2018 Peer Group.” These companies had 2017 12-month average market capitalization between $978 million and $5.843 billion, with a median 12-month average market capitalization of $2.458 billion. In the second quarter of 2018 when these peer data were reviewed, our market capitalization was $2.066 billion, so we were similar in size to the trailing market capitalization exhibited by the 2018 Peer Group companies when they made the compensation decisions disclosed in their 2018 proxy statements. The 2018 Peer Group data were considered in the review of our executive compensation program for 2019, including as context during the determination of 2019 base salaries, target cash incentive compensation, and annual equity awards.
2018 Peer Group
Acadia Pharmaceuticals Inc.	Acceleron Pharma, Inc.	Acorda Therapeutics, Inc.
Aerie Pharmaceuticals, Inc.	Agios Pharmaceuticals, Inc.	Aimmune Therapeutics, Inc.
Array BioPharma Inc.	FibroGen, Inc.	Halozyme Therapeutics, Inc.
Immunomedics, Inc.	Ironwood Pharmaceuticals, Inc.	Neurocrine Biosciences, Inc.
Sage Therapeutics, Inc.	Sarepta Therapeutics, Inc.	The Medicines Company
Ultragenyx Pharmaceutical Inc.	United Therapeutics Corporation
2019 Peer Group
In the second quarter of 2019, the Compensation Committee reviewed and updated our peer group to include the group of companies set forth below based on, among other considerations, objective size criteria, including industry, financial size, market capitalization, headcount, pipeline, location and commercial stage. We refer to this peer group of 18 companies as the “2019 Peer Group.” These companies had 2018 12-month average market capitalizations of between $1.713 billion and $8.626 billion, with a median 12-month average market capitalization of $3.250 billion. In the second quarter of 2019 when these peer data were reviewed, our market capitalization was $2.719 billion, so we were similar in size to the trailing market capitalization of the 2019 Peer Group companies when they made the compensation decisions disclosed in their 2019 proxy statements. The 2019 Peer Group data was considered in reviewing our executive compensation program for 2020, including the determination of 2020 base salaries, target cash incentive compensation, and annual equity awards.
2019 Peer Group
Acadia Pharmaceuticals Inc.	Acceleron Pharma, Inc.	Agios Pharmaceuticals, Inc.
Aimmune Therapeutics, Inc.	Array BioPharma Inc.	bluebird bio, Inc.
Blueprint Medicines Corporation	FibroGen, Inc.	Global Blood Therapeutics, Inc.
Halozyme Therapeutics, Inc.	Immunomedics, Inc.	Ironwood Pharmaceuticals, Inc.
MyoKardia, Inc.	Neurocrine Biosciences, Inc.	Sage Therapeutics, Inc.
Sarepta Therapeutics, Inc.	Ultragenyx Pharmaceutical Inc.	United Therapeutics Corporation
24	2020 PROXY STATEMENT

Compensation Consultant Conflict of Interest Analysis
The Compensation Committee has determined that the work of FW Cook and the individual compensation advisors employed by FW Cook does not create any conflict of interest. In making that determination, the Compensation Committee took into consideration the following factors: (i) the provision of other services to Arena by FW Cook; (ii) the amount of fees we paid FW Cook as a percentage of FW Cook’s total revenue; (iii) FW Cook’s policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of FW Cook or the individual compensation advisors employed by FW Cook with an Arena executive officer; (v) any business or personal relationship of the individual compensation advisors with any member of the Compensation Committee; and (vi) any Arena stock owned by FW Cook or the individual compensation advisors employed by the consultant. During 2019, we paid FW Cook fees that constituted less than 1% of FW Cook’s total revenue.
2019 Compensation Decisions
Summary
For 2019, salaries for our executive officers were generally increased by about 3%; target bonuses were not increased, with the exception of the target bonus for our CEO, Mr. Munshi, whose target bonus was increased by 5% of salary so that his total cash compensation was closer to the median of our 2018 Peer Group. The base salary and target bonus decisions were based on both performance and market data and resulted in salaries and target bonuses that were near the median of the 2018 Peer Group data available at the time, with target cash compensation that was generally within 10% of the 2018 Peer Group median. Our CEO’s 2019 total compensation as reported in the Summary Compensation Table falls slightly below the median of the 2019 Peer Group and contains more equity that is contingent on our future performance than the typical peer company.
The value of the stock option grants approved at the beginning of 2019 approximated the median of the 2018 Peer Group data and, combined with the value of the 2019 PRSUs approved at the same time, were above the median of the 2018 Peer Group data. The Compensation Committee determined the aggregate grants were appropriate given the development successes already achieved under the leadership of our executive officers, the additional development opportunities in front of the Company, the significance of our agreement with United Therapeutics with respect to the funding of our near-term development plans, the increase in stockholder value we delivered in 2018 (15% TSR, which was above the 85th percentile of our 2018 Peer Group), and the share price appreciation that would be required in order for our executives to realize any significant value from such awards.

Base Salary
The purpose of base salary is to provide fixed compensation to attract, retain and motivate executives with the qualifications desired for the individual position. The base salary for our NEOs is influenced by a number of factors, including the individual’s position, scope of responsibilities, breadth and depth of experience, performance to date, expected future contribution, and the overall mix of base salary, performance-based cash incentives and equity compensation.
In early 2019, the Compensation Committee approved base pay increases from 2018 levels for our NEOs other than Mr. Lisicki, who was hired in the fall of 2018. This relatively modest increase in salaries, which followed high TSR in 2018,
2020 PROXY STATEMENT	25

were made as part of our effort to place target cash compensation near the median of the 2018 Peer Group data available at the time, with target cash compensation that was generally within 10% of the 2018 Peer Group median data available at the time. The Compensation Committee approved a base pay increase of approximately 15.5% for Dr. Klassen to bring his cash compensation closer to the median of our 2018 Peer Group. Accordingly, 2019 base salaries for our NEOs were as follows:
NEO	2018 Base Salary	2019 Base Salary	Increase (%)
Amit D. Munshi	$637,500	$660,000	3.5%
Kevin R. Lind	$408,000	$420,240	3%
Vincent E. Aurentz	$408,000	$420,240	3%
Preston S. Klassen, M.D., M.H.S.	$420,000	$485,000	15.5%
Robert Lisicki	$410,000	$410,000	N/A
Performance-Based Cash Incentives
Annual Incentive Plan. All of our NEOs were participants in the Annual Incentive Plan for 2019. Under the Annual Incentive Plan, each participant was assigned an incentive target that was expressed as a percentage of annual base salary. Our Chief Executive Officer’s incentive target under the Annual Incentive Plan was 70% of his annual base salary, and the other participants had incentive targets of 50% of their annual base salaries. These were the same incentive targets as under the Annual Incentive Plan for 2018, except for Mr. Munshi, whose target was increased by 5% of his annual base salary so that his target total cash compensation was closer to the median of our 2018 Peer Group. No amount of incentive award was guaranteed, and the maximum potential incentive award under the Annual Incentive Plan for 2019 was 150% of the target cash incentive award amount for extraordinary goal achievement in 2019. All of the 2019 goals were established by the Compensation Committee in early 2019.
The objective of the Annual Incentive Plan was to align near-term incentives for executive officers of the Company, including our NEOs, to be consistent with stockholders and long-term corporate objectives. All participants’ potential incentive awards were based on the same 2019 corporate goals, which we believed would align the interests of our executive officers with one another and with our stockholders. Each Annual Incentive Plan participant’s actual incentive award was based on the level of achievement of pre-established corporate goals, the quality of such achievement, the participant’s role in goal achievement and the weighting of the goals, with the Compensation Committee retaining discretion to adjust or modify actual awards, subject to the cap of 150% of the targeted award amount.
In early 2020, the Compensation Committee assessed our corporate performance against the 2019 corporate goals, from both a qualitative and quantitative perspective, and determined that we had achieved our corporate goals at an overall level of 120%. The 2019 corporate goals, the weighting of such goals, and the facts the Compensation Committee considered in determining the achievement of such goals are set forth below. The categories were similar to those used for 2018, with the weightings slightly shifted in accordance with our areas of focus for 2019.
	Categories of Corporate Goals and Weighting	Goals	Achievement
1	Pipeline (70%)	• Clinical progress on etrasimod (APD334) • Clinical progress on olorinab and other assets
         Overachieved:

• Initiated, ahead of schedule, etrasimod Phase 3 program in ulcerative colitis, Phase 2/3 program in Crohn’s disease, and Phase 2 program in atopic dermatitis; designed and planned Phase 2 trials for additional indications; initiated lifecycle expansion plan which was previously not a specified goal

• Designed, planned and initiated Phase 2 trials for olorinab; executed ahead of schedule

26	2020 PROXY STATEMENT

	Categories of Corporate Goals and Weighting	Goals	Achievement
2	Business Development (15%)	• Clinical progress on select other pipeline compounds • Build sustainable pipeline • Pursue strategic partnerships
         Overachieved:

• Established resources and planned toward initiation
of clinical trials; evaluated 177 early-stage options

• Concluded expanded Beacon collaboration for
unspecified number of targets and molecules

• Crafted neuroscience strategy and aggregated internal assets

3	Corporate Resource Management (15%)	• Manage cash to efficiently reach major milestones • Build a high-performing culture and hire, engage and retain key employees	Achieved: • Effectively managed operating expenses; closed ralinepag license agreement with United Therapeutics • Managed human capital to positively impact corporate operational objectives.
The Compensation Committee determined it was appropriate to award Mr. Munshi a bonus equivalent to our corporate performance for the year and therefore approved a bonus to Mr. Munshi equivalent to 120% of his target award. The Compensation Committee adjusted some of the other NEO’s bonuses based on its assessment of each NEO’s individual contributions towards our corporate performance. Considering the high quality of Mr. Klassen’s performance and his role in achieving our 2019 goals, the Compensation Committee approved a cash incentive award for Mr. Klassen slightly above our corporate goal achievement, representing 124%, rather than 120%, of his target award. The amount of each NEO’s earned cash incentive award and target award are reflected below:
NEO	Target Award	Actual Award
Amit D. Munshi	$462,000	$554,400
Kevin R. Lind	210,120	239,537
Vincent E. Aurentz	210,120	252,144
Preston S. Klassen, M.D., M.H.S.	242,500	299,730
Robert Lisicki	205,000	246,000
Equity Compensation
General. We believe that equity grants provide our NEOs with the opportunity to share in increases, if any, in the value of our common stock, reinforce a long-term interest in our corporate performance, and directly motivate our NEOs to maximize long-term stockholder value. The potential realized value of certain grants depends on our stock performance and all of our equity grants utilize vesting that encourage our NEOs to continue working for us long term.
The Compensation Committee determines the size and type of equity awards after evaluating various factors applicable at the time of each such grant in their totality, which has included, among other things: the particular NEO’s role and responsibilities and the Compensation Committee’s view of the officer’s individual performance; the prior equity awards granted to such individual; retentive value of prior awards; our corporate performance; the value of equity grants; comparative peer data provided by its compensation consultant; dilution to our stockholders; and TSR.
All grants to executive officers require the approval of the Compensation Committee.
2019 Equity Grants. The Compensation Committee granted our NEOs equity compensation in 2019 in the form of stock options and PRSUs, consistent with our compensation philosophy that our NEOs should have a significant proportion of their total compensation at-risk, to encourage retention, and to align their long-term compensation with the interests of our stockholders. The Compensation Committee felt that providing equity opportunities for our NEOs with an equity mix weighted toward options, but also incorporating PRSUs, would strike the appropriate balance between aligning our executives with stockholders, promoting the achievement of long-term goals, and supporting retention. The stock options and the PRSUs, which would only provide value (or, in the case of the PRSUs, would only vest) if our stock price appreciated (substantially
2020 PROXY STATEMENT	27

and for a sustained period, in the case of the PRSUs), were to recognize their high performance in successfully transforming our business since Mr. Munshi joined us in May 2016, while motivating continued high performance and providing meaningful rewards for executing on our business strategy. The Compensation Committee determined the size of the equity grants based on several factors, including:
•	the 2018 Peer Group data;
•	Our high TSR for 2018, which was 15% and above the 85th percentile of our 2018 Peer Group;
•	The prior equity awards granted to our NEOs;
•	Internal equity within the executive team; and
•	Dilution to our stockholders.
The stock option and RSU grants to each of our NEOs are reflected in the table below. The value of each of the stock options approximated the median of 2018 Peer Group data and, combined with the value of the PRSUs, exceeded the 2018 Peer Group data. The Compensation Committee determined it was appropriate for our NEOs to have the opportunity to receive above-median compensation if they delivered additional significant increases in value for our stockholders.
NEO	2019 Stock Options (#)	2019 Stock Options ($)	2019 Target PRSUs (#)(1)	2019 Target PRSUs ($)
Amit D. Munshi	285,000	$6,279,747	23,400	$1,423,539
Kevin R. Lind	75,000	1,652,565	12,600	766,521
Vincent E. Aurentz	75,000	1,652,565	18,000	1,095,030
Preston S. Klassen, M.D., M.H.S.	75,000	1,652,565	12,600	766,521
Robert Lisicki	75,000	1,652,565	12,600	766,521
(1)
As described in more detail below, a number of shares of common stock that is equal to the target number of PRSUs are earned for achieving a closing stock price of $67.50, and the maximum number of common shares that may be earned under the PRSUs, which number equals 200% of the number of target PRSUs granted, are earned upon achieving a closing stock price of $75.00.

2019 Stock Options. The stock options granted to our NEOs in 2019 vest over four years, with 25% of the shares subject to the options vesting on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments. The stock options have a seven-year term, which is generally consistent with the time horizon required to develop and commercialize internally discovered medicines.
2019 Performance Restricted Stock Units. For 2019, the Compensation Committee incorporated PRSUs into the equity compensation program for our NEOs. The PRSUs only vest if the closing price of a share of our common stock reaches certain price thresholds and remains at or above such thresholds for a period of time (the “Price Goal”) during the three-year performance period beginning January 4, 2019 and ending January 3, 2022 (the “Performance Period”), followed by the grantee’s subsequent satisfaction of a continuing service requirement of generally 90 calendar days. The Price Goals require our closing price to equal or exceed $60.00 (threshold), $67.50 (target) or $75.00 (stretch) for five consecutive trading days or ten non-consecutive trading days during the Performance Period, in which case, if the grantee thereafter satisfies a continuing service requirement, the PRSUs vest as to 50% (threshold), 100% (target) or 200% (stretch), respectively, of the grantee’s target PRSU amount, and the grantee will receive a number of shares equal to the achieved percentage multiplied by the grantee’s target number of PRSUs, less any PRSUs that were already earned and vested. A Price Goal would also be met if there is a change in control during the Performance Period in which the per-share consideration our stockholders receive is equal to or above a threshold, target or stretch Price Goal. The maximum number of common shares that may be issued pursuant to each PRSU grant equals 200% of the target number of PRSUs granted. These targets were established by our Compensation Committee with the goal of requiring significant share price appreciation for any payout (the threshold goal represented nearly a 50% increase in our stock price from the grant date price, with the other goals requiring an even greater increase in our stock price). The Compensation Committee believed these were rigorous and difficult objectives which, if achieved, would benefit all stockholders.
During 2019, the first Price Goal ($60.00) and subsequent continuing service requirement were achieved. Thus, the PRSUs were deemed vested at 50% of the target PRSU amount for each of our NEOs. The remaining Price Goals have not yet been met and the PRSUs therefore remain outstanding and eligible to vest in accordance with the Price Goals and vesting schedule described above.
28	2020 PROXY STATEMENT

Signing Bonus and Relocation Allowance
In connection with our hiring of Mr. Lisicki in October 2018, we provided Mr. Lisicki in early 2019 with a signing bonus of $108,308, intended to offset certain amounts repayable by Mr. Lisicki to his prior employer, and a relocation allowance of $60,000. These benefits were individually negotiated with Mr. Lisicki and were provided because they were deemed necessary for his employment.
Other Benefits
All of our current NEOs, as well as our other regular, full-time US employees, are eligible for a variety of health and welfare benefits, which are market competitive for our industry, size, and locations. We believe that competitive health and welfare benefits help ensure that we can attract, retain and maintain a productive and focused workforce.
Time Off
Our regular, full-time US employees can accrue vacation time during the year, and the maximum amount of vacation time any employee may accrue is 240 hours. Employees are eligible to be paid for accrued unused vacation time at designated times during the year, subject to certain limitations. In addition, our employees, including NEOs, are eligible for statutory leaves based on the location of their employment, including but not limited to statutory paid sick leave, which varies by location.
Retirement Savings Plan and Company Match
Our US employees are eligible to participate in our Retirement Savings Plan in the form of a qualified 401(k) plan, beginning on their hire date. Employees may make pre-tax or after-tax (Roth) contributions of up to 50% of gross cash compensation into the plan, up to the annual limit under the Internal Revenue Code, as amended, or Code. Subject to limits under the Code, we match 100% of each of the employee’s contributions, up to a maximum match of 6% of the employee’s eligible gross cash compensation per pay period. This matching contribution vests over a two-year period from the individual’s original date of hire. Our Retirement Savings Plan also allows employees to make certain after-tax contributions in addition to the contributions described above.
Employee Stock Purchase Plan
Our employees are eligible to participate in our 2019 Employee Stock Purchase Plan, or 2019 ESPP. Under the 2019 ESPP, employees may elect to have up to 20% of their annual compensation withheld to purchase up to 2,000 shares of our common stock per six-month purchase period, subject to certain limitations. The shares of our common stock can be purchased over an offering period with a maximum duration of 12 months and at a price of not less than 85% of the lesser of the fair market value of the common stock on (i) the first trading day of the applicable offering period or (ii) the last trading day of the applicable six-month purchase period.
Life and Disability Coverage
During 2019, we provided all regular, full-time US employees with a life insurance policy equal to two times the employee’s annual base salary, up to a maximum coverage of $500,000. Such employees are also covered by short- and long-term disability plans that coordinate with state disability insurance programs, if any.
Perquisites and Other Benefits
Except for the commuting expense related reimbursement provided to Mr. Aurentz, we did not provide any of our NEOs or other senior members of management with perquisites in 2019 that exceeded $10,000 in the aggregate for any person. Mr. Aurentz’s position and duties require him to travel extensively and do not require him to be present in our San Diego headquarters all of the time. Accordingly, pursuant to the terms of his employment agreement, we provided certain limited benefits to assist with Mr. Aurentz’s travel. Through February 2019, we provided Mr. Aurentz with a monthly housing and automobile stipend in an amount up to $7,000 per month. We also reimburse Mr. Aurentz for the cost of his airfare to San Diego on an after-tax basis in order to make such airfare expenses cost neutral for Mr. Aurentz. These benefits were individually negotiated with Mr. Aurentz and were provided because they were deemed necessary for his employment.
2020 PROXY STATEMENT	29

Post-Termination Compensation
Below is a summary of potential post-termination compensation for our NEOs. More details regarding such arrangements, including potential payouts, are provided below under “Potential Post-Employment Payments Table.” These termination benefits are intended to keep our NEOs focused on corporate interests while employed and to ease the consequences to an NEO of a termination of employment. In order to receive termination benefits the applicable NEO must execute a waiver and release of claims in our favor.
Severance Benefits. We have an Amended and Restated Severance Agreement with Mr. Munshi, or Severance Agreement, that may require us to provide compensation and benefits to him. We also have an Amended and Restated Severance Benefit Plan, or Severance Benefit Plan, that may require us to provide compensation and benefits to our NEOs other than Mr. Munshi.
We provide these benefits because we determined that it was appropriate to provide our NEOs severance compensation if their employment is terminated under certain circumstances. The Compensation Committee believes that the severance benefits are an important element of the NEOs’ competitive pay packages, that they serve important retention and motivation purposes and that such severance benefits, including generally requiring a release of claims against us as a condition to receiving any severance benefits, are best market practice and are in the best interests of the Company and its stockholders.
The Compensation Committee periodically reviews the severance benefits we offer to our NEOs to ensure that the benefits we offer remain competitive. In January 2019, the Compensation Committee amended certain terms of Mr. Munshi’s Severance Agreement and our Severance Benefit Plan to better align with the severance benefits practices of our 2018 Peer Group. Specifically, the amendments to the Severance Agreement changed the previously existing agreement by providing the calculation of any bonus amount included as severance will be based on Mr. Munshi’s target bonus in effect prior to a covered termination. Previously, any bonus amount was based on the greater of (x) the average of the three annual bonuses paid to Mr. Munshi prior to the termination (with Mr. Munshi’s target bonus amounts used for any year in which he was not an employee or was employed for less than a full year) or (y) the last annual bonus paid Mr. Munshi prior to the termination. The amendments to the Severance Benefit Plan changed the previously existing plan by: (i) changing the calculation of a participant’s bonus to be based on the participant’s target bonus in effect prior to a covered termination (previously such bonus was based on the greater of (a) average of the three bonuses paid to the participants prior to the termination or (b) the last annual bonus paid to the participant), (ii) providing that, in the event of a covered termination within 24 months following a change in control, all of participant’s outstanding stock options and other equity becomes fully vested and exercisable, except for performance-related awards such as the PRSUs (previously acceleration in the event of a change in control was provided under the circumstances specified in the equity grant agreements but not in the Severance Benefit Plan), and (iii) modifying the definition of “Good Reason” to (x) allow for a resignation for Good Reason when a participant’s authority, duties or responsibilities are materially diminished, including a change in participant’s position such that participant is no longer employed in substantially the same position and with substantially the same level of authority, responsibilities or duties at the ultimate parent corporation, and (y) delete, from the list of circumstances that would constitute “Good Reason,” the failure of the Board to nominate a participant for election to the Board.
A description of the severance benefits provided under the Severance Agreement and the Severance Benefit Plan is provided below under the heading “Potential Post-Employment Payments Table at December 31, 2019.”
Severance Benefits for Former General Counsel. In March 2020, Steven Spector, who was serving as our General Counsel and Secretary, terminated employment and was deemed by our Compensation Committee to qualify for severance.
Tax Considerations
We take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers. There are various provisions of the Code that we consider in determining compensation, including the following:
Section 162(m). Under Section 162(m) of the Code (“Section 162(m)”), compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Prior to the enactment of the Tax Cuts and Jobs Act of 2017, or TCJA, Section 162(m) provided a performance-based compensation exception, pursuant to which the deduction limit under Section 162(m) did not apply to any compensation that qualified as “performance-based compensation” under Section 162(m). Pursuant to the TCJA, the performance-based compensation exception under Section 162(m) was repealed with respect to taxable years beginning after December 31, 2017, except that certain transition relief is provided for compensation paid pursuant to a written binding contract which was in effect on November 2, 2017, and which is not modified in any material respect on or after such date.
30	2020 PROXY STATEMENT

Compensation paid to each of our “covered employees” in excess of $1 million per taxable year generally will not be deductible unless it qualifies for the performance-based compensation exception under Section 162(m) pursuant to the transition relief described above. Because of certain ambiguities and uncertainties as to the application and interpretation of Section 162(m), as well as other factors beyond the control of the Compensation Committee, no assurance can be given that any compensation paid by us will be eligible for such transition relief and be deductible by us in the future. Although the Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our NEOs in a manner consistent with the goals of our executive compensation program and the best interests of us and our stockholders, which may include providing for compensation that is not deductible by us due to the deduction limit under Section 162(m). The Compensation Committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with our business needs.
Sections 280G and 4999. Any payment or benefit provided to executive officers in connection with a change-in-control transaction may be subject to an excise tax under Section 4999 of the Code. These payments also may not be eligible for a company tax deduction pursuant to Section 280G of the Code. If any of these payments or benefits are subject to the excise tax, they may be reduced to provide the individual with the best after-tax result. The individual will receive a reduced amount so that the excise tax is not triggered, or the individual will receive the full amount of the payments and benefits and then be liable for any excise tax.
Additional Executive Compensation Practices, Policies and Procedures
Clawback Policy. We maintain a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former executive officer of any incentive-based compensation (cash or equity) that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations shall apply.
Stock Ownership Guidelines. The Compensation Committee has established ownership guidelines for our NEOs. Within five years after the date an individual becomes an executive officer, he or she will be expected to hold ownership or equivalent with an aggregate value equal to the amount (or, in the case of the Chief Executive Officer, three times the amount) of the executive officer’s annual base salary. If an executive is not in compliance after the applicable five-year period, the executive will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (net of shares necessary to satisfy taxes).
Prohibition of Hedging and Pledging. We prohibit our NEOs (and other employees) and non-employee directors from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledges, or other inherently speculative transactions with respect to our securities at any time.
2020 PROXY STATEMENT	31

Compensation Committee Report
The material in this report is not “soliciting material,” is furnished to, but not deemed “filed” with, the SEC and is not deemed to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, other than our Annual Report on Form 10-K (where it shall be deemed to be “furnished”), whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
The Compensation Committee, comprised of independent directors, reviewed and discussed the above “Compensation Discussion and Analysis” with our management. Based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement and included into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
THE COMPENSATION COMMITTEE
Randall E. Woods, Chair
Jayson Dallas, M.D.
Oliver Fetzer, Ph.D.
32	2020 PROXY STATEMENT

Summary Compensation Table for Fiscal Years Ended December 31, 2019, 2018 and 2017
The table below summarizes the total compensation of our Named Executive Officers for the fiscal years indicated.
Name and Principal Position	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
Amit D. Munshi President, Chief Executive Officer and Director	2019	$656,250	$—	$1,423,539	$6,279,747	$554,400	$17,466	$8,931,402
	2018	635,938	—	—	5,752,825	455,813	18,869	6,863,445
	2017	625,000	—	—	1,786,435	487,500	17,010	2,915,945
Kevin R. Lind Former Executive Vice President, Chief Financial Officer and Principal Financial Officer(1)	2019	418,200	—	766,521	1,652,565	239,537	17,466	3,094,289
	2018	407,000	—	—	2,412,475	224,400	17,165	3,061,040
	2017	400,000	41,841(7)	—	868,083	240,000	16,041	1,565,965
Vincent E. Aurentz Executive Vice President and Chief Business Officer	2019	418,200	—	1,095,030	1,652,565	252,144	31,466(8)	3,449,405
	2018	407,000	—	—	2,412,475	224,400	120,055(8)	3,163,930
	2017	400,000	—	—	826,746	240,000	145,905(8)	1,612,651
Preston S. Klassen, M.D., M.H.S. Executive Vice President and Head of Research and Development	2019	474,167	8,730(9)	766,521	1,652,565	291,000	17,466	3,210,449
	2018	417,500	—	—	2,412,475	231,000	18,869	3,079,844
	2017	315,384	165,000(10)	—	1,101,545	188,712	16,641	1,787,282
Robert Lisicki Executive Vice President and Chief Commercial Officer	2019	410,000	168,308(11)	766,521	1,652,565	246,000	17,466	3,260,860
(1)
In March 2020, Mr. Lind ceased serving as our Executive Vice President and Chief Financial Officer and was appointed the President and Chief Executive Officer of our wholly owned subsidiary, Arena Neuroscience, Inc.

(2)
In accordance with SEC rules, the compensation described in this table does not include various health and welfare or other benefits received by our Named Executive Officers that are available generally to all of our regular, full-time employees, except as described in footnote 5 in this table. This table also does not include any perquisites and other personal benefits received by our Named Executive Officers that, in the aggregate, were less than $10,000 for any officer. Amounts earned but deferred at the election of our Named Executive Officers pursuant to our 401(k) plan are included in the “salary” column.

(3)
Represents the aggregate grant date fair value of PRSUs granted in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Compensation - Stock Compensation.” The fair value of the PRSUs granted was calculated using a Monte Carlo simulation model based on the probability of achieving the performance goals. The amounts disclosed in the table represent maximum value potential assuming the achievement of the highest level of performance goals as stipulated by the PRSUs. For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2020.

(4)
Represents the aggregate grant date fair value of option awards granted in accordance with FASB ASC Topic 718, “Compensation - Stock Compensation.” For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2020.

(5)
Represents cash awards earned pursuant to our annual incentive plans for 2019, 2018 and 2017, as further described below in the “Grants of Plan-Based Awards” table and the above “Compensation Discussion and Analysis.”

(6)
Represents matching contributions to our 401(k) plan made on behalf of our Named Executive Officers, group-term life insurance premiums paid by us for our Named Executive Officers and other compensation described below in these footnotes.

(7)
Represents the amount paid to Mr. Lind in the form of a signing bonus equal to an unused portion of the relocation allowance provided to Mr. Lind in connection with his appointment as Executive Vice President and Chief Financial Officer in May 2016.

(8)
In addition to the items noted in footnote 5 above, “all other compensation” includes $14,000, $87,249 and $109,992 provided to Mr. Aurentz in 2019, 2018 and 2017, respectively, in the form of monthly taxable housing and automobile allowances and $13,937 and $18,419 provided to Mr. Aurentz in 2018 and 2017, respectively, for commuting airfare reimbursement, on an after-tax basis, following his appointment as Executive Vice President and Chief Business Officer in August 2016.

(9)
Represents the portion of the cash incentive award approved by the Compensation Committee for Dr. Klassen that exceeded our 2019 corporate goal achievement, which was approved in consideration of the high quality of Dr. Klassen’s performance and his role in achieving our 2019 goals.

(10)	Represents the amount paid to Dr. Klassen in the form of signing bonuses following his appointment as Executive Vice President and Chief Medical Officer in March 2017.
(11)
Represents the amount paid to Mr. Lisicki in 2019 in the form of a signing bonus of $108,308 and a relocation allowance of $60,000 provided to Mr. Lisicki in connection with his appointment as Executive Vice President and Chief Commercial Officer in October 2018.

2020 PROXY STATEMENT	33

Grants of Plan-Based Awards During Fiscal Year Ended December 31, 2019
The table below provides information on estimated future payouts under non-equity and equity incentive plans, stock awards and options granted to our Named Executive Officers during the fiscal year ended December 31, 2019.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date(3)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Amit D. Munshi	—	$462,000	$693,000	—	—	—	—	$—	$—
	1/4/2019	—	—	—	—	—	285,000	40.94	6,279,747
	1/4/2019	—	—	11,700	23,400	46,800	—	—	1,423,539
Kevin R. Lind	—	210,120	315,180	—	—	—	—	—	—
	1/4/2019	—	—	—	—	—	75,000	40.94	1,652,565
	1/4/2019	—	—	6,300	12,600	25,200	—	—	766,521
Vincent Aurentz	—	210,120	315,180	—	—	—	—	—	—
	1/4/2019	—	—	—	—	—	75,000	40.94	1,652,565
	1/4/2019	—	—	9,000	18,000	36,000	—	—	1,095,030
Preston Klassen, M.D., M.H.S.	—	242,500	363,750	—	—	—	—	—	—
	1/4/2019	—	—	—	—	—	75,000	40.94	1,652,565
	1/4/2019	—	—	6,300	12,600	25,200	—	—	766,521
Robert Lisicki	—	205,000	307,500	—	—	—	—	—	—
	1/4/2019	—	—	—	—	—	75,000	40.94	1,652,565
	1/4/2019	—	—	6,300	12,600	25,200	—	—	766,521
(1)
The amounts shown in the “target” column reflect a percentage of such Named Executive Officer’s 2019 annual base salary as specified under the Annual Incentive Plan, the amounts shown in the “maximum” column are 150% of the respective target amounts and there is no minimum amount payable for a certain level of performance.

(2)
Amounts shown represent a contingent right to receive shares of common stock under the PRSUs granted in 2019, which shares shall vest only upon meeting certain stock price performance goals relating to the closing price of Arena’s common stock during the three-year performance period from January 4, 2019 through January 3, 2022, as described in more detail under the “2019 Performance Restricted Stock Units” Section in the Compensation Discussion & Analysis.

(3)
The stock options granted to our Named Executive Officers in 2019 are exercisable once vested for up to seven years from the date of grant. The stock options vest over four years, with 25% of the shares subject to the option vesting on the first anniversary of the grant date, and the remainder of the shares vesting monthly over the following three years in equal installments (except as otherwise necessary to avoid vesting of a fractional share).

(4)	In all cases, the exercise price of the option awards was equal to the closing market price of our common stock on the grant date as reported on the Nasdaq Global Select Market.
(5)
Represents the aggregate grant date fair value of stock awards and stock options granted in accordance with FASB ASC Topic 718. For the relevant assumptions used in determining these amounts, refer to Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K as filed with the SEC on February 27, 2020.

34	2020 PROXY STATEMENT

Outstanding Equity Awards at December 31, 2019
The table below provides information on all stock options held by our Named Executive Officers on December 31, 2019.
	Option Awards					Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)(2)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(3)
Amit D. Munshi	5/11/2016	332,500	47,500	$15.50	5/11/2023	—	$—
	2/13/2017	152,307	62,693	14.60	2/13/2024	—	—
	1/19/2018	148,541	161,459	35.60	1/19/2025	—	—
	1/4/2019	—	285,000	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	35,100	1,594,242
Kevin R. Lind	6/15/2016	70,000	10,000	19.40	6/15/2023	—	—
	2/13/2017	74,022	30,453	14.60	2/13/2024	—	—
	1/19/2018	62,291	67,709	35.60	1/19/2025	—	—
	1/4/2019	—	75,000	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	18,900	858,438
Vincent E. Aurentz	8/15/2016	41,666	13,334	17.10	8/15/2023	—	—
	2/13/2017	60,490	29,010	14.60	2/13/2024	—	—
	1/19/2018	32,291	67,709	35.60	1/19/2025	—	—
	1/4/2019	—	75,000	40.94	1/4/2026	—	—
	—	—	—	—	27,000	1,226,340
Preston S. Klassen, M.D., M.H.S.	3/20/2017	69,928	40,422	15.10	3/20/2024	—	—
	1/19/2018	62,291	67,709	35.60	1/19/2025	—	—
	1/4/2019	—	75,000	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	18,900	858,438
Robert Lisicki	11/26/2018	47,395	127,605	40.95	11/26/2025	—	—
	1/4/2019	—	75,000	40.94	1/4/2026	—	—
	1/4/2019	—	—	—	—	18,900	858,438
(1)	Stock options generally vest 25% per year over four years from the date of grant. Stock options are exercisable for up to years from the date of grant.
(2)
The outstanding stock awards are PRSUs representing a contingent right to receive shares of common stock, which shares shall vest upon the closing price of Arena’s common stock (the “Closing Price”) reaching certain thresholds during the three-year performance period from January 4, 2019 through January 3, 2022 (the “Performance Period”) and satisfaction of a continuing service requirement. The number of shares that may vest is based on the Closing Price during the Performance Period. If, on 5 consecutive or 10 non-consecutive trading days during the Performance Period, the Closing Price equals or exceeds $60, $67.50 or $75, and the reporting person thereafter satisfies a continuing service requirement, the PRSUs are deemed vested at 50%, 100% or 200%, respectively, of the target amount reported above (subject, in the event of a change of control, to additional vesting in circumstances where the per share transaction consideration falls in between the dollar values listed above), and the reporting person will receive at or following the time of vesting a number of shares equal to the achieved percentage multiplied by the total number of PRSUs. The $60 Closing Price threshold was achieved in 2019 resulting in release of the 50% of PRSUs granted to each officer. The number of PRSUs presented in this table represents the maximum number of shares that remain issuable pursuant to the PRSUs if all currently outstanding Closing Price targets are met during the remaining Performance Period and subsequent continuing service requirements are met, i.e., 200% of the target amount granted, less the 50% already vested.

(3)	Computed by multiplying the closing market price of our common stock on December 31, 2019, of $45.42 by the number of outstanding PRSUs set forth in this table.
2020 PROXY STATEMENT	35

Option Exercises and Stock Vested During Fiscal Year Ended December 31, 2019
The table below provides information on stock option exercises and stock awards vested during the fiscal year ended December 31, 2019.
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Amit D. Munshi	—	$—	11,700	$553,644
Kevin R. Lind	—	—	6,300	298,116
Vincent E. Aurentz	65,000	1,655,202	9,000	425,880
Preston S. Klassen, M.D., M.H.S.	19,000	512,140	6,300	298,116
Robert Lisicki	—	—	6,300	298,116
(1)	Computed by multiplying the number of options exercised by the difference between the market price of our common stock at exercise and the exercise price of the stock options.
(2)	Computed by multiplying each of the shares vested by the closing market price of our common stock on the applicable vesting date.
Potential Post-Employment Payments Table at December 31, 2019
As described below, Mr. Munshi is party to a Severance Agreement dated May 6, 2016, which was amended and restated on January 4, 2019. All of our NEOs other than Mr. Munshi are participants under a Severance Benefit Plan, which was amended and restated effective on January 4, 2019. Any payments payable under the Severance Benefit Plan are reduced by severance benefits payable by us under any agreement, policy, plan, program or arrangement. The severance and other benefits that would be payable in connection with a change in control are due only in the event of a “double trigger” in which (i) there is a change in control and (ii) the executive officer’s employment is terminated under certain circumstances or equity awards are not continued, assumed or substituted. In addition, certain equity grants to our NEOs include additional vesting and time to exercise in connection with retirement.
Severance Agreement with Mr. Munshi
We entered into a Severance Agreement with Mr. Munshi in 2016, which was subsequently amended and restated on January 4, 2019, pursuant to which he is entitled to certain severance benefits. Under the Severance Agreement as in effect on December 31, 2019, in the event that we terminate Mr. Munshi without cause or Mr. Munshi resigns for good reason, each a Covered Termination, following our receipt of an effective waiver and release of claims and return of company property, Mr. Munshi is entitled to: (i) a lump sum cash payment equal to the sum of (a) 24 times Mr. Munshi’s monthly base salary in effect immediately prior to the termination and (b) two times Mr. Munshi’s target bonus in place immediately prior to the Covered Termination; (ii) a monthly payment equal to his monthly group health insurance premium under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, until the earlier of (a) 24 months following termination of employment, or Severance Period, and (b) the expiration of Mr. Munshi’s eligibility for continuation coverage under COBRA; and (iii) acceleration of vesting of the stock options and other equity awards that would have vested had Mr. Munshi remained employed by us through the Severance Period, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
In addition, in the event that a Covered Termination occurs either (i) during the two years following a change in control of Arena or (ii) within one year prior to a change in control of Arena and Mr. Munshi reasonably demonstrates after such change in control that such termination was at the request or suggestion of any individual or entity who or which ultimately effects a change in control or by our Board in contemplation of a change of control, all of Mr. Munshi’s outstanding options and other equity awards will become fully vested and exercisable, except to the extent that the vesting of such awards is conditioned upon the satisfaction of performance criteria.
Severance Benefit Plan
The Severance Benefit Plan provides severance benefits upon involuntary termination without cause or voluntary termination with good reason (as defined in the plan), each a Covered Termination. The benefits under the Severance Benefit Plan as of December 31, 2019, include cash severance benefits, continuation of health insurance coverage for the severance period, acceleration of stock options and awards that would otherwise have vested through the end of the severance period, and
36	2020 PROXY STATEMENT

continued stock option exercisability until the later of (i) the original post-termination exercise period provided in the applicable stock option agreement or (ii) the number of months equal to the severance period (but not beyond the original contractual life of the option). The severance period is 18 months for Messrs. Aurentz, Lind and Lisicki and Dr. Klassen. The cash severance benefits are equal to (a) the number of months in the executive officer’s severance period multiplied by the executive officer’s monthly base salary in effect immediately prior to the termination plus (b) one-twelfth of executive officer’s target bonus in place immediately prior to termination. Following our receipt of an effective waiver and release of claims and return of company property, we are required to pay the cash benefits in a lump sum within five business days after the earlier of (i) the first business day that is six months following the executive officer’s termination or (ii) following the executive officer’s termination, the executive officer’s death.
In addition, in the event that a Covered Termination occurs during the two years following a change in control, all of the executive officer’s outstanding stock options and other equity becomes fully vested and exercisable, except for performance-related awards such as PRSUs.
Potential Amounts Payable Upon Termination without Cause or Resignation for Good Reason and Upon Disability or Death
In accordance with SEC rules, the table below provides information on the amounts payable upon termination of our Named Executive Officers, and in the event of disability or death, assuming the triggering event (which would be the participants’ separations) took place on December 31, 2019. Information on certain tax implications of post-termination payments is included above under “Tax Considerations.”
	Potential Payable Upon Termination Without Cause or Resignation for Good Reason		Potential Payable Upon Disability or Death
Name and Benefit	Without a Change in Control(1)	With a Change in Control(1)
Amit D. Munshi
Salary	$1,320,000	$1,320,000	$—
Bonus	924,000	924,000	—
Benefit continuation	59,495	59,495	—
Accelerated vesting of stock options(2)	5,806,496	6,215,726	4,559,582
Total	$8,109,991	$8,519,221	$4,559,582
Kevin R. Lind(3)
Salary	$630,360	$630,360	$—
Bonus	315,180	315,180	—
Benefit continuation	33,734	33,734	—
Accelerated vesting of stock options(2)	1,880,484	2,199,664	1,395,200
Total	$2,859,758	$3,178,938	$1,395,200
Vincent E. Aurentz
Salary	$630,360	$630,360	$—
Bonus	315,180	315,180	—
Benefit continuation	34,000	34,000	—
Accelerated vesting of stock options(2)	1,953,430	2,272,609	1,506,270
Total	$2,932,970	$3,252,149	$1,506,270
Preston S. Klassen, M.D., M.H.S.
Salary	$727,500	$727,500	$—
Bonus	363,750	363,750	—
Benefit continuation	34,000	34,000	—
Accelerated vesting of stock options(2)	1,907,318	2,226,497	1,246,009
Total	$3,032,568	$3,351,747	$1,246,009
Robert Lisicki
Salary	$615,000	$615,000	$—
Bonus	307,500	307,500	—
Benefit continuation	31,595	31,595	—
Accelerated vesting of stock options(2)	496,342	906,394	906,394
Total	$1,450,437	$1,860,489	$906,394
(1)	For purposes of this table, “change in control” means a change in control or other corporate event that triggers payments under one or more arrangements described above.
(2)
Computed by multiplying the difference between the closing market price of our common stock of $45.42 on December 31, 2019, and the exercise price of each stock option vested as a result of employment discontinuation due to the termination by the number of accelerated stock options. In the event of qualifying disability or death, the unvested stock options granted under the 2017 Long-Term

2020 PROXY STATEMENT	37

Incentive Plan (as amended and restated) become fully vested and immediately exercisable. The unvested stock options granted under the 2013 Long-Term Incentive Plan (as amended and restated) become fully vested and exercisable upon the event of qualifying disability or death to the extent such stock options were scheduled to vest on or before the next anniversary of the grant date.
(3)
In March 2020, Mr. Lind ceased serving as our Executive Vice President and Chief Financial Officer and was appointed as the President and Chief Executive Officer of our wholly owned subsidiary, Arena Neuroscience, Inc. Mr. Lind did not receive any severance benefits in connection with such change in position; his equity awards will continue to be eligible to vest subject to his continued service with our subsidiary and he remains eligible for the severance and change in control benefits described above.

Pay Ratio Disclosure
Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of Amit D. Munshi, our President and Chief Executive Officer (CEO), or CEO Pay Ratio. To identify our median employee, we used the following methodology:
•
To determine our total population of employees, we included all employees other than our CEO, including employees of consolidated subsidiaries, as of December 31, 2019, regardless of their FTE schedule or anticipated employment duration.

•
To identify our median employee from our employee population, we calculated the aggregate amount of each employee’s base salary (using a reasonable estimate of the hours worked and base pay rates for our hourly employees, excluding overtime, and actual base salary as of December 31, 2019 for our remaining employees), bonuses attributable to fiscal 2019 performance and the grant date fair value of equity awards granted in fiscal 2019 using the same methodology we use for estimating the value of the equity awards granted to our NEOs and reported in our Summary Compensation Table.

•
In making this determination, we annualized the base salary and target bonus compensation of employees who were employed by us for less than the entire fiscal year and not employed on a temporary or seasonal basis.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2019.
Using this approach, we determined our median employee. Once the median employee was identified, we then calculated the annual total compensation of this employee for fiscal 2019 in accordance with the requirements of the Summary Compensation Table.
For fiscal 2019, the annual total compensation of our median employee was $309,815 and the annual total compensation of our CEO, as reported in the Summary Compensation Table included in this Proxy Statement, was $8,931,402. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 28.8 to 1.
The CEO Pay Ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio disclosure, stockholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.
Neither the Compensation Committee nor our management used our CEO Pay Ratio measure in making compensation decisions.
Director Compensation
The Compensation Committee periodically reviews the compensation for our non-employee directors, with the assistance of its independent compensation consultant, including reference to our peer group companies used for executive compensation purposes. The Compensation Committee approved changes to the equity and cash components of the compensation program for our non-employee directors on June 13, 2018, to target a value of total director compensation that was slightly below the median of our 2018 Peer Group and generally aligned with peer practice. In 2019 the compensation program was further refined to remove the annual cash retainer for membership of non-standing committees of the Board. The Compensation Committee may determine to make additional changes to the compensation program for our non-employee directors in the future.
38	2020 PROXY STATEMENT

Equity Component
•	Annual Award for Continuing Directors and New Directors:
•
Options: Continuing and new directors elected at our annual stockholders’ meeting will be granted non-qualified stock options to purchase 5,000 shares of our common stock. The options are granted effective on the date of our annual stockholders’ meeting, and vest in equal monthly installments (except as necessary to avoid vesting of a fractional share) over one year beginning on the one month anniversary of the date of grant and subject to vesting conditions set forth below. New directors appointed other than at the annual stockholders’ meeting will be granted a prorated number of the 5,000 shares effective on the date of their appointment. The prorated number of options shall be determined by multiplying 5,000 by a fraction, the numerator of which is equal to the number of full months in the Prorated Period and the denominator of which is 12. These options will vest in equal monthly installments (except as necessary to avoid vesting of a fractional share) over the Prorated Period, beginning on the one month anniversary of the date of appointment, and subject to vesting conditions set forth below. As used above, “Prorated Period” means the time between the director’s appointment and the one-year anniversary of our most recent annual stockholders’ meeting.

•
RSUs: Continuing and new directors elected at our annual stockholders’ meeting will also be granted $150,000 in RSUs, with the number of RSUs determined by dividing $150,000 by the closing stock price on the date of grant. The RSUs are granted effective on the date of our annual stockholders’ meeting, and vest upon the earlier of the one-year anniversary after grant or the next annual stockholders’ meeting, subject to vesting conditions set forth below. New directors appointed other than at the annual stockholders’ meeting will be granted a prorated amount of the $150,000 RSU award effective on the date of their appointment. The prorated number of RSUs shall be determined by multiplying the equivalent of $150,000 in RSUs, determined based on the closing stock price on the date of grant, by a fraction, the numerator of which is equal to the number of full months in the Prorated Period and the denominator of which is 12. These RSUs will vest at the next annual stockholders’ meeting, subject to vesting conditions set forth below. As used above, “Prorated Period” means the time between the director’s appointment and the one-year anniversary of our most recent annual stockholders’ meeting.

•	Inducement Award for New Directors:
•
Options: New directors will be granted non-qualified stock options to purchase 2,500 shares of our common stock effective on the date of their election or appointment, vesting over three years in equal monthly installments (except as otherwise necessary to avoid vesting of a fractional share) and subject to vesting conditions set forth below, with vesting beginning on the one month anniversary of the date of election or appointment.

•
RSUs: New directors will also be granted $75,000 in RSUs, determined based on the closing stock price on the date of grant, effective on the date of their election or appointment, vesting in three equal installments (except as otherwise necessary to avoid vesting of a fractional share) on the date of the next three annual stockholder meetings after grant, subject to vesting conditions set forth below.

•	Exercise Price and Vesting
•	The exercise price of options shall be the Fair Market Value on the date of grant.
•
In the event of a director’s Separation From Service due to death, Disability, or a Change in Control of Arena that occurs upon or prior to a Separation From Service, all of the director’s options and RSUs become fully vested. In the event of any other Separation From Service, (a) vesting of the options and RSUs is subject to the director’s provision of continued service to Arena through the applicable vesting date, and (b) unvested options and RSUs terminate upon the director’s Separation From Service.

Certain Definitions
•
“Change in Control” means an event that: (a) is a “Change in Control” as such term is defined in the applicable long-term incentive plan, and (b) also qualifies as either: (i) a change in the ownership of Arena, (ii) a change in the effective control of Arena, or (iii) a change in the ownership of a substantial portion of Arena’s assets (as each of these events are defined in Treas. Reg. § 1.409A-3(i)(5), or as these definitions may later be modified by other regulatory pronouncements).

2020 PROXY STATEMENT	39

•	“Director” or “director” as used herein refers only to non-employee directors.
•	“Disability” means the participant’s becoming disabled within the meaning of Section 22(e)(3) of the Code, or as otherwise determined by the Compensation Committee in its discretion.
•	“Fair Market Value” is as defined in the applicable long-term incentive plan.
•	“Separation From Service” means the director has had a separation from service with Arena for purposes of Section 409A of the Code.
Cash Component
•
Annual retainer for directors: $13,750 per quarter, paid in advance. New directors will receive a prorated amount of the quarterly payment for the quarter within which they are appointed or elected. The proration calculation shall be made for the number of days until the beginning of the next quarter.

•
Additional annual retainer for Chair of the Board: An additional $8,750 per quarter, paid in advance. New Chairs will receive a prorated amount of the quarterly payment for the quarter within which they are appointed to such position. The proration calculation shall be made for the number of days until the beginning of the next quarter.

•	Annual retainer for committee members (including committee chairs):
•	Audit: $10,000 for members; additional $10,000 for chair
•	Compensation: $7,500 for members; additional $10,000 for chair
•	Corporate Governance & Nominating: $5,000 for members; additional $5,000 for chair
General
Our Board of Directors and the Compensation Committee may authorize additional fees for significant work in informal meetings or for other service to us in the recipient’s capacity as a director or committee member. Each non-employee director is also entitled to reimbursement for all of such director’s reasonable out-of-pocket expenses incurred in connection with performing Board business.
40	2020 PROXY STATEMENT

Director Compensation Table for Fiscal Year Ended December 31, 2019
As described more fully above, the table below summarizes the compensation for our non-employee directors serving during the fiscal year ended December 31, 2019.
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Total ($)
Tina S. Nova, Ph.D.(4)	$95,000	$149,951	$150,182	$395,133
Jayson Dallas, M.D.(5)	72,500	149,951	150,182	372,633
Oliver Fetzer, Ph.D.(6)	67,500	149,951	150,182	367,633
Kieran T. Gallahue(7)	70,000	149,951	150,182	370,133
Jennifer Jarrett(8)	75,000	149,951	150,182	375,133
Garry Neil, M.D.(9)	60,000	149,951	150,182	360,133
Manmeet S. Soni(10)	70,000	149,951	150,182	370,133
Randall E. Woods(11)	72,500	149,951	150,182	372,633
(1)	For each director, includes cash retainer and other fees earned or paid in the fiscal year ended December 31, 2019.
(2)
Represents the aggregate grant date fair value of RSUs granted in accordance with FASB ASC Topic 718. The fair value was calculated based on the closing market price of our common stock on the grant date. All directors were awarded 2,654 RSU awards on June 13, 2019, which vest in full on the earliest of June 13, 2020, or the date of Arena’s 2020 annual meeting of stockholders.

(3)
Represents the aggregate grant date fair value of stock options granted in accordance with FASB ASC Topic 718. The fair value was calculated based on the closing market price of our common stock on the grant date. All directors were awarded 5,000 options on June 13, 2019, which vest in approximately equal monthly installments over one year, are exercisable once vested and expire on the seventh anniversary of the grant date.

(4)	Dr. Nova had a total of 48,300 options and 2,654 RSUs outstanding at December 31, 2019.
(5)	Dr. Dallas had a total of 36,667 options and 2,654 RSUs outstanding at December 31, 2019.
(6)	Dr. Fetzer had a total of 36,667 options and 2,654 RSUs outstanding at December 31, 2019.
(7)	Mr. Gallahue had a total of 12,083 options and 3,770 RSUs outstanding at December 31, 2019.
(8)	Ms. Jarrett had a total of 32,500 options and 2,654 RSUs outstanding at December 31, 2019.
(9)	Dr. Neil had a total of 36,667 options and 2,654 RSUs outstanding at December 31, 2019.
(10)	Mr. Soni had a total of 10,000 options and 3,870 RSUs outstanding at December 31, 2019.
(11)	Mr. Woods had a total of 43,500 options and 2,654 RSUs outstanding at December 31, 2019.
See “Compensation Discussion and Analysis” above for additional information regarding our grant timing, dating and pricing policies and the discussion above under “Director Compensation” regarding the 2019 compensation for our non-employee directors.
Director Ownership Guidelines
In early 2013, the Compensation Committee established ownership guidelines for non-employee directors. Within five years after the 2013 Annual Meeting (or, with respect to any director joining our Board of Directors after such meeting, within five years after the date such director joins our Board), each director should hold ownership or equivalent with an aggregate value equal to five times the amount of the annual cash retainer for directors. If a director is not in compliance after the applicable five-year period, the director will be expected to retain at least 50% of the shares acquired upon option exercise (after payment of both the exercise cost and taxes) and 50% of the shares issued upon vesting of RSU grants (net of shares necessary to satisfy taxes).
2020 PROXY STATEMENT	41

APPROVAL OF INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK (PROPOSAL 3)
Our Board of Directors has adopted and is recommending that our stockholders approve an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the number of shares of our common stock authorized for issuance from 73,500,000 shares to 147,000,000 shares, which we refer to as the Authorized Shares Increase. The text of the proposed Certificate of Amendment to our Amended and Restated Certificate of Incorporation, which we refer to as the Certificate of Amendment, is attached hereto as Appendix A.
Reasons for the Authorized Shares Increase; Certain Risks
As of December 31, 2019, in addition to the 50,170,953 shares of our common stock outstanding, the Board had reserved 7,909,789 shares for issuance upon exercise of options granted under our equity incentive plans, 625,350 shares for issuance upon exercise of inducement stock options issued outside of our long-term incentive plans, 23,564 shares for issuance upon vesting and settlement of outstanding restricted stock units, 140,300 shares for issuance upon vesting and settlement of outstanding performance restricted stock units (assuming achievement at “target” rather than “maximum” performance goal), 3,024,755 shares that may be issued pursuant to future grants or rights under our Amended and Restated 2017 Long-Term Incentive Plan, and 1,000,000 shares that may be issued pursuant to our 2019 Employee Stock Purchase Plan. In addition, as described below in Proposal 4, we are seeking approval for an additional 650,000 shares of common stock to be reserved for future grants and issuances pursuant to the Arena Pharmaceuticals, Inc., 2020 Long-Term Incentive Plan.
Our Board of Directors desires to have a sufficient number of unissued and unreserved authorized shares of common stock to provide us with flexibility with respect to our authorized capital sufficient to execute our business strategy. Our Board of Directors adopted and recommends the Authorized Shares Increase to provide flexibility to use our common stock for business and financial purposes, which may include raising capital, providing equity incentives to employees, officers, directors, consultants and/or advisors, establishing strategic relationships with other companies, expanding our business through the acquisition of other businesses, products or technologies, and other purposes. At present, we do not have any plans, arrangements, understandings or commitments for the newly authorized but unissued shares of our common stock that will become available following the implementation of the Authorized Shares Increase. The Authorized Shares Increase was designed so that we do not have what some stockholders might view as an unreasonably high number of authorized shares of common stock that are unissued or reserved for issuance following the Authorized Shares Increase. In this regard, our Board of Directors believes that this Proposal 3 is in the best interests of Arena and our stockholders and strikes the appropriate balance.
The Authorized Shares Increase could, under certain circumstances, have anti-takeover implications. The additional shares of common stock that would become available for issuance if this Proposal 3 is approved could be used by us to oppose a hostile takeover attempt or to delay or prevent changes in control or changes in our management. For example, without further stockholder approval, the Board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of our securities that is not approved by the Board, give certain holders the right to acquire additional shares of our common stock at a low price. The Board also could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. Although this Proposal 3 has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of this Proposal 3 could facilitate future efforts by us to deter or prevent changes in control, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.
Effective Date
The proposed Authorized Shares Increase would become effective upon filing of the Certificate of Amendment with the office of the Secretary of State of the State of Delaware. Our Board of Directors intends to proceed with the Authorized Shares Increase promptly upon stockholder approval of this Proposal 3.
42	2020 PROXY STATEMENT

Required Vote
Stockholder approval of this Proposal 3 requires a “FOR” vote from at least a majority of the outstanding shares of our common stock on the Record Date. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AUTHORIZED SHARES INCREASE AS SET FORTH IN PROPOSAL 3.	✔
2020 PROXY STATEMENT	43

APPROVAL OF THE ARENA PHARMACEUTICALS, INC. 2020 LONG-TERM INCENTIVE PLAN (PROPOSAL 4)
Background. Stockholders are being asked to approve the Arena Pharmaceuticals, Inc., 2020 Long-Term Incentive Plan, or 2020 LTIP. Our 2013 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan, and 2009 Long-Term Incentive Plan, in each case as amended, were previously terminated and are, together with the current Amended and Restated 2017 Long-Term Incentive Plan, or 2017 LTIP, our “Prior Plans” with respect to the 2020 LTIP. If this Proposal is approved by our stockholders at the 2020 Annual Meeting, the 2020 LTIP will become effective as of such date and would supersede and replace the 2017 LTIP. If our stockholders approve the 2020 LTIP, the total shares available for the grant of new awards under the 2020 LTIP as of its effective date will be 1,887,250 shares (the sum of 1,237,250 shares previously approved by our stockholders and remaining available for grant under the 2017 LTIP as of March 31, 2020, plus 650,000 new shares), reduced by grants made after March 31, 2020 under the remaining stockholder-approved share reserve of the 2017 LTIP and prior to the effective date of the 2020 LTIP. In addition, the number of shares available for grant under the 2020 LTIP will be increased by the number of shares subject to certain awards granted under the Prior Plans that, after March 31, 2020, are forfeited, expire or are settled for cash and as otherwise provided in the 2020 LTIP. After the effective date of the 2020 LTIP, no awards will be granted under the 2017 LTIP.
Determination of Number of Shares to Include in the 2020 LTIP
Awards Are an Important Part of Our Compensation Philosophy. Under the leadership of Mr. Munshi, who was hired and appointed Chief Executive Officer effective May 11, 2016, we have transformed to a development-stage company with a promising pipeline. This has involved the recruitment of an entirely new executive team, a significant buildout of our drug development capabilities and other operations, and the hiring of approximately 376 employees since May 11, 2016.
This transformation was accompanied by a change in our compensation approach to emphasize both cash compensation and equity, as opposed to previously focusing more on base salary. Our Board of Directors considers having stock available for grant to be a significant contributor to our near- and long-term success by assisting us in attracting and retaining employees, directors, consultants and advisors who are expected to contribute to our success and achieve the near- and long-term objectives that we believe will benefit our stockholders. Along with incentivizing employees to increase stockholder value, vesting conditions, which generally occur over four years, have retentive value. As such, we believe that having stock available for grant is critical to our continuing development and success by helping to keep our employees focused on executing on our long-term business plan. We do not view the number of shares remaining currently available for grant under the 2017 LTIP as sufficient to allow us to execute on our long-term business plan, and the size of the aggregate share reserve under the 2020 LTIP was chosen in order to have sufficient shares available for approximately the next one to two years as we work to scale our business strategy. However, we do not as a matter of course make public forecasts as to our total shares outstanding and utilization of equity awards due to the unpredictability of the underlying assumptions and estimates. In particular, our actual usage under the 2020 LTIP will be impacted by changes in the number and level of our employees, the type of equity awards we grant, our potential growth and activities, the financial impact of grants and other factors, such as industry performance and general business, economic, regulatory, market and financial conditions, as well as factors specific to our business, all of which are difficult to predict and many of which are beyond our control.
Historic Use of Equity and Outstanding Awards. The following tables provide certain additional information regarding our historical annual burn rate for awards and shares authorized and outstanding and available for grant:
Historic Annual Burn Rate for Awards
Fiscal Year	2017	2018	2019
Stock options granted	2,240,853	3,513,833	3,069,690
Full value awards granted (director awards; time-based vesting)	—	26,694	21,232
Performance Restricted Stock Units earned	—	32,322	140,900
Weighted-average common shares outstanding(1)	32,990,191	47,041,054	49,778,993
Gross burn rate(2)	6.8%	7.6%	6.5%
(1)	The number of common shares outstanding as of the Record Date was not used for the annual gross burn rate calculations.
(2)
The gross burn rate is calculated as follows: (a) shares subject to options and nonperformance-based full-value shares granted and Performance Restricted Stock Unit awards earned in the fiscal year, divided by (b) weighted-average common shares outstanding for the applicable fiscal year.

44	2020 PROXY STATEMENT

Shares Outstanding and Available for Grant
As of March 31, 2020
Shares subject to outstanding stock options(1)	10,374,408
Shares subject to outstanding restricted stock units and performance restricted stock units(2)	312,120
Weighted-average exercise price of outstanding stock options	$36.46
Weighted-average remaining term of outstanding stock options (years)	5.17
Shares available for grant under the 2017 LTIP	1,237,250
Potential dilution(3)	19.2%
(1)
Includes 1,045,350 shares subject to outstanding inducement stock options issued outside of the stockholder-approved share reserves of our long-term incentive plans, pursuant to Nasdaq Listing Rule 5635(c)(4), or Inducement Awards.

(2)
Includes 149,235 shares issuable pursuant to Performance Restricted Stock Units, or PRSUs, that were outstanding as of March 31, 2020, representing achievement of performance goals at target levels (100%). Of that number, 6,300 shares are issuable under PRSUs that were issued as Inducement Awards. The maximum number of shares that remain issuable pursuant to the PRSUs if all currently outstanding Closing Price targets are met during the remaining Performance Period and subsequent continuing service requirements are met is 435,105, i.e., 200% of the target amount granted, less the portion already vested, if any.

(3)
Potential dilution is calculated by dividing number of shares subject to outstanding awards (as reported on the first two rows of the table) and number of shares available for grant by the sum of common shares outstanding as of March 31, 2020, number of shares subject to outstanding awards, and number of shares available for grant.

The number of shares of common stock outstanding as of March 31, 2020, was 50,296,714, and the closing price of our common stock as reported on the Nasdaq Global Select Market on such date was $42.00 per share.
Why You Should Vote for this Proposal 4
Market Competitiveness and Execution of Our Business Plan. If the 2020 LTIP is not approved we believe that we will be at a competitive disadvantage in our efforts to attract, motivate and retain employees, directors, consultants and advisors because we will not have the flexibility to issue competitive levels of awards and, therefore, would not be able to execute our business plan.
The 2020 LTIP Combines Compensation and Governance Best Practices. The 2020 LTIP includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices including:
•
Repricing is not allowed. The 2020 LTIP prohibits the repricing of stock options and stock appreciation rights without prior stockholder approval (except in the case of certain equitable adjustments as described in the plan).

•
No discounted stock options or stock appreciation rights. All stock options and stock appreciation rights must have an exercise price equal to or greater than the fair market value of our common stock on the date the stock option or stock appreciation right is granted.

•	Reasonable Limits on Maximum Terms of Options and Stock Appreciation Rights. Stock options and stock appreciation rights granted under the 2020 LTIP have a maximum permitted term of seven years.
•
Limit on non-employee director compensation. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of our annual meeting of stockholders for the next subsequent year, including equity awards granted under the 2020 LTIP and our other equity plans and cash fees paid or payable by us to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board of Directors during such period or with respect to a lead director or chairman role, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. For such purposes, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).

•
Awards subject to forfeiture/clawback. Awards granted under the 2020 LTIP will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose other clawback, recovery or recoupment provisions in an award agreement. As disclosed in the Compensation, Discussion & Analysis, we currently maintain a clawback policy that applies to current and former executive officers. Under the policy, following an accounting restatement that is required to be prepared due to material noncompliance with any financial reporting requirements under the securities laws, we will seek repayment from any current or former

2020 PROXY STATEMENT	45

executive officer of any incentive-based compensation (cash and equity) that was: (i) based on the erroneous data; (ii) paid during the three-year period preceding the date on which the accounting restatement is required to be prepared; and (iii) in excess of what would have been paid under the accounting restatement. In addition, in the event that legislation is enacted or the SEC adopts rules or promulgates regulations defining the circumstances under which we are entitled to seek repayment from a current or former executive officer, such legislation, rules or regulations shall apply.
•
No dividends are paid on unvested awards. Any dividends or dividend equivalents applicable to the shares subject to an award will be subject to the same vesting or performance conditions as the underlying award and will not be paid until and unless the underlying award vests.

The following summary describes the principal features of the 2020 LTIP and is qualified in its entirety by reference to the full text of the 2020 LTIP. A copy of the 2020 LTIP is filed as Appendix B to the proxy statement for our 2020 Annual Meeting filed with the SEC.
Summary of the 2020 LTIP
Purpose. The purpose of the 2020 LTIP is to assist us in attracting and retaining employees, directors, consultants and advisors who are expected to contribute to our success and achieve long-term objectives that will benefit our stockholders through the additional incentives inherent in the awards under the 2020 LTIP.
Shares Available for Awards. The aggregate number of shares of our common stock that may be issued under the 2020 LTIP will be (1) 1,887,250 shares, less 1 share for every share that was subject to an award granted under Section 3.1 of the 2017 LTIP after March 31, 2020, and prior to the effective date of the 2020 LTIP, which resulting number of shares will be immediately available for grant upon the 2020 LTIP’s effective date, plus (2) any shares that return to the 2020 LTIP from Prior Plan Awards, as described below.
If any shares subject to an award under the 2020 LTIP are forfeited, an award expires or otherwise terminates without issuance of shares, or an award is settled for cash or otherwise does not result in the issuance of all or a portion of the shares subject to such award, or after March 31, 2020, any shares subject to a Prior Plan Award are forfeited, or a Prior Plan Award expires or otherwise terminates without the issuance of shares, or is settled for cash or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, the shares subject to such award or Prior Plan Award will again be available for awards under the 2020 LTIP, on a one-for-one basis. In the event that shares tendered by a participant or withheld by the Company in payment of the purchase price of an option (or after March 31, 2020, an option that is a Prior Plan Award), or to satisfy any tax withholding obligation with respect to any award (or after March 31, 2020, a Prior Plan Award), then in each such case the shares so tendered or withheld will be added to the shares available for grant under the 2020 LTIP on a one-for-one basis. A “Prior Plan Award” is an award granted under Section 3.1 of the 2017 LTIP or granted under any of the other Prior Plans.
Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including equity awards granted under the 2020 LTIP and any other Company equity plans and cash fees paid by the Company to such non-employee director, will not exceed (i) $750,000 in total value or (ii) in the event such non-employee director is first appointed or elected to the Board of Directors during such period or with respect to a lead director or non-executive Board Chair role, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such awards for financial reporting purposes. For such purposes, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).
Eligibility; Awards to be Granted to Certain Individuals and Groups. Options, stock appreciation rights, restricted stock awards, restricted stock unit awards and performance awards may be granted under the 2020 LTIP. Options may be either “incentive stock options,” as defined in Section 422 of the Code, or nonstatutory stock options. Awards may be granted under the 2020 LTIP to any employee, non-employee member of our Board of Directors, consultant or advisor who provides us service, except for incentive stock options, which may be granted only to our employees or employees of our subsidiaries.
As of March 31, 2020, approximately 326 employees were in our service and would have been eligible to receive awards under the 2020 LTIP, including 6 executive officers and including approximately 37 employees of our Swiss subsidiary Arena Pharmaceuticals Development GmbH. In addition, as of March 31, 2020, 8 non-employee directors and approximately 35 consultants were in our service and would have been eligible to receive awards under the 2020 LTIP. Only three such
46	2020 PROXY STATEMENT

consultants, however, held outstanding equity awards as of March 31, 2020; these awards were granted under the Prior Plans. The Compensation Committee, in its discretion, selects the individual or individuals to whom awards under the 2020 LTIP may be granted, determines the type or types of awards to be granted, the time or times at which such awards shall be granted, and the number of shares subject to each such grant (or the dollar value of certain performance awards). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular individual or individuals in the future.
The aggregate maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 LTIP on and after its effective date is 1,887,250 shares less the number of shares issued pursuant to incentive stock options granted under the 2017 LTIP after March 31, 2020, and prior to the effective date of the 2020 LTIP, in each case with such number of shares subject to adjustment for certain corporate events, including mergers and stock splits.
Administration. The 2020 LTIP will be administered by the Compensation Committee, which shall consist of at least two directors, both of whom must qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act and “independent directors” for purposes of the rules of the Nasdaq Stock Market to the extent required by such rules. The Compensation Committee has the authority to select the participants who will receive awards under the 2020 LTIP, to determine the type and terms of the awards, and to interpret and administer the 2020 LTIP. The Compensation Committee may delegate the right to make grants and otherwise take action on the Compensation Committee’s behalf under the 2020 LTIP to a committee of one or more directors and, to the extent permitted by law and Nasdaq Stock Market rules and regulation, to an executive officer or a committee of executive officers the right to grant awards to employees who are not our executive officers (subject to the limitation on the total number of shares that may be subject to such awards as specified by the Compensation Committee). The Compensation Committee may delegate authority to grant equity awards to a committee of one or more members of our Board of Directors, one or more of our executive officers, or a committee of our executive officers. The Compensation Committee has delegated to our Chief Executive Officer the authority to grant equity awards to non-executive employees consistent with the Board-approved hiring plan and grant guidelines and subject to certain limitations. It is the Compensation Committee’s policy for our Chief Executive Officer to report to it any such equity grants at its next regularly scheduled committee meeting following such grants.
Terms and Conditions of Options. Options granted under the 2020 LTIP may be incentive stock options, nonstatutory stock options, or a combination thereof, and are subject to the following terms and conditions:
Exercise Price. The exercise price of options granted under the 2020 LTIP is determined by the Compensation Committee at the time the options are granted. The exercise price of an option may not be less than 100% of the fair market value of the common stock on the date such option is granted, except in the case of substitute awards granted in connection with an acquisition; provided, however, that in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock, the option price per share will be no less than 110% of the fair market value of one share of our common stock on the date of grant. The fair market value of the common stock is generally determined with reference to the closing price for the common stock on the Nasdaq Stock Market on the date the option is granted (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported).
Exercise of Option. The Compensation Committee determines when options become exercisable. The 2020 LTIP permits payment to be made by cash, check, other shares of our common stock, any other form of consideration approved by the Compensation Committee (including withholding of shares of common stock that would otherwise be issued on exercise of options) and permitted by applicable law, or any combination thereof.
Term of Option. Options granted under the 2020 LTIP expire no later than seven years from the date of grant, except in the event of the optionee’s death or disability; provided, however, that the term of the option will not exceed five years from the date the option is granted in the case of an incentive stock option granted to a participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all of our classes of stock.
Stock Appreciation Rights. The Compensation Committee is authorized to grant stock appreciation rights in conjunction with an option or other award granted under the 2020 LTIP, and to grant stock appreciation rights separately. The grant price of a stock appreciation right may not be less than 100% of the fair market value of the common stock on the date such stock appreciation right is granted, except in the case of substitute awards granted in connection with an acquisition (or a stock appreciation right granted in exchange for or in tandem with, but subsequent to, an option). The Compensation Committee determines when stock appreciation rights become exercisable. The term of a stock appreciation right may be no more than seven years from the date of grant.
2020 PROXY STATEMENT	47

Upon the exercise of a stock appreciation right, the holder will have the right to receive the excess of the fair market value of the shares or, at the discretion of the Compensation Committee, such lesser amount, on the date of exercise over the grant price. Payment may be made in cash, shares of our common stock or other property, or any combination of the same, as the Compensation Committee may determine. Shares issued upon the exercise of a stock appreciation right are valued at their fair market value as of the date of exercise.
Restricted Stock Awards. Restricted stock awards may be issued to participants either alone or in addition to other awards granted under the 2020 LTIP and are also available as a form of payment for performance awards and other earned cash-based incentive compensation. The Compensation Committee determines the terms and conditions of restricted stock awards, including the number of shares granted (subject to the limit on shares subject to awards set forth above), and any conditions for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services, but may include a performance-based component. Cash dividends, stock and any other property (other than cash) distributable as a dividend or otherwise with respect to any restricted stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall not be paid until and unless the underlying award vests.
Restricted Stock Unit Awards. Awards of restricted stock units having a value equal to an identical number of shares may be granted either alone or in addition to other awards granted under the 2020 LTIP, and are also available as a form of payment for other awards granted under the 2020 LTIP and other earned cash-based incentive compensation. Restricted stock units may be paid in cash, shares of common stock or other property, or a combination thereof, as determined by the Compensation Committee. The Compensation Committee determines the other terms and conditions of restricted stock units. Cash dividends, stock and any other property (other than cash) distributable as a dividend or otherwise with respect to any restricted stock unit award shall either (a) not be paid at all, or (b) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the restricted stock units with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.
Performance Awards. Performance awards provide participants with the opportunity to receive cash, shares of common stock or other property, or any combination thereof, based on performance and other vesting conditions. Performance awards may be granted from time to time as determined at the discretion of the Compensation Committee. Subject to the share limit and maximum dollar value set forth above, the Compensation Committee has the discretion to determine (a) the number of shares of common stock under, or the dollar value of, a performance award, and (b) the conditions that must be satisfied for grant or for vesting, which may be based principally or solely on achievement of performance goals. Cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any award of performance shares shall either (i) not be paid at all, or (ii) be accumulated, be subject to restrictions and risk of forfeiture to the same extent as the performance shares with respect to which such cash, stock or other property has been distributed and be paid at the time, and to the extent, such restrictions and risk of forfeiture lapse.
At the Compensation Committee’s discretion, performance goals may be based on the attainment of specified levels of the performance goals or metrics or criteria specified in the 2020 LTIP selected by the Compensation Committee. Any performance goals that are financial metrics may be determined in accordance with U.S. Generally Accepted Accounting Principles, or GAAP, in accordance with accounting principles established by the International Accounting Standards Board, or IASB Principles, or adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such performance goals also may be based solely by reference to our performance or the performance of one or more of our affiliates, divisions, business segments or business units, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. At the time a performance award is granted, the Compensation Committee may also exclude charges related to an event or occurrence which the Compensation Committee determines should appropriately be excluded, including (a) restructurings or discontinued operations, (b) items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (c) an event either not directly related to our operations or not within the reasonable control of our management, or (d) the cumulative effects of tax or accounting changes in accordance with US generally accepted accounting principles.
Dividends; Dividend Equivalents. Awards other than options and stock appreciation rights may, if so determined by the Compensation Committee, provide that the participant will be entitled to receive cash, or stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends declared with respect to shares of common stock covered by an award. Such amounts shall be deemed to have been reinvested in additional shares of common stock or otherwise reinvested and in all events shall be subject to the same vesting or performance conditions as the underlying award and shall not be paid until and unless the underlying award vests.
48	2020 PROXY STATEMENT

Termination of Service. The Compensation Committee will determine and set forth in each award agreement whether an award will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a participant terminates employment or service with us, whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. With regard to options and stock appreciation rights, if the sale of any common stock received on exercise of an option or a stock appreciation right following the termination of the participant’s employment by or services to us (other than for cause) would be prohibited at any time solely because the issuance of the shares would violate (a) the registration requirements under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or the Securities Act, (b) our insider trading policy, or (c) a “lock-up” agreement undertaken in connection with our issuance of securities, then the option or stock appreciation right will terminate on the earlier of (i) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the participant’s employment by or services to us during which the exercise of the option or stock appreciation right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (ii) the expiration of the term of the option or stock appreciation right as set forth in the applicable award agreement.
Reduced Time Commitment. In the event a participant’s regular level of time commitment in the performance of his or her services for us and any affiliates is reduced (for example, and without limitation, if the participant is one of our employees and the employee has a change in status from a full-time employee to a part-time employee) after the date of grant of any award to the participant, the Compensation Committee has the right in its sole discretion to (a) make a corresponding reduction in the number of shares or cash amount subject to any portion of such award that is scheduled to vest or become payable after the date of such change in time commitment, and (b) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such award. In the event of any such reduction, the participant will have no right with respect to any portion of the award that is so reduced.
No Repricing. The 2020 LTIP prohibits option and stock appreciation right repricings (other than to reflect stock splits, spin-offs or other corporate events described under “Adjustments upon Changes in Capitalization” below) unless stockholder approval is obtained. For purposes of the 2020 LTIP, a “repricing” means a reduction in the exercise price of an option or the grant price of a stock appreciation right, the cancellation of an option or stock appreciation right in exchange for cash or another award (except for awards granted in assumption of or in substitution for awards previously granted by a company acquired by us or with which we combine) under the 2020 LTIP if the exercise price of the cancelled option or grant price of the cancelled stock appreciation right is greater than the fair market value of the common stock, or any other action with respect to an option or stock appreciation right that may be treated as a repricing under the Nasdaq Stock Market rules.
Nontransferability of Awards. Except as provided in the next sentence, an award granted under the 2020 LTIP is not transferable other than by will or the laws of descent and distribution, and may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. The Compensation Committee may provide in an award agreement that a participant may transfer an award (other than an incentive stock option) to a family member (whether by gift or a domestic relations order for no consideration) under such terms and conditions determined by the Compensation Committee. Options and stock appreciation rights may not be transferred to a third party financial institution for value.
Clawback Policy. All awards granted under the Amended 2017 LTIP will be subject to recoupment in accordance with any clawback policy we adopt, including any clawback policy we adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, our Board of Directors may impose such other clawback, recovery or recoupment provisions in an award agreement as the Board determines necessary or appropriate.
Adjustments upon Changes in Capitalization. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in our corporate structure affecting our common stock or the value thereof, appropriate adjustments shall be made, in the discretion of the Compensation Committee, in the number and class of shares of stock subject to the 2020 LTIP, the number and class of shares of awards outstanding under the 2020 LTIP, the maximum shares that may be issued pursuant to incentive stock options and the exercise price of any outstanding option or stock appreciation right.
Change in Control. The Compensation Committee may, in its discretion, determine that, upon our “change in control” (as defined in the 2020 LTIP or otherwise defined in the agreement evidencing an award), options and stock appreciation rights outstanding as of the date of the change in control shall be cancelled and terminated without payment therefor if the fair market value of one share of our common stock as of the date of the change in control is less than the per share option exercise price or stock appreciation right grant price.
2020 PROXY STATEMENT	49

To the extent provided in an award agreement, in the event of a change in control in which the successor company assumes or substitutes for an option, stock appreciation right, restricted stock award or restricted stock unit award (or in which we are the ultimate parent corporation and continue the award), if a participant’s employment with such successor company (or us) or a subsidiary thereof terminates within the period following such change in control set forth in the award agreement (or prior if applicable) under the circumstances set forth in the award agreement, each award held by such participant at the time of such termination of employment will be fully vested, and options and stock appreciation rights may be exercised during the period following such termination set forth in the award agreement. If the successor company does not assume or substitute for such outstanding awards held by participants at the time of the change in control, then unless otherwise provided in the award agreement, the awards will become fully vested immediately prior to the change in control and will terminate immediately after the change in control.
The Compensation Committee, in its discretion, may also determine that, upon the occurrence of a change in control, each option and stock appreciation right outstanding shall terminate within a specified number of days after notice to the participant, and/or that each participant shall receive, with respect to each share of common stock subject to such option or stock appreciation right, an amount equal to the excess, if any, of the fair market value of such share immediately prior to the occurrence of such change in control over the exercise price per share of such option and/or stock appreciation right; such amount to be payable in cash, in one or more kinds of stock or property, or in a combination thereof, as the Compensation Committee, in its discretion, will determine.
Effective Date. The 2020 LTIP will be effective upon its approval by stockholders at our 2020 Annual Meeting.
Amendment and Termination of the 2020 LTIP. Our Board of Directors or the Compensation Committee may alter, amend, suspend or terminate the 2020 LTIP, from time to time as it deems advisable, subject to any requirement of applicable law or the rules and regulations of the Nasdaq Stock Market for stockholder approval. Neither our Board of Directors nor the Compensation Committee may, without stockholder approval to the extent required by law, amend the 2020 LTIP to increase the number of shares approved by our stockholders as available for awards under the 2020 LTIP, expand the types of awards available under the 2020 LTIP, materially expand the class of persons eligible to participate in the 2020 LTIP, permit the grant of options or stock appreciation rights with an exercise or grant price of less than 100% of fair market value on the date of grant (except for substitute awards granted in connection with an acquisition), or increase the maximum term of the plan or of any options and stock appreciation rights. Neither our Board of Directors nor our Compensation Committee may, without the approval of our stockholders, take any action with respect to an option or stock appreciation right that may be treated as a repricing under the Nasdaq Stock Market rules (including a reduction in the exercise price of an option or stock appreciation right or the exchange of an option or stock appreciation right for cash or another award if the option or grant price is greater than the fair market value of the common stock). No such action by our Board of Directors or Compensation Committee may alter or impair any award previously granted under the 2020 LTIP without the written consent of the participant. The 2020 LTIP will expire on the 10th anniversary of its effective date, except with respect to awards then outstanding, and no further awards may be granted thereafter.
US Federal Income Tax Consequences. The following discussion summarizes certain federal income tax considerations of awards under the 2020 LTIP. However, it does not purport to be complete and does not describe the state, local or foreign tax considerations or the consequences for any particular individual.
Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon an optionee’s sale of the shares (assuming that the sale occurs more than two years after grant of the option and more than one year after exercise of the option), any gain will be taxed to the optionee as long-term capital gain. If the optionee disposes of the shares prior to the expiration of the above holding periods, then the optionee will recognize ordinary income in an amount generally measured as the excess, if any, of the fair market value of the shares at the exercise date or the sale price of the shares, whichever is lower, over the exercise price. Any gain or loss recognized on such sale of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.
Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time a nonstatutory stock option is granted. Upon exercise, the optionee recognizes taxable ordinary income measured by the excess of the fair market value of the shares on the exercise date over the exercise price. Upon a disposition of such shares by the optionee, any difference between the amount recognized on the sale and the fair market value of the shares on the exercise date is treated as long-term or short-term capital gain or loss, depending on the holding period.
50	2020 PROXY STATEMENT

Stock Appreciation Rights. No income will be recognized by a recipient in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in the year of exercise in an amount equal to the sum of the amount of any cash received and the fair market value of any common stock or other property received upon the exercise.
Restricted Stock Awards and Performance Awards. Generally, the recipient of a restricted stock award or a performance award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.
Restricted Stock Units. Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception from the requirements of Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. Unless an exemption is available, to conform to the requirements of Section 409A of the Code, the shares of our common stock subject to a stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If the stock units do not comply with or qualify for an exception from the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.
The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.
Company Tax Deduction. We generally will be entitled to a tax deduction in connection with an award under the 2020 LTIP (subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation) in an amount equal to the ordinary income recognized by a participant and at the time the participant recognizes such income (for example, on the exercise of a nonstatutory stock option). Under Section 162(m), the annual compensation paid to any “covered employees” will be deductible only to the extent that it does not exceed $1,000,000 or an exemption from such deduction limitation is applicable and available. The Compensation Committee reserves the right to grant awards under the 2020 LTIP that result in compensation to our covered officers in excess of the $1 million Section 162(m) deduction limitation.
New Plan Benefits
The amounts allocable under the 2020 LTIP to our executive officers and employees are not determinable because the 2020 LTIP does not provide for set benefits or amounts with respect to awards granted under the 2020 LTIP, and we have not approved any awards that are conditioned on stockholder approval of this Proposal 4. However, as described above under “Director Compensation,” we have a policy of granting options and restricted stock units to our non-employee directors at each annual meeting and upon initial appointment to the Board.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2020 LONG-TERM INCENTIVE PLAN.	✔
2020 PROXY STATEMENT	51

Securities Authorized for Issuance Under Equity Compensation Plans
The following table summarizes our compensation plans under which our equity securities are authorized for issuance at December 31, 2019:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	8,073,653*	$33.85	4,024,755***
Equity compensation plans not approved by security holders	625,350**	16.07	—
Total	8,699,003	$32.61	4,024,755***
*
Includes stock options to purchase 7,909,789 shares of our common stock with a per share weighted-average exercise price of $35.75. Also includes (i) 23,564 restricted stock unit awards with no exercise price and (ii) 140,300 shares issuable pursuant to Performance Restricted Stock Units that were outstanding as of December 31, 2019, representing achievement of performance goals at target levels (100%). The maximum number of shares that remain issuable pursuant to the PRSUs if all currently outstanding Closing Price targets are met during the remaining Performance Period and subsequent continuing service requirements are met is 420,900, i.e., 200% of the target amount granted, less the 50% already vested.

**	Represents inducement stock options to purchase 625,350 shares of our common stock reserved for inducement awards.
***
Represents stock options to purchase 3,024,755 shares of our common stock reserved for future grants under our 2017 Long-Term Incentive Plan, as amended and restated, or 2017 LTIP, and 1,000,000 shares reserved for issuance under our 2019 Employee Stock Purchase Plan, or 2019 ESPP, which became effective on June 13, 2019. Stock options and stock appreciation rights granted under our 2017 LTIP reduce the available number of shares under our 2017 LTIP by 1 share for every share issued while awards other than stock options and stock appreciation rights granted under our 2017 LTIP reduce the available number of shares by 1.75 shares for every share issued. In addition, shares that are released from awards granted under any of our prior long-term incentive plans or the 2017 LTIP because the awards expire, are forfeited or are settled for cash will increase the number of shares available under our 2017 LTIP by 1 share for each share released from a stock option or stock appreciation right and by 1.75 shares for each share released from a restricted stock award or restricted stock unit award. Shares we withhold to satisfy any tax withholding obligation with respect to an award under any of our prior long-term incentive plans or the 2017 LTIP will not increase the share reserve. As of December 31, 2019, no shares have been issued under the 2019 ESPP.

52	2020 PROXY STATEMENT

Audit Committee
Audit Committee Report
The material in this report required by Item 407(d)(3) of Regulation S-K is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any of our filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.
Our management has the primary responsibility for our financial reporting process, accounting principles and internal controls as well as the preparation of our financial statements. The Audit Committee oversees our financial reporting process on behalf of our Board of Directors.
In fulfilling its responsibilities, the Audit Committee appointed KPMG LLP, an independent registered public accounting firm, or KPMG, as our independent auditors for our 2019 fiscal year. The Audit Committee reviewed and discussed with the independent auditors the overall scope and specific plans for their audit. The Audit Committee also reviewed and discussed with the independent auditors and with management our audited consolidated financial statements and the adequacy of our internal control over financial reporting. The Audit Committee met with the independent auditors, without management present, to discuss the results of the independent auditors’ audit, the independent auditors’ evaluations of our internal control over financial reporting, and the overall quality of our financial reporting. The meetings were also designed to facilitate any desired private communication between the Audit Committee and the independent auditors.
The Audit Committee monitored the independence and performance of the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The Audit Committee received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence, and discussed with the independent auditors the independent auditors’ independence.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC. The Audit Committee has also appointed KPMG as our independent auditors for the fiscal year ending December 31, 2020.
THE AUDIT COMMITTEE
Manmeet S. Soni, Chair
Kieran T. Gallahue
Jennifer Jarrett
2020 PROXY STATEMENT	53

Independent Registered Public Accounting Firm
Independent Auditors’ Fees
The following table presents aggregate fees for the fiscal years ended December 31, 2019, and 2018, for professional services rendered by KPMG:
	Fiscal Years Ended December 31,
	2019	2018
Audit Fees(1)	$880,744	$725,725
Tax Fees(2)	—	42,500
Total	$880,744	$768,225
(1)
Consisted of fees paid for professional services for the integrated audit of our annual consolidated financial statements, review of condensed consolidated financial statements included in our quarterly reports and services provided in conjunction with the statutory audits for our Swiss subsidiaries Arena Pharmaceuticals GmbH and Arena Pharmaceuticals Development GmbH. Also included are fees related to comfort letter procedures in connection with equity offerings and review of registration statements on Forms S-3 and
S-8.

(2)	Fees were primarily related to services in connection with transfer pricing valuation services.
(3)	There were no fees billed in the years ended December 31, 2019 and 2018, for products or services provided by KPMG other than those disclosed in this table.
Pre-approval Policies and Procedures
The Audit Committee has adopted a policy and procedures for pre-approving all audit and non-audit services to be performed by our independent auditors. The policy requires pre-approval of all services rendered by our independent auditors either as part of the Audit Committee’s approval of the scope of the engagement of the independent auditors or on a case-by-case basis. The Audit Committee has authorized its Chair to pre-approve individual expenditures of audit and non-audit services. Any pre-approval decision must be reported to the Audit Committee at the next regularly scheduled Audit Committee meeting. All audit and tax fees for 2019 and 2018 described above were pre-approved by the Audit Committee.
54	2020 PROXY STATEMENT

RATIFICATION OF INDEPENDENT AUDITORS (PROPOSAL 5)
The Audit Committee has appointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Our Board of Directors is submitting the appointment of KPMG to the stockholders for ratification as a matter of good corporate practice.
Stockholders are requested in this Proposal 5 to ratify the appointment of KPMG. To ratify the appointment of KPMG, a majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes will have no effect.
In the event that the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection of our independent auditors but may decide not to change its selection. Even if the appointment is ratified, the Audit Committee may appoint different independent auditors at any time if it determines that such a change would be in the stockholders’ best interest.
Representatives of KPMG are expected to be present at the 2020 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.
THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP TO SERVE AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.	✔
2020 PROXY STATEMENT	55

Questions and Answers about the Annual Meeting
1.	Why am I receiving these materials?
We have provided you these proxy materials because our Board of Directors (sometimes referred to as the “Board”) is soliciting your proxy to vote at our 2020 Annual Meeting of Stockholders, or 2020 Annual Meeting, which is to be held on Friday, June 12, 2020, at 9:00 a.m. (Pacific Time), or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement. You are invited to attend the 2020 Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares.
If you have received a printed copy of these materials by mail, you may complete, sign and return the enclosed proxy card or follow the instructions below to submit your proxy on the Internet or by telephone. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may submit your proxy on the Internet or by telephone, as described below.
2.	Why did I receive a Notice Regarding the Availability of Proxy Materials?
In accordance with rules and regulations adopted by the SEC, we make our proxy materials available to our stockholders on the Internet. We are sending certain of our stockholders an Internet Notice. If you received the Internet Notice, such notice will instruct you how you may access and review all of the important information contained in the proxy materials. The Internet Notice also instructs you how you may submit your proxy on the Internet. If you would like to receive a printed copy of the proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Internet Notice.
We may also send you a proxy card, along with a second Internet Notice, on or after April 29, 2020.
3.	How can I attend the 2020 Annual Meeting?
The 2020 Annual Meeting will be held on Friday, June 12, 2020, at 9:00 a.m. (Pacific Time) at our offices located at 6154 Nancy Ridge Drive, San Diego, California 92121. Directions to the 2020 Annual Meeting may be found at www.arenapharm.com, where you will find a map and directions under “contact us.” For further information about the 2020 Annual Meeting, please call 858.453.7200 and ask for Investor Relations. Information on how to vote in person at the 2020 Annual Meeting is described below.
Attendees and their personal items, including backpacks, packages, suitcases, briefcases, and bags, will be subject to a security inspection. The use of cameras, mobile phones, and audio or video recording equipment will not be permitted.
As part of our precautions regarding the coronavirus or COVID-19 outbreak, we are planning for the possibility that the 2020 Annual Meeting may be held solely by means of remote communication. If we take this step, we will announce the decision to do so in advance in a press release and details on how to participate will be available at http://invest.arenapharm.com/ as soon as practicable before the 2020 Annual Meeting.
4.	Who can vote at the 2020 Annual Meeting?
Only stockholders of record at the close of business on April 20, 2020, or the Record Date, or their legal proxy holders will be entitled to vote at the 2020 Annual Meeting. On the Record Date, there were 50,311,502 shares of our common stock outstanding, and each of such shares is entitled to one vote.
Stockholder of Record: Shares Registered in Your Name.
If on the Record Date your shares of common stock were registered directly in your name with our transfer agent, Computershare, then you are a stockholder of record. As a stockholder of record, you may vote by proxy or vote in person at the 2020 Annual Meeting. Whether or not you plan to attend the 2020 Annual Meeting, we urge you to vote by proxy on the Internet or by telephone as instructed below or to complete, sign, date and return a proxy card to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If on the Record Date your shares of common stock were held in an account by a bank, broker or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials or the Internet Notice are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the 2020 Annual Meeting. As a beneficial owner, you have the right to direct your bank, broker or other agent on how to vote the shares in your account. You are also invited to attend the 2020 Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the 2020 Annual Meeting unless you obtain a legal proxy from your bank, broker or other agent.
56	2020 PROXY STATEMENT

5.	What is a proxy?
If you vote on the Internet or by telephone or return a signed and dated proxy card, you will be appointing Amit D. Munshi, our President and Chief Executive Officer, and Joan Schmidt, our Executive Vice President, General Counsel and Secretary, as your representatives at the 2020 Annual Meeting and authorizing them, or each of them, to vote your shares at the meeting as indicated by you. This way, you can vote your shares whether or not you attend the meeting.
6.	What am I voting on?
We are asking you to vote on the following proposals:
1.
Election of the eight nominees for director named herein to our Board of Directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal (Proposal 1);

2.	Advisory approval of the compensation of our named executive officers, as disclosed in this proxy statement in accordance with rules of the SEC (Proposal 2);
3.	Approval of an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock (Proposal 3);
4.	Approval of the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan (Proposal 4);
5.	Ratification of the appointment of KPMG LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2020 (Proposal 5); and
6.	Such other proposals as may properly come before the meeting or any adjournment or postponement thereof.
7.	What if another matter is properly brought before the 2020 Annual Meeting?
Our Board of Directors knows of no other matters that will be presented for consideration at the 2020 Annual Meeting. If any other matters are properly brought before the 2020 Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
8.	What if I return a proxy card or otherwise vote but do not make specific choices?
If you vote on the Internet or by telephone or mark your voting instructions on the proxy card, your shares will be voted as you instruct, or in the best judgment of Mr. Munshi or Ms. Schmidt with respect to any new proposal that comes up for a vote at the 2020 Annual Meeting.
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted as follows: “FOR” the eight named nominees as directors; “FOR” the approval, on an advisory basis, of the compensation of our named executive officers; “FOR” an amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorizes shares of our common stock; “FOR” the approval of the Arena Pharmaceuticals, Inc., 2020 Long-Term Incentive Plan; “FOR” the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020; and according to the best judgment of Mr. Munshi or Ms. Schmidt if a proposal that is not on the proxy card comes up for a vote at the 2020 Annual Meeting.
9.	How do I vote?
Stockholder of Record: Shares Registered in Your Name.
BY INTERNET: Please follow the vote by Internet instructions that are on your proxy card. If you vote by Internet, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 11, 2020, to be counted.
BY TELEPHONE: Please follow the vote by telephone instructions that are on your proxy card. If you vote by telephone, you do not have to mail in your proxy card. Your vote must be received by 11:59 p.m. (Eastern Time) on June 11, 2020, to be counted.
BY MAIL: If you have received a printed copy of these materials by mail, of if we have mailed you a proxy card pursuant to your request, you may complete, sign and date your proxy card and mail it in the enclosed pre-addressed envelope, which does not require postage if mailed in the United States. Your vote must be received no later than 11:59 p.m. (Eastern Time) on June 11, 2020, to be counted.
2020 PROXY STATEMENT	57

IN PERSON: We will pass out written ballots to anyone who wants to vote in person at the 2020 Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your bank, broker or other agent to vote at the 2020 Annual Meeting.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should have received the Internet Notice (or a proxy card and voting instructions with these proxy materials) from that organization rather than from us. Simply follow the instructions you received from that organization to vote on the Internet or, if you received a proxy card by mail, complete, sign and return the proxy card to ensure that your vote is counted. Please contact that organization if you did not receive the Internet Notice or such materials, as applicable.
To vote in person at the 2020 Annual Meeting, you must obtain a legal proxy from your bank, broker or other agent. Follow the instructions from your bank, broker or other agent included with the Internet Notice or these proxy materials, or contact such agent to obtain a proxy form.
Internet proxy voting may be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.
10.	What does it mean if I receive more than one Internet Notice or proxy card?
It likely means that you hold our shares in multiple accounts at the transfer agent or with brokers or other custodians of your shares. Please follow the voting instructions included in each Internet Notice and proxy card you receive to ensure that all of your shares are voted.
11.	Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name.
If you are a stockholder of record, you can revoke your proxy and change your vote at any time before the polls close at the 2020 Annual Meeting by: (i) voting on the Internet or by telephone by 11:59 p.m. (Eastern Time) on June 11, 2020 (your latest Internet or telephone vote is counted), (ii) signing a proxy card with a later date and returning it before 11:59 p.m. (Eastern Time) on June 11, 2020, (iii) providing a written notice no later than 11:59 p.m. (Eastern Time) on June 11, 2020, that you are revoking your proxy, or (iv) voting at the meeting. Please note, however, that simply attending the 2020 Annual Meeting will not, by itself, revoke your proxy.
Beneficial Owner: Shares Registered in the Name of a Bank, Broker or Other Agent.
If you are a beneficial owner of shares registered in the name of a bank, broker or other agent, you should follow their instructions on how to change your vote. Please contact your bank, broker or other agent if you did not receive such instructions.
12.	How many shares must be present to hold the 2020 Annual Meeting?
To hold the 2020 Annual Meeting and conduct business, the holders of a majority of our outstanding common stock as of the Record Date must be present, either in person or represented by proxy, at the 2020 Annual Meeting. This is called a quorum.
A stockholder’s shares are counted towards a quorum if the stockholder either:
•	is present at the meeting, or
•	has properly submitted a proxy (including voting on the Internet or by telephone).
Both abstentions and broker non-votes are counted as present for the purposes of determining the presence of a quorum at the 2020 Annual Meeting.
13.	What are broker non-votes?
Broker non-votes occur when a broker who holds shares for a stockholder in street name submits a proxy for those shares but does not vote. In general, this occurs when the broker has not received voting instructions from the stockholder, and the broker lacks discretionary voting authority under the rules of the New York Stock Exchange, or NYSE, or otherwise to vote the shares for a particular proposal. The bank, broker or other agent can register your shares as being present at a meeting for purposes of determining the presence of a quorum but will not be able to vote on those items for which specific authorization is required under the rules of the NYSE.
58	2020 PROXY STATEMENT

14.	When do brokers have discretionary voting authority to vote my shares without my instruction?
If you are a beneficial owner whose shares are held of record by a bank, broker or other agent, such entity has discretionary voting authority, under the rules of the NYSE, to vote your shares on certain routine matters for which it does not receive voting instructions from you by the 10th day before the meeting. The proposed amendment to our Amended and Restated Certificate of Incorporation to effect an increase in the total number of authorized shares of our common stock (Proposal 3) and the proposed ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020 (Proposal 5) are both considered routine matters, and accordingly, such entity will have discretionary voting authority with regard to these proposals if you do not provide that entity with voting instructions by the 10th day before the 2020 Annual Meeting.
When a proposal is not a routine matter and the entity holding the shares has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the entity cannot vote the shares on that proposal. The election of directors (Proposal 1), say-on-pay vote (Proposal 2), and vote on the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan (Proposal 4) are not considered routine. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on all proposals.
15.	How many votes must the nominees receive to be elected as directors, as described in Proposal 1?
Directors are elected by a plurality of votes of common stock present, either in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote. This means that the eight nominees receiving the highest number of votes “FOR” election will be elected. Only votes “FOR” or “WITHHELD” will affect the outcome. However, if the number of votes “FOR” any of the eight nominees does not exceed 50% of the total number of votes cast with respect to such nominee’s election (from the holders of votes of shares either present in person or represented by proxy and entitled to vote), such nominee will promptly tender his resignation as a director, and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board as to whether it is appropriate to accept such director’s resignation. Abstentions and broker non-votes will have no effect on the outcome.
16.	How many votes must be received to approve the compensation of our named executive officers, as described in Proposal 2?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.
17.	How many votes must be received to approve the amendment to our Amended and Restated Certificate of Incorporation to effect an Authorized Shares Increase, as described in Proposal 3?
A majority of the shares outstanding on the Record Date must vote “FOR” approval. Abstentions and broker non-votes will have the same effect as “AGAINST” votes.
18.	How many votes must be received to approve the Arena Pharmaceuticals, Inc. 2020 Long-Term Incentive Plan, as described in Proposal 4?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” approval. Abstentions and broker non-votes will have no effect on the outcome.
19.	How many votes must be received to ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending December 31, 2020, as described in Proposal 5?
A majority of the votes cast by stockholders entitled to vote on the proposal must vote “FOR” ratification. Abstentions and broker non-votes, if any, will have no effect on the outcome.
20.	How are votes counted?
Votes will be counted by the inspector or inspectors of election appointed for the 2020 Annual Meeting, who will separately count, for the proposal to elect directors, votes “FOR” and “WITHHOLD” and broker non-votes; and, with respect to other proposals, votes “FOR” and “AGAINST,” proxies marked to “ABSTAIN” from voting, and broker non-votes. With respect to Proposal 3, regarding the proposed amendment to our Amended and Restated Certificate of Incorporation, abstentions and broker non-votes will have the same effect as “AGAINST” votes. Abstentions and broker non-votes will have no effect and will not be counted towards the vote total for any other proposal but will be counted as present for the purposes of determining the presence of a quorum at the 2020 Annual Meeting.
2020 PROXY STATEMENT	59

We have retained Broadridge Financial Solutions, Inc. to tabulate and certify the voting results.
21.	Who will bear the cost of soliciting votes for the 2020 Annual Meeting?
We are paying for the distribution and solicitation of the proxies. As a part of this process, we reimburse brokers, nominees, fiduciaries and other custodians for reasonable fees and expenses in forwarding proxy materials to our stockholders. Original solicitation of proxies by mail may be supplemented by other mailings, telephone calls, personal solicitation, or use of the Internet by our directors, officers, other employees or, if we choose to engage one, an independent proxy solicitation firm. No additional compensation will be paid to our directors, officers or other employees for such services, and in the event we engage such a proxy solicitation firm, the fees paid by us would not likely exceed $20,000.
22.	How can I find out the results of the voting at the 2020 Annual Meeting?
Preliminary voting results will be announced at the 2020 Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the 2020 Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the 2020 Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.
23.	Where can I find information about the company’s corporate governance?
We have included various corporate governance materials under the “Investors” tab of our website, www.arenapharm.com. Included in such information are the charters of the following standing committees of our Board of Directors: The Audit Committee, the Compensation Committee, and the Corporate Governance and Nominating Committee. Also included under that tab are our Board of Directors’ Corporate Governance Guidelines, our Code of Business Conduct and Ethics and our Policy on Filing, Receipt and Treatment of Complaints.
60	2020 PROXY STATEMENT

Additional Information
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on June 12, 2020
We have elected to provide access to our proxy materials over the Internet under the “notice and access” rules of the Securities and Exchange Commission, or SEC. On or about April 29, 2020, we intend to send to beneficial owners of our stock a Notice of Internet Availability of Proxy Materials, or Internet Notice, containing instructions on how to access our 2020 Proxy Statement and annual report and vote online. In addition, on or about April 29, 2020, we intend to send a printed copy of our proxy materials to certain holders of our common stock as of the Record Date. Our proxy statement and annual report are available on our investor relations page of our website at http://invest.arenapharm.com/.
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, our executive officers, our 10% or greater stockholders, and certain other persons to file reports of ownership of our equity securities and changes in such ownership with the SEC and Nasdaq and to furnish us with copies of such reports.
To our knowledge, based on a review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, our executive officers, our 10% or greater stockholders and other persons required to file reports were complied with during the fiscal year ended December 31, 2019, with the exception of one report covering one transaction that was filed late by Robert Lisicki, our Chief Commercial Officer. To our knowledge, there were no other failures to file required forms during the fiscal year ended December 31, 2019.
Forward-Looking Statements
These proxy materials contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations and involve risks and uncertainties. Forward-looking statements may include statements regarding our clinical and preclinical development programs and studies (including statements regarding potential data readouts, potential IND filings, and the potential timing of these readouts and filings) and financial performance. No forward-looking statement can be guaranteed and actual results may differ materially from those stated or implied by forward-looking statements. We undertake no obligation to publicly update any forward-looking statement, except as required under applicable law. Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, particularly those mentioned in our filings with the SEC, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2019, which was filed with the SEC on February 27, 2020.
No Incorporation by Reference
In our filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Compensation Committee Report” and “Audit Committee Report” contained in this proxy statement specifically are not incorporated by reference into any other filings with the SEC and shall not be deemed to be proxy solicitation material. In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
Stockholder Proposals for the 2021 Annual Meeting
To be considered for inclusion in our proxy statement for next year’s annual meeting, stockholder proposals must be in writing, addressed to our Corporate Secretary, and be received at our executive offices at 6154 Nancy Ridge Drive, San Diego, California 92121, no later than December 30, 2020. If you wish to submit a proposal (including a director nomination) that is not to be included in our proxy materials for next year’s annual meeting, notice of any such proposal must be received at our executive offices no later than February 18, 2021, and no earlier than January 29, 2021. The above dates in this section may change under circumstances set forth in our Bylaws or if we amend the relevant provisions in our Bylaws. If we amend our Bylaws, we will file the amended Bylaws with the SEC. Stockholders may request a copy of the bylaw provisions relating to stockholder proposals from our Corporate Secretary at the same address. You are also advised to review our Bylaws, which contain additional requirements for advance notice of stockholder proposals.
Notices of intention to present proposals at the 2021 annual meeting of stockholders should be addressed to our Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121. We reserve the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and any other applicable requirements.
2020 PROXY STATEMENT	61

Annual Report
Our annual report for the 2019 fiscal year (as well as this proxy statement) is available on our investor relations home page of our website at http://invest.arenapharm.com/ for all stockholders entitled to notice of and vote at the 2020 Annual Meeting. We are also mailing to certain stockholders a copy of such annual report concurrently with this proxy statement. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.
Annual Report on Form 10-K
WE WILL MAIL STOCKHOLDERS WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. WE WILL FURNISH STOCKHOLDERS A COPY OF ANY EXHIBIT TO SUCH REPORT UPON WRITTEN REQUEST AND PAYMENT OF OUR REASONABLE EXPENSES IN FURNISHING SUCH EXHIBIT. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, ARENA PHARMACEUTICALS, INC., 6154 NANCY RIDGE DRIVE, SAN DIEGO, CALIFORNIA 92121. OUR SEC FILINGS ARE ALSO AVAILABLE ON OUR WEBSITE AT WWW.ARENAPHARM.COM.
Householding of Proxy Materials
The SEC’s rules permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for proxy statements, annual reports and Internet Notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement and one annual report or Internet Notice addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially results in a reduced usage of natural resources and cost savings for companies.
A number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement and one annual report or Internet Notice will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from one or more of the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Any stockholder at a shared address to which a single copy of the documents or Internet Notice was delivered and who wishes to receive a separate copy of the documents or Internet Notice can request a copy of such documents or notice by sending a written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121, or by contacting our Corporate Secretary at 858.453.7200 and we will promptly deliver the requested documents or notice. Also, if, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report or Internet Notice in the future, please notify your broker or direct your written request to Corporate Secretary, Arena Pharmaceuticals, Inc., 6154 Nancy Ridge Drive, San Diego, California 92121, or contact our Corporate Secretary at 858.453.7200. Stockholders who currently receive multiple copies of the proxy statement or Internet Notice at their address and would like to request “householding” of their communications should contact their broker.
Other Matters
Our Board of Directors knows of no other business that will be presented for consideration at the 2020 Annual Meeting. If other matters are properly brought before the 2020 Annual Meeting, however, it is the intention of the persons named in the proxy to vote the shares represented thereby on such matters in accordance with their best judgment.
Dated: April 29, 2020
By Order of our Board of Directors

Joan Schmidt
Executive Vice President, General Counsel and Secretary
62	2020 PROXY STATEMENT

APPENDIX A

CERTIFICATE OF AMENDMENT NO. 5 OF THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF ARENA PHARMACEUTICALS, INC.
ARENA PHARMACEUTICALS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:
FIRST: The name of this corporation is Arena Pharmaceuticals, Inc. (the “Corporation”).
SECOND: The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on April 14, 1997, under the original name Arena Pharmaceuticals, Inc.
THIRD: At a meeting of the Board of Directors of the Corporation, resolutions were duly adopted providing that the second sentence of Paragraph A of Article IV of the Fifth Amended and Restated Certificate of Incorporation, as amended, of the Corporation shall be amended and restated to read in its entirety as follows:
“The total number of shares which the Corporation is authorized to issue is One Hundred Fifty-Four Million Five Hundred Thousand (154,500,000) shares, One Hundred Forty-Seven Million (147,000,000) shares of which shall be Common Stock (the “Common Stock”) and Seven Million Five Hundred Thousand (7,500,000) shares of which shall be Preferred Stock (the “Preferred Stock”).”
FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval at the Corporation’s 2020 annual meeting of stockholders which was duly called and held, upon notice in accordance with Section 222 of the Delaware General Corporation Law (“DGCL”), at which meeting the necessary number of shares as required by statute were voted in favor of the amendment. Accordingly, said amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.
IN WITNESS WHEREOF, ARENA PHARMACEUTICALS, INC. has caused this Certificate of Amendment No. 5 to be signed by its President and Chief Executive Officer this     day of     , 2020.
ARENA PHARMACEUTICALS, INC.

By:
Amit D. Munshi
President and Chief Executive Officer
2020 PROXY STATEMENT	A-1

APPENDIX B

ARENA PHARMACEUTICALS, INC.
2020 LONG-TERM INCENTIVE PLAN
Arena Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, hereby adopts the following 2020 Long-Term Incentive Plan (the “Plan”) contingent and effective as of the Effective Date set forth in Section 13.13.
1. PURPOSE OF THE PLAN
The purpose of the Plan is to assist the Company and its Affiliates in attracting and retaining employees, directors, consultants and advisors of the Company and its Affiliates who are expected to contribute to the Company’s success and achieve long-term objectives that will benefit the stockholders of the Company through the additional incentives inherent in the Awards hereunder.
2. DEFINITIONS
2.1. “2017 LTIP” shall mean the Company’s 2017 Long-Term Incentive Plan, as amended and/or restated from time to time.
2.2. “Affiliate” shall mean, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board or the Committee shall have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.
2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.
2.4. “Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted hereunder, including through an electronic medium.
2.5. “Board” shall mean the Board of Directors of the Company.
2.6. “Cause” shall mean, unless otherwise provided in an Award Agreement or another agreement between the Participant and the Company or an Affiliate or a plan maintained by the Company or an Affiliate in which the Participant participates, a determination by the Committee that the Participant has breached his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, or has breached any written noncompetition or nonsolicitation agreement between the Participant and the Company or has engaged in such other behavior detrimental to the interests of the Company as the Committee determines in its sole discretion. Any determination of “cause” for the purposes of outstanding Awards held by such Participant shall have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose. Notwithstanding the foregoing, neither this provision nor the Plan is intended to, and neither shall be interpreted in a manner that limits or restricts a participant from exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).
2.7. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
2.8. “Committee” shall mean the Compensation Committee of the Board or a subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom is (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act, and (ii) an “independent director” for purpose of the rules of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded) to the extent required by such rules.
2.9. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Affiliate, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction and (ii) does not directly or indirectly promote or maintain a market for the Company’s securities.
2.10. “Director” shall mean a non-employee member of the Board.
2.11. “Dividend Equivalents” shall have the meaning set forth in Section 12.5.
2020 PROXY STATEMENT	B-1

2.12. “Effective Date” shall have the meaning set forth in Section 13.13.
2.13. “Employee” shall mean any employee of the Company or any Affiliate and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Affiliate.
2.14. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.15. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the per Share closing price of the Shares as reported on the Nasdaq Stock Market on that date (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported), (ii) if the Shares are not then listed on the Nasdaq Stock Market, the closing price on such other principal U.S. national securities exchange on which the Shares are listed (or if there was no reported closing price on such date, on the last preceding date on which the closing price was reported); or (iii) if the Shares are not listed on a U.S. national securities exchange, the Fair Market Value of Shares shall be determined by the Committee in its sole discretion using appropriate criteria. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.
2.16. “Incentive Stock Option” shall mean an Option which when granted is intended to be, and qualifies as, as an incentive stock option for purposes of Section 422 of the Code.
2.17. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.
2.18. “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.19. “Payee” shall have the meaning set forth in Section 13.1.
2.20. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.
2.21. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.
2.22. “Performance Period” shall mean that period established by the Committee at the time any Performance Award is granted or at any time thereafter during which any performance goals specified by the Committee with respect to such Award are to be measured.
2.23. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.24. “Performance Unit” shall mean any grant pursuant to Section 9 of a unit valued by reference to a designated amount of property other than Shares (or cash), which value may be paid to the Participant by delivery of such property as the Committee shall determine, including cash, Shares, other property, or any combination thereof, upon achievement of such performance goals during the Performance Period as the Committee shall establish.
2.25. “Permitted Assignee” shall have the meaning set forth in Section 12.3.
2.26. “Prior Plan Award” shall mean an award granted under Section 3.1 of the 2017 LTIP or granted under any of the other Prior Plans.
2.27. “Prior Plans” shall mean, collectively, the Company’s 2009 Long-Term Incentive Plan, 2012 Long-Term Incentive Plan, 2013 Long-Term Incentive Plan, and 2017 Long-Term Incentive Plan, each as amended and/or restated. Awards granted under the Prior Plans continue to be governed under the terms of those Prior Plans.
2.28. “Prior Plans Returning Shares” means any Shares subject to a Prior Plan Award that after March 31, 2020, is forfeited, or expires or otherwise terminates without the issuance of Shares, or is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Prior Plan Award, to the extent of such forfeiture, expiration or cash settlement; as well as Shares that are, after March 31, 2020, tendered by the Participant or withheld by the Company in payment of the purchase price of an option that is a Prior Plan Award, or Shares that are, after March 31, 2020, used to satisfy any tax withholding obligation with respect to a Prior Plan Award.
2.29. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose (including any
B-2	2020 PROXY STATEMENT

restriction on the right to vote such Share and the right to receive any dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.30. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.
2.31. “Restricted Stock Unit Award” shall have the meaning set forth in Section 8.1.
2.32. “Restricted Stock Unit” means an Award that is valued by reference to a Share, which value may be paid to the Participant by delivery of cash, Shares or such other property as the Committee shall determine, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.
2.33. “Shares” shall mean the shares of common stock, $0.0001 par value, of the Company.
2.34. “Stock Appreciation Right” shall mean the right granted to a Participant pursuant to Section 6.
2.35. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.
2.36. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
3. SHARES SUBJECT TO THE PLAN
3.1 Number of Shares.
(a) Subject to adjustment as provided in Section 3.1(b) and Section 12.2, as of the Effective Date, a total of 1,887,250 Shares may be issued pursuant to Awards granted under the Plan, less one (1) Share for every one (1) Share that was subject to an award granted under Section 3.1 of the 2017 LTIP after March 31, 2020, and prior to the Effective Date.
After the Effective Date, no awards may be granted under the Prior Plans. Any Shares that are subject to Awards granted under the Plan after the Effective Date shall be counted against the limit in this Section 3.1(a) as one (1) Share for every one (1) Share granted, subject to the provisions of Section 3.1(b) below.
(b) If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award (including on payment in Shares on exercise of a Stock Appreciation Right), the Shares subject to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for Awards under the Plan, on a one-for-one basis. In the event that Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option, or to satisfy any tax withholding obligation with respect to any Award, then in each such case the Shares so tendered or withheld shall be added to the Shares available for grant under the Plan on a one-for-one basis. In addition, any Shares that become Prior Plans Returning Shares shall also become available for Awards under the Plan, on a one-for-one-basis.
(c) Shares issued under Substitute Awards that qualify for an exemption from the applicable stockholder-approval requirements under Nasdaq Listing Rule 5635(c) or its successor shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award again be available for Awards under the Plan to the extent of any forfeiture, expiration or cash settlement as provided in paragraph (b) above.
3.2. Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.
3.3. Non-Employee Director Aggregate Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, to any individual for service as a Director with respect to any period commencing on the date of the Company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the Company’s annual meeting of stockholders for the next subsequent year, including Awards granted and cash fees paid or payable by the Company to such Director, will not exceed (i) $750,000 in total value or (ii) in the event such Director is first appointed or elected to the Board during such period, or with respect to a lead director or chairman role $1,000,000 in total value, in each case calculating the value of any Awards based on the grant date fair value of such Awards for financial reporting purposes. For the avoidance of doubt, any compensation shall be counted towards this limit for the service year in which it is earned (and not when settled or paid in the event it is deferred).
2020 PROXY STATEMENT	B-3

4. ELIGIBILITY AND ADMINISTRATION
4.1. Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.
4.2. Administration.
(a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards, not inconsistent with the provisions of the Plan, to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder (including the power to amend outstanding Awards waive or accelerate any vesting terms or restrictions); (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.
(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Affiliate. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.
(c) To the extent not inconsistent with applicable law, including the Delaware General Corporation Law, or the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), the Committee may delegate to: (i) a committee of one or more members of the Board the authority to take action on behalf of the Committee under the Plan including the right to grant, cancel, suspend or amend Awards and (ii) one or more “executive officers” within the meaning of Rule 16a-1(f) of the Exchange Act or a committee of executive officers the right to grant Awards to Employees who are not executive officers of the Company (provided that the Committee resolutions regarding such delegation will specify the total number of Shares that may be subject to the Awards granted by such person or persons) and the authority to take action on behalf of the Committee pursuant to the Plan to cancel or suspend Awards to Employees who are not directors or executive officers of the Company.
(d) The Board in its discretion may ratify and approve actions taken by the Committee. In addition, to the extent not inconsistent with applicable law or the rules and regulations of the Nasdaq Stock Market or such other principal U.S. national securities exchange on which the Shares are traded, the Board may take any action under the Plan that the Committee is authorized to take. In the event the Board takes such action references to the Committee hereunder shall be understood to refer to the Board.
5. OPTIONS
5.1. Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.
5.2. Award Agreements. All Options granted pursuant to this Article shall be evidenced by a written Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan. The terms of Options need not be the same with respect to each Participant. Granting an Option pursuant to the Plan shall impose no obligation on the recipient to exercise such Option. Any individual who is granted an Option pursuant to this Article may hold more than one Option granted pursuant to the Plan at the same time.
5.3. Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate, the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.
B-4	2020 PROXY STATEMENT

Other than pursuant to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (a) lower the option price per Share of an Option after it is granted, (b) cancel an Option when the option price per Share exceeds the Fair Market Value of one Share in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (c) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).
5.4. Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of seven (7) years from the date the Option is granted, except in the event of death or disability; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate.
5.5. Exercise of Options.
(a) Vested Options granted under the Plan may be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant’s executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by the giving of notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may from time to time prescribe.
(b) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation), valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration (including, where permitted by law and the Committee, other Awards) having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing. In no event may any Option granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.
(c) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Participant has not exercised the Option and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 13.1); provided, however, any fractional Share shall be settled in cash.
(d) No Option granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Option is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.
5.6. Form of Settlement. In its sole discretion, the Committee may provide in the form of Award Agreement that the Shares to be issued upon an Option’s exercise shall be in the form of Restricted Stock or other similar securities.
5.7. Incentive Stock Options. The Committee may grant Options intended to qualify as “incentive stock options” as defined in Section 422 of the Code, to any employee of the Company or any Affiliate, subject to the requirements of Section 422 of the Code. Notwithstanding anything in Section 3.1 to the contrary and solely for the purposes of determining whether Shares are available for the grant of “incentive stock options” under the Plan, the maximum aggregate number of Shares that may be issued pursuant to “incentive stock options” granted under the Plan is 1,887,250 Shares less the number of Shares issued pursuant to “incentive stock options” granted under the Prior Plans after March 31, 2020, and prior to the Effective Date, subject to adjustment as provided in Section 12.2.
2020 PROXY STATEMENT	B-5

5.8. Extension of Termination Date. Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of an Option following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Option will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Option would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Option as set forth in the applicable Award Agreement.
6. STOCK APPRECIATION RIGHTS
6.1. Grant and Exercise. The Committee may provide Stock Appreciation Rights (a) in conjunction with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in conjunction with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may establish in its sole discretion.
6.2. Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:
(a) Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise (or such amount less than such Fair Market Value as the Committee shall so determine at any time during a specified period before the date of exercise) over (ii) the grant price of the Stock Appreciation Right.
(b) Upon the exercise of a Stock Appreciation Right, the Committee shall determine in its sole discretion whether payment shall be made in cash, in whole Shares or other property, or any combination thereof.
(c) The terms and conditions of Stock Appreciation Rights need not be the same with respect to each recipient.
(d) The Committee may impose such other conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall have (i) a grant price per Share of not less than the Fair Market Value of one Share (x) on the date of grant or (y) if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code with respect to a Stock Appreciation Right granted in exchange for or in conjunction with, but subsequent to, an Option), except in the case of Substitute Awards or in connection with an adjustment provided in Section 12.2, and (ii) a term not greater than seven (7) years. In addition to the foregoing, but subject to Section 12.2, the Committee shall not without the approval of the Company’s stockholders (x) lower the grant price per Share of any Stock Appreciation Right after it is granted, (y) cancel any Stock Appreciation Right when the grant price per Share exceeds the Fair Market Value of the underlying Shares in exchange for cash or another Award (other than in connection with a Change in Control as defined in Section 11.3 or Substitute Awards), and (z) take any other action with respect to any Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded).
(e) In no event may any Stock Appreciation Right granted hereunder be exercised for a fraction of a Share. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date of such issuance.
(f) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the grant price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and neither the Stock Appreciation Right nor the Option has expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day. In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for withholding taxes (in accordance with Section 13.1); any fractional Share shall be settled in cash.
(g) No Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any Shares until at least six months following the date of grant of the Stock Appreciation Right. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Employee’s death or disability, (ii) upon a corporate transaction in which such Stock Appreciation Right is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Employee’s retirement (as such term may be defined in the Employee’s Award Agreement or in another applicable agreement or in accordance with the Company’s then current employment policies and guidelines), any such vested Stock Appreciation Rights
B-6	2020 PROXY STATEMENT

may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of a Stock Appreciation Right will be exempt from his or her regular rate of pay.
(h) Extension of Termination Date. Unless otherwise provided in a Participant’s Award Agreement and in the sole determination of the Committee, if the sale of any Common Stock received on exercise of a Stock Appreciation Right following the termination of the Participant’s employment by or services to the Company (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate (i) the registration requirements under the Securities Act, (ii) the Company’s insider trading policy, or (iii) a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the Stock Appreciation Right will terminate on the earlier of (a) the expiration of a total period of 90 days (that need not be consecutive) after the termination of the Participant’s employment by or services to the Company during which the exercise of the Stock Appreciation Right would not be in violation of any of such registration requirement, insider trading policy or lock-up agreement, and (b) the expiration of the term of the Stock Appreciation Right as set forth in the applicable Award Agreement.
7. RESTRICTED STOCK AWARDS
7.1. Grants. Awards of Restricted Stock may be issued hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award”), and such Restricted Stock Awards may also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. A Restricted Stock Award shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Affiliate as a condition precedent to the issuance of Restricted Stock.
7.2. Award Agreements. The terms of any Restricted Stock Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. The terms of Restricted Stock Awards need not be the same with respect to each Participant.
7.3. Rights of Holders of Restricted Stock. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares; provided, however, that any Shares or any other property distributable as a dividend or otherwise with respect to any Restricted Stock as to which the restrictions have not yet lapsed shall be subject to the same restrictions as such Restricted Stock and shall not be paid until and unless the underlying award vests.
8. RESTRICTED STOCK UNIT AWARDS
8.1. Grants. Other Awards of units having a value equal to an identical number of Shares (“Restricted Stock Unit Awards”) may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Restricted Stock Unit Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based incentive compensation.
8.2. Award Agreements. The terms of Restricted Stock Unit Award granted under the Plan shall be set forth in a written Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan. Restricted Stock Unit Awards shall be subject to vesting restrictions imposed by the Committee covering a period of time specified by the Committee. The terms of such Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Unit Award shall either (i) not be paid at all, or (ii) be accumulated, and be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid until and unless such restrictions and risk of forfeiture lapse.
8.3. Payment. Except as provided in Article 10 or as may be provided in an Award Agreement, Restricted Stock Unit Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Restricted Stock Unit Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
9. PERFORMANCE AWARDS
9.1. Grants. Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such
2020 PROXY STATEMENT	B-7

minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and may be based upon the criteria set forth in Section 10.1.
9.2. Award Agreements. The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents. The terms of Performance Awards need not be the same with respect to each Participant. Notwithstanding anything contained herein to the contrary, cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Award of Performance Shares shall either (i) not be paid at all, or (ii) be accumulated, and be subject to restrictions and risk of forfeiture to the same extent as the underlying Award, and shall not be paid unless and until the restrictions and risk of forfeiture lapse.
9.3. Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.
9.4. Payment. Except as provided in Article 11 or as may be provided in an Award Agreement, Performance Awards will be distributed only after the end of the relevant Performance Period. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.
10. PROVISIONS APPLICABLE TO PERFORMANCE-VESTING AWARDS
10.1. Performance Criteria. If the Committee determines that an Award shall be subject to the achievement of one or more objective performance goals established by the Committee, then such Award may be based on the attainment of specified levels of one or any combination of the following (or any other metric or goal as the Committee may determine): net sales; revenue; revenue or product revenue growth; bookings; operating income or loss (before or after taxes); pre- or after-tax income or loss (before or after allocation of corporate overhead and bonus); net earnings or loss; earnings or loss per share; net income or loss (before or after taxes); return on equity; total stockholder return; return on assets or net assets; attainment of strategic and operational initiatives; appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; market share; gross profits; earnings or losses (including earnings or losses before taxes, earnings or losses before interest and taxes, earnings or losses before interest, taxes and depreciation or earnings or losses before interest, taxes, depreciation and amortization); economic value-added models (or equivalent metrics); comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margin; gross margin; year-end cash; cash margin; debt reduction; stockholder’s equity; market share; achievement of drug development milestones; regulatory achievements including approval of a drug candidate; progress of internal research or clinical programs; progress of partnered programs; implementation or completion of projects and processes; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase) or announcing or presenting preliminary or final data from clinical studies, in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; financing; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property); establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; financing and other capital raising transactions (including sales of the Company’s equity or debt securities); sales or licenses of the Company’s assets, including its intellectual property (whether in a particular jurisdiction or territory or globally or through partnering transactions); implementation, completion or attainment of measurable objectives with respect to research, development, manufacturing, commercialization, products or projects, production volume levels, acquisitions and divestitures; factoring transactions; and recruiting and maintaining personnel. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), in accordance with accounting principles established by the International Accounting Standards Board (“IASB Principles”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP or under IASB Principles. Such
B-8	2020 PROXY STATEMENT

performance goals also may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings or discontinued operations, (b) items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles, (c) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (d) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Notwithstanding the foregoing, the Committee, in its sole discretion, may grant performance-based Awards that are not intended to, and do not, meet the requirements set forth in this Section 10.1.
10.2. Adjustments. Notwithstanding any provision of the Plan (other than Article 11), with respect to any Award that is subject to this Section 10, the Committee may adjust the amount payable pursuant to such Award.
10.3. Restrictions. The Committee shall have the power to impose such other restrictions on Awards subject to this Article as it may deem necessary or appropriate.
11. CHANGE IN CONTROL PROVISIONS
11.1. Impact on Certain Awards. The Committee, in its discretion, may determine that in the event of a Change in Control of the Company (as defined in Section 11.3) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is less than the Option per Share option price or Stock Appreciation Right per Share grant price.
11.2. Assumption or Substitution of Certain Awards.
(a) To the extent provided in an Award Agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant’s employment with such successor company (or the Company) or a subsidiary thereof terminates within the time period following such Change in Control set forth in the Award Agreement (or prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for the period of time set forth in the Award Agreement, (ii) the restrictions, limitations and other conditions applicable to Restricted Stock shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, and (iii) the restrictions, limitations and other conditions applicable to any Restricted Stock Unit Awards or any other Awards shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section, an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.
(b) Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, to the extent that the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable, (ii) restrictions, limitations and conditions on
2020 PROXY STATEMENT	B-9

Restricted Stock not assumed or substituted for (or continued) shall lapse and the Restricted Stock shall become free of all restrictions, limitations and conditions and become fully vested, (iii) the restrictions limitations and conditions applicable to any Restricted Stock Unit Awards or any other Awards not assumed or substituted for (or continued) shall lapse, and such Restricted Stock Unit Awards or such other Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant, (iv) all Performance Awards not assumed or substituted for (or continued) shall be considered to be earned and payable in full, and any deferral or other restriction shall lapse and such Performance Awards shall be immediately settled or distributed, and (v) all Awards not assumed or substituted for (or continued) shall terminate immediately after the Change in Control.
(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess (if any) of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.
11.3. Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:
(i) During any twenty-four (24) month period, individuals who, as of the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the beginning of such period whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;
(ii) Any “person” (as such term is defined in the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any Affiliate, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction, as defined in paragraph (iii), or (E) by any person of Voting Securities from the Company, if a majority of the Incumbent Board approves in advance the acquisition of beneficial ownership of 50% or more of Company Voting Securities by such person;
(iii) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Affiliates that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the
B-10	2020 PROXY STATEMENT

Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); or
(iv) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of a sale, lease, exclusive license or other disposition of all or substantially all of the Company’s assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.
12. GENERALLY APPLICABLE PROVISIONS
12.1. Amendment and Termination of the Plan. Each of the Board and the Committee may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded); provided that neither the Board or the Committee may amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that the Board and the Committee may not, without the approval of the Company’s stockholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares that may be the subject of Awards granted pursuant to the share reserve established in Section 3.1 of the Plan (except for adjustments pursuant to Section 12.2); (b) expand the types of awards available under the Plan; (c) materially expand the class of persons eligible to participate in the Plan; (d) amend any provision of Section 5.3 or the last sentence of Section 6.2(d); or (e) increase the maximum permissible term of the Plan or of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.2(d). Neither the Board nor the Committee may, without the approval of the Company’s stockholders, cancel an Option or Stock Appreciation Right in exchange for cash or take any action with respect to an Option or Stock Appreciation Right that may be treated as a repricing under the rules and regulations of the Nasdaq Stock Market (or such other principal U.S. national securities exchange on which the Shares are traded), including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for cash or another Award when the option price or grant price per Share exceeds the Fair Market Value of one Share. In addition, no amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.
12.2. Adjustments. In the event of any merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Shares or the value thereof, such adjustments and other substitutions shall be made to the Plan and to Awards as the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan and pursuant to Section 3.3, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any one Participant, in the number, class, kind and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate in its sole discretion; provided, however, that the number of Shares subject to any Award shall always be a whole number.
12.3. Transferability of Awards. Except as provided below, no Award and no Shares subject to Awards described in Article 8 that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) to a “family member” as such term is defined in the General Instructions to Form S-8 (whether by gift or a domestic relations order for no consideration); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing
2020 PROXY STATEMENT	B-11

such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section. Options and Stock Appreciation Rights may not be transferred to a third party financial institution for value.
12.4. Termination of Employment. The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to be employed by or to provide services to the Company or any Affiliate (including as a Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise. The date of termination of a Participant’s employment or services will be determined by the Committee, which determination will be final.
12.5. Deferral; Dividend Equivalents. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred. Subject to the provisions of the Plan and any Award Agreement, the recipient of an Award (including any deferred Award) other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive cash, stock or other property dividends, or cash payments in amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee, in its sole discretion. The Committee may provide that such amounts and Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Notwithstanding the foregoing, Dividend Equivalents shall in all events be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited and shall not be paid until and unless the underlying Award vests.
13. MISCELLANEOUS
13.1. Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Affiliate shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant’s maximum statutory tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award, subject to the discretion of the Committee and in accordance with Company policies.
13.2. Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Affiliate or affect any right that the Company or any Affiliate may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan. In addition, in the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee) after the date of grant of any Award to the Participant, the Compensation Committee has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced.
13.3. Prospective Recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have accepted the Award in accordance with the procedures established by the Company, and otherwise complied with the then applicable terms and conditions.
B-12	2020 PROXY STATEMENT

13.4. Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.
13.5. Cancellation of Award.
(a) Notwithstanding anything to the contrary contained herein, an Award Agreement may provide that the Award shall be canceled if the Participant, without the consent of the Company, while employed by, or providing services to, the Company or any Affiliate or after termination of such employment or services, establishes a relationship with a competitor of the Company or any Affiliate or engages in activity that is in conflict with or adverse to the interest of the Company or any Affiliate (including conduct contributing to any financial restatements or financial irregularities), as determined by the Committee in its sole discretion. The Committee may provide in an Award Agreement that if within the time period specified in the Agreement the Participant establishes a relationship with a competitor or engages in an activity referred to in the preceding sentence, the Participant will forfeit any gain realized on the vesting or exercise of the Award and must repay such gain to the Company. In addition, all Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company adopts, including any clawback policy the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate.
(b) In the event the Participant ceases to be employed by, or provide services to, the Company on account of a termination for Cause by the Company, any Award held by the Participant shall terminate as of the date the Participant ceases to be employed by, or provide services to, the Company. In addition, notwithstanding any other provisions of this Section, if the Committee determines that the Participant has engaged in conduct that constitutes Cause at any time while the Participant is employed by, or providing services to, the Company or after the Participant’s termination of employment or services, any Awards held by the Participant shall immediately terminate. In the event a Participant’s employment or services is terminated for Cause, in addition to the immediate termination of all Awards, the Participant shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the option price paid by the Participant for such shares.
13.6. Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
13.7. Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.
13.8. Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
13.9. Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of a change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.
2020 PROXY STATEMENT	B-13

13.10. Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”
13.11. Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.
13.12. Governing Law. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly.
13.13. Effective Date of Plan; Termination of Plan. The Plan is adopted contingent and effective as of the date of its approval by the holders of the shares entitled to vote at a duly convened meeting of the stockholders of the Company (such date, the “Effective Date”). The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event each Award shall, notwithstanding any of the preceding provisions of the Plan, be null and void and of no effect. Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) date of the adoption of the Plan by the Board or Committee, as applicable and (ii) the Effective Date. Such outstanding Awards shall remain in effect until they have been exercised or terminated or have expired.
13.14. Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees employed or providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.
13.15. Compliance with Section 409A of the Code. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, except as otherwise determined by the Committee. Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.
Should any payments made in accordance with the Plan to a “specified employee” (as defined under Section 409A of the Code) be determined to be payments from a nonqualified deferred compensation plan and are payable in connection with a Participant’s “separation from service” (as defined under Section 409A of the Code), that are not exempt from Section 409A of the Code as a short-term deferral or otherwise, these payments, to the extent otherwise payable within six (6) months after the Participant’s separation from service, and to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, will be paid in a lump sum on the earlier of the date that is six (6) months and one day after the Participant’s date of separation from service or the date of the Participant’s death. For purposes of Section 409A of the Code, the payments to be made to a Participant in accordance with this Plan shall be treated as a right to a series of separate payments.
13.16. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.
B-14	2020 PROXY STATEMENT

ARENA
PHARMACEUTICALS

6154 Nancy Ridge Drive
San Diego, CA 92121
858-453-7200

Theilerstrasse 1a
6300 Zug, Switzerland
+41 41 55 22 670

One Beacon Street
Floor 28
Boston, MA 02108
858-453-7200

© Copyright 2020
Arena Pharmaceuticals, Inc.
All Rights Reserved.

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 11, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 11, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D14129-P31923 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ARENA PHARMACEUTICALS, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jayson Dallas, M.D.
02) Oliver Fetzer, Ph.D.
03) Kieran T. Gallahue
04) Jennifer Jarrett
05) Amit D. Munshi
06) Garry A. Neil, M.D.
07) Tina S. Nova, Ph.D.
08) Manmeet S. Soni

The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D14130-P31923

ARENA PHARMACEUTICALS, INC.
Annual Meeting of Stockholders
June 12, 2020, 9:00 AM (Pacific Time)
This proxy is solicited by the Board of Directors

The undersigned stockholder of ARENA PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2020, and the Annual Report to Stockholders, and hereby appoints Amit D. Munshi and Joan Schmidt, Chief Executive Officer and Secretary, respectively, of the Company, or each of them, as proxies and attorneys-in-fact, with all powers of substitution, to represent and vote, as set forth on the reverse side, the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 20, 2020, at the 2020 Annual Meeting of Stockholders of the Company, which is being held at the offices of the Company at 6154 Nancy Ridge Drive, San Diego, California 92121, on Friday, June 12, 2020*, at 9:00 a.m. (Pacific Time), and at any adjournments or postponements of such meeting, with all powers which the undersigned would possess if personally present at such meeting or at any such postponement or adjournment, and, in their discretion, to vote such shares upon any other business that may properly come before the meeting or any adjournment or postponement thereof.

*Due to the emerging public health impact of coronavirus disease 2019 (COVID-19), the Company is planning for the possibility that the 2020 Annual Meeting of Stockholders may be held solely by means of remote communication. A decision to take this step would be announced in a press release and details on how to participate would be made available at http://invest.arenapharm.com in advance of the 2020 Annual Meeting of Stockholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side